UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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VIATRIS INC.
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VIATRIS™

2026 Proxy Statement

Annual Meeting of Shareholders

Message from
Melina Higgins, Independent Chair of the Board, and Scott A. Smith, Chief Executive Officer
Dear Fellow Viatris Shareholders,
On behalf of the Board of Directors and management, we thank you for your continued confidence in and support of Viatris.
2025 was an important year for our Company. Through disciplined execution, we strengthened our foundation and positioned Viatris for the future. We drove strong commercial performance across our global portfolio, continued to stabilize and strengthen our base business and delivered solid financial results, including $14.3 billion in Total Revenues.
We prioritized capital return with more than $1 billion returned to shareholders through dividends and share repurchases.
We targeted accretive business development, completing 60 regional transactions, including our acquisition of Aculys Pharma in Japan. At the same time, we advanced our pipeline with five positive Phase 3 data readouts and continued progress across key programs, including selatogrel and cenerimod.
These achievements and our significant progress would not have been possible without the efforts of our colleagues around the world. We thank them for their continued dedication to our mission.
Enterprise-Wide Strategic Review
A key priority for the Company in 2025 was our enterprise-wide strategic review.
As a result of this review, we identified opportunities to optimize our Company’s structure, sharpen resource allocation and enhance operational efficiency, while enabling reinvestment in areas that strengthen our growth profile and long-term competitiveness.
In addition, the Board and management are aligned on a focused set of Strategic Imperatives to guide the Company forward:
•
Drive Our Base Business by executing successful launches, focusing on supply chain continuity, evolving the generics portfolio over time towards more profitable, higher-margin products and strengthening the established brands portfolio.

•	Fuel Our Innovative Portfolio by advancing a pipeline of late-stage and in-market growth assets sourced both internally and externally.
•	Modernize for Sustainable Growth by strengthening the technology, data and talent capabilities necessary to support long-term competitiveness in a rapidly evolving healthcare environment.
Together we expect these actions will accelerate Viatris’ transformation into a more focused, efficient and future-ready organization and position our Company to enter a period of sustained growth.
Most recently at our Investor Event in March 2026, we outlined how these Strategic Imperatives can support the execution of the Company’s long-term vision.

2026 Strategic Priorities
To achieve success, we must first focus on delivering our 2026 Strategic Priorities:
•	Deliver strong financial performance and realize benefits from cost optimization initiatives identified during the enterprise-wise strategic review.
•	Drive strong commercial execution, including key anticipated launches such as the low-dose estrogen weekly patch in the United States and Effexor for Generalized Anxiety Disorder in Japan.
•	Advance our pipeline, including multiple regulatory decisions and Phase 3 milestones.
•	Pursue accretive in-market business development to support our base business and grow our innovative pipeline.
•	Continue disciplined and balanced capital allocation, including returning capital to shareholders.
•	Further evolve and modernize the organization to support sustained growth.
Governance and Oversight
Strong governance remains central to the Board’s responsibilities. The Board and management remained closely aligned throughout the enterprise-wide strategic review, the identification of the Company’s Strategic Imperatives and 2026 Strategic Priorities.
In April 2025, the Board established a non-standing Strategic Review Committee to oversee the process to explore and evaluate the range of strategic alternatives available to the Company. The Strategic Review Committee and management met regularly throughout the year, including with external advisors, to develop alignment on the path forward that we believe will best support long-term shareholder value. The Board will continue to provide oversight as management executes against the Company’s Strategic Imperatives and 2026 Strategic Priorities.
We have also refreshed our Board to add the skills that we believe best support the Company, including with respect to these initiatives. Since June 2024, we have welcomed four new directors with deep expertise in pharmaceutical leadership, finance and innovation, while maintaining continuity and institutional knowledge. In addition, we have evolved and strengthened our leadership team, integrating new capabilities and perspectives to support the Company and its next phase of growth.
Additionally, we continued to refine our governance practices and executive compensation framework. At our 2025 Annual Meeting, our Say-on-Pay proposal received approximately 95% shareholder support.
The Board and management will continue to jointly focus on execution, accountability and long-term value creation.

Closing
With a stable base business, an advancing pipeline, a clear strategic framework and long-term vision, we believe Viatris is well positioned for the future.
We thank you for your continued trust in Viatris.
Sincerely,

Melina Higgins Independent Chair of the Board

Scott A. Smith Chief Executive Officer

Notice of 2026 Annual Meeting of Shareholders
Dear Viatris Shareholders:
You are cordially invited to attend the 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”) of Viatris Inc. (“Viatris” or the “Company”). The meeting will be held on Friday, May 15, 2026 at 11:00 a.m. Eastern Time at the Hilton Naples, 5111 Tamiami Trail North, Naples, Florida 34103. At the meeting, holders of Viatris’ issued and outstanding common stock as of the close of business (5:00 p.m. Eastern Time) on March 20, 2026 (the “Record Date”) will be asked to consider and act upon the following items of business, which are more fully described in this Proxy Statement.

Date and Time:	Friday, May 15, 2026 11:00 a.m. Eastern Time
Location:	Hilton Naples 5111 Tamiami Trail North Naples, FL 34103

If you wish to attend the 2026 Annual Meeting (which is currently scheduled to be held in person), please so inform Viatris in writing by sending notice to the attention of Viatris’ Corporate Secretary at 1000 Mylan Blvd., Canonsburg, PA 15317 or by e-mail to corporatesecretary@viatris.com, in each case prior to 5:00 p.m. Eastern Time on May 14, 2026. See “Important Meeting Information” in this Notice and “How can I attend the 2026 Annual Meeting?” on page A-2 for more information.

Items of Business

		Page
1.	Election of 13 director nominees, each to hold office until the 2027 annual meeting of shareholders.	10
2.	Approval of, on a non-binding advisory basis, the 2025 compensation of the named executive officers of the Company.	46
3.	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.	76
4.	Such other business as may properly come before the meeting and any postponement or adjournment thereof.

Only shareholders of record as of the Record Date are entitled to receive notice of, participate in and to vote at the 2026 Annual Meeting and any postponements or adjournments thereof. On or about April 2, 2026, we mailed to Viatris shareholders as of the Record Date a Notice of Internet Availability of Proxy Materials (“Internet Notice”), which includes instructions on how to access our 2026 Proxy Statement and 2025 Annual Report on the Internet, and how to cast your vote. See “Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?” on page A-1 for more information. If you received your proxy materials for the 2026 Annual Meeting by mail, the Proxy Statement, the 2025 Annual Report and proxy card were enclosed.

Please know that your vote is very important, and you are encouraged to vote promptly. Please carefully review the proxy materials for the 2026 Annual Meeting and follow the instructions below to cast your vote on all of the voting matters. Whether or not you expect to attend the 2026 Annual Meeting, we urge you to read the proxy statement and vote your shares as soon as possible using any of the following methods.

Voting Information
How to Vote
Please vote using one of the advance voting methods. In all cases, you should have your Internet Notice, or if you requested to receive printed proxy materials, your proxy card or voting instruction form, in hand and follow the instructions.

Shareholders of Record (shares registered on the books of the Company via Equiniti Trust Company)	Via Internet Visit www.proxyvote.com or scan the QR Barcode (the QR code will be on the proxy card)	By mail Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
By phone Call 1-800-690-6903 or the telephone number on your proxy card

Beneficial Owners (shares held through your bank or brokerage account)	Via Internet Visit www.proxyvote.com	By mail Sign, date and return your voting instruction form pursuant to the instructions therein
By phone Call 1-800-454-8683 or the telephone number on your voting instruction form

All shareholders of record may vote in person at the 2026 Annual Meeting. Beneficial owners may vote in person at the 2026 Annual Meeting if they have a legal proxy, and follow the instructions described in the response to the question titled “How do I vote if I am a beneficial owner of shares of Viatris common stock and hold them in street name?” on page A-4. See “Important Meeting Information” below on how to attend the 2026 Annual Meeting.

Important Meeting Information
If you plan to attend the 2026 Annual Meeting in person, you must register in advance. See the question titled “How can I attend the 2026 Annual Meeting?” on page A-2 for information about the location, format and how to register to attend the meeting.
For important information concerning the 2026 Annual Meeting, voting and other matters, please refer to Appendix A – Questions and Answers, beginning on page A-1.
By Order of the Viatris Inc. Board of Directors,

Burt Park
Chief Governance Counsel and Corporate Secretary
April 2, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2026 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2026.
The Notice of Annual Meeting, Proxy Statement and 2025 Annual Report are available at www.proxyvote.com. Information on our website is not considered part of this Proxy Statement.

Message from Melina Higgins, Independent Chair of the Board, and Scott A. Smith, Chief Executive Officer

Notice of 2026 Annual Meeting of Shareholders

1	A Strong Foundation for Performance and Impact
1	Delivered on 2025 Strategic Priorities
2	Strategic Setup for 2026
2	Expansive Global Reach
3	Approach to Innovation and Growth
3	Building Sustainable Access at Scale
4	Our Commitment to Good Corporate Governance
7	Viatris’ Board of Directors
10	Item 1 – Election of Directors
11	Directors Nominated for Election at the 2026 Annual Meeting
24	How Our Board Governs and Is Governed
30	Board Refreshment and Succession Planning
31	Annual Board and Committee Self-Evaluations
32	Setting and Overseeing Strategy
34	Risk Oversight
37	How Our Directors Are Selected and Evaluated
38	Certain Relationships and Related Transactions
39	How Non-Employee Directors Are Compensated
40	Non-Employee Director Share Ownership Guidelines
41	Security Ownership
41	Security Ownership of Directors, Nominees, NEOs, and Executive Officers
42	Security Ownership of Certain Beneficial Owners
43	Delinquent Section 16(a) Reports
44	Executive Officers
46	Item 2 – Advisory Vote to Approve the 2025 Compensation of the Named Executive Officers of the Company
47	Compensation Discussion and Analysis
47	Named Executive Officers
48	Executive Summary
49	Selected Highlights and Recent Developments
50	Executive Compensation Philosophy
50	2025 Performance-Based Compensation Program
51	Elements of 2025 Compensation
55	Compensation Governance and Policies
60	Compensation Committee Interlocks and Insider Participation
61	Executive Compensation Tables
61	2025 Summary Compensation Table
66	Estimated Payments in Connection with a Termination of Employment or Change in Control
68	CEO Pay Ratio
70	Pay Versus Performance
76	Item 3 – Ratification of the Selection of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2026
77	Principal Accounting Fees and Services
77	Audit Committee Pre-Approval Policy
78	Report of the Audit Committee of Viatris’ Board
A-1	Appendix A – Questions and Answers
B-1	Appendix B
B-1	Forward-Looking Statements
B-2	Non-GAAP Financial Measures
*	Our website, 2025 Sustainability Report and their respective contents are not incorporated by reference into this Proxy Statement.

2026 Proxy Statement

A Strong Foundation for Performance and Impact
At VIATRIS™, our ability to sustainably deliver high-quality medicines is grounded in our mission to empower people worldwide to live healthier at every stage of life.
We are a company uniquely positioned to bridge the traditional divide between generics and brands, combining the best of both to more holistically address healthcare needs globally. Because health matters everywhere.
Who We Are Today

Delivered on 2025 Strategic Priorities

2026 Proxy Statement | 1

 A Strong Foundation for Performance and Impact
Strategic Setup for 2026

Expansive Global Reach
Our strong commercial infrastructure enables us to serve patients in almost every corner of the globe through retail and pharmacy establishments, wholesalers, governments, institutions, physicians and other customers. We provide unique reach across North America, Europe, the Asia Pacific region and emerging markets. Through our four reportable segments – Developed Markets, Emerging Markets, Japan, Australia and New Zealand (JANZ) and Greater China – we sold more than 70 billion doses of medicine in 2025 across more than 165 countries and territories.

R&D is Building on Viatris' Strong Foundation to Drive Next-Generation Innovation

Expand our Portfolio

INNOVATIVE MEDICINES

Developing differentiated medicines targeting areas of unmet medical need through unique therapeutic and patient benefit

Advance our Brands

VALUE-ADDED MEDICINES

- Driving high value products with new formulations/delivery for indication expansion
- Extending lifecycle of high value products through incremental changes such as label optimization

Sustain our Foundation

GENERIC MEDICINES

Developing increasingly complex generics that advance proven science and platform capabilities of core generics business

2 | 2026 Proxy Statement

 A Strong Foundation for Performance and Impact
Approach to Innovation and Growth

Global Commercial Platform: Foundational Strengths for Sustainable Growth Across the Portfolio

Comprehensive Local Capabilities & Deep Expertise Driving Operational Excellence

Global Reach and Scale

165+
Markets Reached
Commercial Presence in ~70 Markets

~8,500
Sales Force Globally

Diversified Portfolio

10+
Therapeutic Areas Addressed

~1,300
Molecules Globally

Competitive Advantage Across Categories

- Leading Generics Company
- Growing Established Brands
- Value-Added & Innovative Launches

All figures data as of December 31, 2025.

Building Sustainable Access at Scale
As a global healthcare company with a broad and diverse portfolio and global reach, our most significant contribution to society is building access to medicine and partnering in the pursuit of more resilient healthcare systems. As part of working to provide access to medicine throughout the globe, we are committed to advancing responsible and sustainable practices and operations. We are leveraging the shared expertise within Viatris and through our partnerships to address important environmental, social and governance matters, recognizing that our actions affect people and communities that we serve and depend upon. These key topics encompass four broad areas:
•	Reliable Supply and High-Quality Medicine: manufacturing and distribution, including our supply chain and regulatory impact;
•	Our People: managing talent, engaging employees and promoting workplace health and safety and inclusion;
•	Environmental Impact: mitigating environmental impact – from climate change and energy to water and waste management; and
•	Governance and Ethical Practices: managing inherent risks and encouraging opportunities and business ethics.
We invite you to learn more about our efforts in our upcoming 2025 Viatris Sustainability Report (which we do not incorporate by reference in this Proxy Statement).

2026 Proxy Statement | 3

 A Strong Foundation for Performance and Impact
2025 Viatris Recognitions

Our Commitment to Good Corporate Governance
Robust Shareholder Engagement
Our shareholder-centric model is rooted in our Board of Directors’ (“Board”) and management’s commitment to ongoing, robust dialogue with shareholders to discuss and solicit shareholder feedback on key strategic, operational, financial, governance, and executive compensation topics, and to address other topics of importance to shareholders. Since January 1, 2025, we met with 20 of our 50 largest shareholders representing approximately 45% of our outstanding shares and reached out to approximately 30 of our 50 largest shareholders representing approximately 60% of our outstanding shares (in each case based on December 31, 2025 shareholder data). In these meetings, various members of our management and, as appropriate or where requested, our Board, including independent Directors, met with institutional investor executives, governance and stewardship team leads, and portfolio managers. Our leadership has also met with the analyst community, participated in 9 investor conferences, and held informal direct shareholder discussions since January 1, 2025.
In connection with our 2025 annual meeting of shareholders (the “2025 Annual Meeting”), we reached out to 8 of our largest 10 shareholders and offered them an opportunity to meet with independent Directors without members of management present. Two shareholders accepted this offer, while the others expressed that they did not have additional questions or feedback at the time. The participants in these meetings included our Board Chair, Vice Chair and the Chair of our Governance and Sustainability Committee.
Shareholder Discussion Highlights
Enterprise-Wide Strategic Review: Shareholders asked us to provide more detail on our enterprise-wide strategic review and expressed that they were supportive of the initiative. As we announced in connection with our fourth quarter 2025 earnings, we have identified opportunities across the Company to optimize our organizational structure, sharpen our resource allocation and increase operational efficiency that are designed to deliver meaningful net cost savings while enabling reinvestment in areas that enhance the growth profile and long-term competitiveness of the Company. We also quantified our goals in this area for shareholders. This initiative was overseen by a non-standing Strategic Review Committee of our Board that we formed in April 2025 to support alignment between the Board and management with respect to this initiative.
Director Refreshment: Viatris remains committed to Board refreshment and strong corporate governance. In particular, the Board has appointed seven new Directors since December 2022 and elected an independent Chair in 2023. In connection with its refreshment process, the Board specifically sought individuals with C-suite level and/or pharmaceutical experience. Shareholders expressed strong support for our decision to focus on these areas of experience and have expressed satisfaction with our current Board composition.
Strategic Imperatives: On our fourth quarter 2025 earnings call, Chief Executive Officer (“CEO”) Scott A. Smith discussed our 2026 strategic imperatives, which are as follows:

4 | 2026 Proxy Statement

 A Strong Foundation for Performance and Impact
○
Drive our Base Business by executing successful launches, focusing on supply chain continuity, evolving the generics portfolio over time towards more profitable, higher-margin products and strengthening the established brands portfolio.

○	Fuel our Innovative Portfolio by advancing a pipeline of late-stage and in-market growth assets sourced both internally and externally.
○	Modernize for Sustainable Growth by strengthening the technology, data and talent capabilities necessary to support long-term competitiveness in a rapidly evolving healthcare environment.
Annual Meeting Timing: Shareholders expressed appreciation for the Company’s change to a more standard annual meeting cadence from December to our 2026 Annual Meeting on May 15, 2026.
Executive Compensation: We were satisfied by the results of our 2025 Say-on-Pay Vote, which was supported by approximately 95% of votes cast. In the course of our engagement before and after our 2025 Say-on-Pay Vote, shareholders stated that they were pleased by changes to the program that the Board and management had implemented based on their feedback.
The table below details certain actions we took in 2025.

Reduced the 2024 Annual Incentive Payout
•
The Compensation Committee exercised negative discretion to reduce the 2024 annual incentive payout. This negative discretion was exercised due to the unique timing of the import alert related to the Indore, India facility, and the resulting impact on the Company’s financials and share price. 2024 performance outcomes for Adjusted EBITDA[1], Free Cash Flow[1] and Global Regulatory Submissions would have resulted in a 163.92% bonus funding under the provisions of the short-term incentive plan. The Compensation Committee reduced funding to 140%.

Increased Difficulty of 2025 Adjusted EBITDA[1] Maximum Objective
•
Historically, maximum Adjusted EBITDA performance under the annual incentive plan has been set at 105% of target. For 2025, maximum Adjusted EBITDA performance was set at 110% of target requiring a greater level of Adjusted EBITDA performance to achieve above target payouts in 2025.

Reduced Weighting of Global Regulatory Submissions	• The portion of the annual incentive related to Global Regulatory Submissions objective was reduced from 20% to 10% in 2025.
Revised Compensation Peer Group	• Eli Lilly was eliminated from the peer group due to its significantly greater market capitalization. Sandoz was added to the peer group.
Amended Share Ownership Requirements Policy for our NEOs
•
The Compensation Committee amended the policy for our NEOs to exclude unearned performance restricted stock units (“PRSUs”) (including associated dividend equivalent units (“DEUs”)) from ownership calculations, thereby making our share ownership requirements more robust.

1
See Appendix B for a description of how Adjusted EBITDA and Free Cash Flow under the annual incentive plan were calculated for 2024. See footnote 1 on page 53 for a description of how Adjusted EBITDA under the annual incentive plan was calculated for 2025.

2026 Proxy Statement | 5

 A Strong Foundation for Performance and Impact
Board Structure and Oversight
Viatris’ Board and committees are structured to provide effective oversight and direction to our management team.

Viatris has:
• An independent Chair of the Board (see page 24).

•
A Board committee structure that supports comprehensive review and oversight of corporate strategy; management and performance; enterprise, operational, and commercial risk management; culture and human capital management; global drug pricing and commercialization; environmental and corporate sustainability matters; information security; and global developments, among many other matters (see pages 27 to 30).

•
An active Board refreshment process that seeks to identify a diverse talent pool of qualified candidates for consideration (see pages 30 to 31). The Board has appointed seven new Directors since December 2022.

• The following standing Board committees: Audit, Compensation, Compliance and Risk Oversight, Executive, Finance, Governance and Sustainability, and Science and Technology.
• Board members who have a variety of experience and expertise (see page 8) and broad access to multiple levels of Company employees as well as external experts.

In addition, we believe that Viatris’ incorporation in Delaware further supports our shareholder-centric model. Our corporate governance structure includes, among other things:
•	A one share, one vote single common stock class structure;
•	A declassified board and annual elections for all Directors;
•
A majority voting standard for uncontested Director elections, with a Director resignation provision as well as a majority vote requirement for other items to be voted on by shareholders (including amendments to our certificate of incorporation and bylaws); and

•
Proxy access for Director nominations that gives eligible shareholders (those who have continuously held shares of our common stock for at least three years, among other requirements) the ability to nominate and include in our proxy materials candidates for election to the Board.

For additional information regarding Board governance and oversight, please see pages 24 to 25.

6 | 2026 Proxy Statement

Viatris’ Board of Directors
Board Overview
Viatris remains committed to board refreshment and strong corporate governance. In particular, the Board has appointed seven new Directors since December 2022 and elected an independent Chair in 2023.
The Board and the Governance and Sustainability Committee believe that each of our Director nominees possesses the qualifications, experience, judgment, leadership, and business skills necessary to provide robust oversight of the Company in the complex and evolving healthcare environment in which we operate. We believe our seven newest Directors have added further strength to important areas of expertise for the Board, including members with strong scientific, regulatory, accounting, financial, legal and management experience.
As discussed on pages 30 to 31 and page 37 and as set forth in our Corporate Governance Principles, the Board seeks to identify, subject to and in accordance with applicable law, a diverse talent pool of qualified candidates for consideration as part of the Board’s refreshment and succession planning. The Board also seeks to combine the skills and experience of its long-standing Board members with the fresh perspectives, insights, skills, and experiences of new members. In connection with its most recent refreshment efforts, the Board specifically sought individuals with C-suite level and/or pharmaceutical experience.
The Board believes that varied experiences and perspectives help drive innovation and serve Viatris’ mission, both at the Board level and in management. The Diversity and Inclusion Policy of the Viatris Board, which is available on our website at https://www.viatris.com/en/About-Us/Corporate-Governance, formalizes this long-standing commitment, in all cases subject to and in accordance with applicable law, to fostering a culture of inclusion and seeking, supporting, valuing, and leveraging diversity in the Board’s composition with characteristics that the Board believes serve the best interests of the Company and its stakeholders. The Board also continuously reviews and assesses its composition through, among other things, its annual board and committee self-evaluation process. For more information about this process, see “Annual Board and Committee Self-Evaluations” beginning on page 31.
The following table highlights certain of our Director nominees’ key skills and experience. A summary of the importance of each key skill and experience is also noted. As discussed in “How Our Directors Are Selected and Evaluated” on page 37, our Director nominees’ key skills and experience are among the factors considered by the Governance and Sustainability Committee in nominating Director candidates. 12 of our 13 Directors, each of whom is being renominated for election at the 2026 Annual Meeting, are independent under the applicable NASDAQ Stock Market (“NASDAQ”) listing rules.

2026 Proxy Statement | 7

 Viatris’ Board of Directors

Key Director Nominee Statistics	Cornwell	D’Amelio	Dillon	Finney	Groothuis	Higgins	Kilts	Mark	Parrish	Severino	Simmons	Smith	Vivaldi	Totals
CEO and Public Company Management
Experience
Directors who have experience in management at public companies provide valuable expertise on managing interests held among various stakeholders, including, among others, employees, patients, and shareholders
	•	•	•	•			•	•	•	•	•	•	•	11/13
Corporate Governance/ Corporate
Sustainability (CS) Experience
Directors with Corporate Governance/CS experience are skilled in the successful operation of board oversight, cognizant of the impact that governance policies have on a public company and/or familiar with oversight of matters related to corporate sustainability
	•		•	•	•	•	•	•	•			•	•	10/13
Finance, Accounting, and Capital Markets Experience
Directors with a strong understanding of finance and accounting are essential for the Board to oversee our global financial reporting, internal controls, and capital structure, among other matters
	•	•	•	•		•	•	•	•	•		•	•	11/13
Global Business Experience
Viatris has operations and facilities around the world and, as such, benefits from Directors who have experience working for companies with multinational reach and who provide insight on unique opportunities, challenges, and requirements associated with working across international markets
	•	•	•	•	•	•	•	•	•	•	•	•	•	13/13
Healthcare Industry Experience
Directors with experience in the healthcare industry provide valuable perspectives to our Board and management team regarding a broad range of issues and opportunities facing the Company, including industry conditions, product research and development (“R&D”), supply chain, customers, sustainable access to medicine, product quality and patient safety, and marketing
	•	•		•			•	•	•	•	•	•	•	10/13
Human Capital Management Experience
Attracting, developing, and retaining talent globally are crucial to all aspects of the Company’s business, success, and strategy. We continue to build an inclusive culture that inspires leadership and accountability and encourages innovation. Directors with experience in succession planning, executive and/or Director compensation, company culture and/or employee engagement (among other relevant areas) support alignment between the Company’s culture with our mission and values
	•	•	•	•		•	•		•	•	•	•	•	11/13
Information Security Experience Experience in information security, data privacy, cybersecurity, or use of technology to facilitate business operations	•		•	•				•	•					5/13
Legal and Regulatory Oversight Experience
We operate in an industry that is closely scrutinized and highly regulated. Directors who have experience navigating challenges associated with this environment provide valuable insight to our Board and management team
	•		•		•									3/13
Risk Oversight/Compliance Experience
Pharmaceutical companies face a variety of complex opportunities, risks, and compliance challenges. Directors who have experience monitoring and creating plans to address risk provide important insights that assist our Board and management in supporting the long-term sustainability of our business
			•	•	•	•		•	•			•	•	8/13
Strategy and M&A Experience Viatris’ Directors assist in developing the Company’s successful differentiated strategy, both organically and through strategic and opportunistic acquisitions	•	•	•	•	•	•	•	•	•	•	•	•	•	13/13

8 | 2026 Proxy Statement

 Viatris’ Board of Directors
Director Nominee Attributes

2026 Proxy Statement | 9

Item 1
Election of Directors
The first item for consideration at the 2026 Annual Meeting is the election of 13 Director nominees. The Board has, upon the recommendation of our Governance and Sustainability Committee, nominated W. Don Cornwell, Frank D’Amelio, JoEllen Lyons Dillon, Elisha Finney, Leo Groothuis, Melina Higgins, James M. Kilts, Richard Mark, Mark Parrish, Michael Severino, M.D., David Simmons, Scott A. Smith, and Rogério Vivaldi Coelho, M.D. (the “Nominees”) for re-election at our 2026 Annual Meeting. If re-elected, each Nominee will serve as a Director until our 2027 annual meeting of shareholders and until their successor is duly elected and qualified, or until their earlier death, resignation, removal or retirement.
The Board and the Governance and Sustainability Committee have carefully evaluated the experience, structure, culture, operation, interactions, collaboration, and performance of the full Board; the talents, expertise, and contributions of individual Directors; the Board’s leadership; the integration and evolution of the Company; the Board’s critical role in governance, risk oversight, and continuing to support the strategic direction of the Company; the Board’s ability to respond to the continued change and disruption in the healthcare industry; anticipated future opportunities and challenges facing the Company; and the Board’s ongoing commitment to shareholder value creation and long-term sustainability for the benefit of shareholders and other stakeholders. Based on these considerations, among others, Viatris’ Board recommends a vote “FOR” the election of each of the Nominees.
The Board’s general criteria for nomination to the Board are set forth in “How Our Directors Are Selected and Evaluated” on page 37 .
Information about each Nominee’s specific experience, qualifications, attributes or skills that led the Board to conclude that he or she should be re-elected as a Director is set forth below on pages 11 to 23. Each Nominee is currently on Viatris’ Board and each has consented to act as a Director if elected at the 2026 Annual Meeting.

Board Recommendation

Viatris’ Board recommends a vote “FOR” the election of each Nominee.

10 | 2026 Proxy Statement

 Item 1  Election of Directors
Directors Nominated for Election at the 2026 Annual Meeting

Age: 78* Director since 2020 Independent Director Board Committees: Audit Compliance and Risk Oversight Governance and Sustainability	W. Don Cornwell

Vice Chair (2009), Founder, Chairman, and Chief Executive Officer (1988 - 2009), Granite Broadcasting Corporation
Chief Operating Officer (“COO”), Corporate Finance Department (1980 - 1988),
Vice President, Investment Banking (1976 - 1988); joined the company in 1971, Goldman, Sachs & Co.

Key Skills and Experience:
CEO and Public Company Management, Corporate Governance, Finance, Accounting, and Capital Markets, Global Business, and Strategy and M&A Experience developed during his various executive roles, more specifically during his years at Goldman Sachs, where he engaged in public and private financing and advised mergers and acquisitions (“M&A”) transactions for publicly traded and privately owned companies, and further advanced through his founding and leadership of Granite Broadcasting
Human Capital Management and Information Security Experience gained while serving as the COO of the Corporate Finance Department of the Investment Banking Division of Goldman Sachs where he was responsible for the management of the department including building the operational infrastructure—information technology (“IT”), document production, training, and recruiting—while the department of over 150 investment banking professionals was experiencing significant staffing growth in response to a dramatic increase in the volume of transactions they were handling
Mr. Cornwell also brings Healthcare Industry and Legal and Regulatory Oversight Experience to the Board

Former Public Company Boards:
American International Group, Inc. (NYSE: AIG)
(2011 - 2024), Director, and most recently member of the Audit and Nominating and Corporate Governance Committees; also previously Chairman of the Compensation and Management Resources Committee
Natura & Co Holding S.A. (NYSE: NTCO)
(2020 - 2023), Director and most recently member of the Corporate Governance Committee
Avon Products, Inc.
(2002 - 2020 when acquired by Natura), Director and Lead Independent Director, and most recently Chair of the Finance Committee and member of the Audit and Nominating and Governance Committees
Pfizer, Inc. (NYSE: PFE)
(“Pfizer”) (1997 - the closing of the combination of Mylan N.V. (“Mylan”) with Pfizer’s Upjohn business (the “Upjohn business”) through a Reverse Morris Trust transaction (the “Combination”) in 2020), Director, and most recently Chair of the Regulatory and Compliance Committee and member of the Governance and Sustainability Committee; also, previously Chair of the Audit Committee

Other Organizations:
Vice Chairman and Lead Director of the Board of Directors, Blue Meridian Partners, a partnership of philanthropists that invests in strategies to impact social problems confronting young people and families in poverty
Board of Trustees, Occidental College, and Vice Chair of the Investment Committee
Advisory, Orca Biosystems, Inc., a private biotechnology company developing high-precision cell therapies for the treatment of cancer and autoimmune diseases

*
The Board, on the recommendation of the Governance and Sustainability Committee, has, in accordance with its Corporate Governance Principles, approved a waiver to the mandatory retirement age for Directors for Mr. Cornwell. The Board determined that such waiver was in the best interests of the Company because of his continued extensive contributions to the Board, his knowledge and familiarity with the acquired Upjohn business, the importance of maintaining continuity of certain legacy Directors given the number of new Directors that the Company has recently onboarded, and the abbreviated period between the 2025 Annual Meeting and the 2026 Annual Meeting as the Company changed to a more standard annual meeting cadence. At the 2025 Annual Meeting, shareholders expressed strong support for Mr. Cornwell continuing to serve on our Board, and he received “For” votes from 99% of the votes cast for his election.

2026 Proxy Statement | 11

 Item 1  Election of Directors

Age: 68 Director since 2025 Independent Director Board Committees: Compensation (Chair) Finance	Frank D’Amelio

Executive Vice President and Chief Financial Officer (2020 - 2022), management roles of increasing responsibility (2007 – 2020) including Executive Vice President, Global Supply and Business Operations, Executive Vice President, Business Operations and Global Supply and Chief Financial Officer, and Executive Vice President, Business Operations and Chief Financial Officer, Pfizer (NYSE: PFE), a global pharmaceutical company
Senior Vice President of Integration and Chief Administrative Officer (2006 - 2007), Alcatel-Lucent, a global telecommunications equipment company
Held management roles of increasing responsibility (2001 - 2006) including COO and Executive Vice President, Administration and Chief Financial Officer, Lucent Technologies Inc. (“Lucent”), a global telecommunications equipment company that was acquired by Alcatel SA in 2006

Key Skills and Experience:
CEO and Public Company Management, Finance, Accounting, and Capital Markets, Global Business, and Strategy and M&A Experience developed during his various executive roles at Pfizer where, during his tenure, he led many acquisitions and partnerships valued at nearly $200 billion in the aggregate, including numerous transformative transactions, and oversaw the company’s IT function and global supply chain
Human Capital Management gained while serving as the COO at Lucent
Mr. D’Amelio also brings Healthcare Industry Experience to the Board

Other Current Public Company Boards:
Hewlett Packard Enterprise Company (NYSE: HPE)
(since 2023), Director and member of the Audit and Finance and Investment Committees, and Chair of the Integration Committee
Humana Inc. (NYSE: HUM)
(since 2003), Director, Chair of the Audit Committee, and member of the Nominating, Governance & Sustainability Committee
Zoetis Inc. (NYSE: ZTS)
(since 2012), Director, Chair of the Human Resources Committee and member of the Audit Committee

Current Private Company Boards: EntityRisk, Inc. (since 2023), Director Sail Biomedicines, Inc. (since 2024), Director
Former Public Company Boards: Catalent Inc. (NYSE: CTLT) (2023 - 2024), Director and member of the Compensation and Leadership and Quality and Regulatory Compliance Committees

Other Organizations:
Director, Michael J. Fox Foundation for Parkinson’s Research
Strategic Advisor, Formation Bio
(since 2025)
CFO-in-residence and independent advisor, Deloitte & Touch LLP CFO Program
(2023 - 2024)

12 | 2026 Proxy Statement

 Item 1  Election of Directors

Age: 62 Director since 2020 Independent Director Board Committees: Audit Compensation Executive Governance and Sustainability (Chair)	JoEllen Lyons Dillon

Executive Vice President, Strategic Developments and Capital Markets (2014 - 2017); Chief Legal Officer and Corporate Secretary, The ExOne Company (2013 - 2017). ExOne merged with Desktop Metal (NYSE: DM) in November 2021. ExOne was a global provider of three-dimensional (3D) printing machines and printed products, materials, and other services to industrial customers creating products in metal on a worldwide basis
Partner (2002 - 2011), Reed Smith LLP, a law firm
Partner (1997 - 2002), Buchanan Ingersoll & Rooney PC, a law firm (joined the firm in 1988)

Key Skills and Experience:
Public Company Management, Corporate Governance, Finance, Accounting, and Capital Markets, Global Business, Human Capital Management, Information Security, Legal and Regulatory Oversight, Risk Oversight/Compliance, and Strategy and M&A Experience gained during her almost 25-year legal career in corporate M&A and securities, where she represented both public and private companies in a variety of complex matters, and further developed while at ExOne, where she was responsible for capital markets development, corporate strategic planning, human resources, global compliance, investor relations, and international business development within Europe and Asia, through which she became a thought leader in the areas of corporate governance, legal and regulatory oversight, capital markets, and M&A and is regularly invited to speak at major conferences, including, among others, the 2024, 2025, and 2026 Stanford Directors’ College, and the Society for Corporate Governance 2025 Eastern Regional Conference, on such topics
Ms. Dillon also brings CS Experience obtained through her legal and regulatory background, in addition to ongoing education programs
Completed certification “Board Governance: Navigating Emerging Technologies and More in a Complex World” at Cornell University in November 2023

Former Public Company Boards:
World Wrestling Entertainment, Inc.
(2022 - 2023) (now known as World Wrestling, LLC), Director
Mylan
(2014 - the closing of the Combination in 2020), Director, most recently Chair of the Compensation and Governance and Nominating Committees and member of the Audit, Compliance, and Executive Committees

Other Organizations: Trustee, S. K. Rockwell Conservation Fund, a non-profit corporation established with the principal concept to preserve and enhance environmental resources

2026 Proxy Statement | 13

 Item 1  Election of Directors

Age: 64 Director since 2022 Independent Director Board Committees: Audit Finance	Elisha Finney

Executive Vice President (2012 - 2017), Chief Financial Officer (April 1999 - May 2017), Senior Vice President (2005 - 2012), Vice President of Finance (1999 - 2005), joined the company in 1988, Varian Medical Systems, Inc.

Key Skills and Experience:
Public Company Management, Corporate Governance, Finance, Accounting, and Capital Markets, Healthcare Industry, Human Capital Management, Information Security, and Risk Oversight/Compliance Experience gained during her time at Varian Medical Systems, where she oversaw corporate accounting, corporate communications and investor relations, internal audit, risk management, tax and treasury, and corporate information systems, and helped the company grow to be a world-leading manufacturer of medical devices and software for treating cancer and other medical conditions
Ms. Finney also brings Global Business and Strategy and M&A Experience to the Board

Other Current Public Company Boards:
Mettler-Toledo International Inc. (NYSE: MTD) (since 2017), Director and Chair of the Audit Committee
ICU Medical, Inc. (NASDAQ: ICUI) (since 2016), Director, Chair of the Nominating and Governance Committee, and member of the Audit and Compliance Committee

Former Public Company Boards:
NanoString Technologies, Inc.
(2017 - 2024), Director and Chair of the Audit Committee
iRobot Corporation (NASDAQ: IRBT)
(2017 - 2021), Director and member of the Audit and Compensation and Talent Committees
Cutera, Inc. (NASDAQ: CUTR)
(2017 - 2019), Director, Chair of the Audit Committee, and member of the Enterprise Risk Committee
Altera Corporation
(2011 - 2015 when acquired by Intel Corporation), Director and Chair of the Audit Committee
Thoratec Corporation
(2007 - 2013), Director and Chair of the Audit Committee

14 | 2026 Proxy Statement

 Item 1  Election of Directors

Age: 53 Director since 2023 Independent Director Board Committees: Compliance and Risk Oversight Executive Governance and Sustainability	Leo Groothuis

General Counsel (2022 - present), HAL Holding N.V., a public international investment company listed on the Amsterdam stock exchange, which is focused on increasing shareholder value
Partner (2006 - 2022), NautaDutilh, a law firm (joined the firm in October 1996)

Key Skills and Experience:
Corporate Governance, Global Business, Legal and Regulatory Oversight, Risk Oversight/Compliance, and Strategy and M&A Experience acquired during his legal career at NautaDutilh, where he had been a trusted C-suite and board advisor to some of the largest companies in both Europe and the U.S., which resulted in him being recognized as a top lawyer and thought leader in corporate governance, capital markets, and M&A for the guidance he had provided to numerous multi-national private and public companies on significant complex strategic transactions
Mr. Groothuis also brings CS Experience obtained through his active involvement in the development and execution of HAL Holding's CS strategies

Current Private Company Boards: Non-executive Director (since 2025), Koppert Group B.V., a private company that provides natural solutions to cultivate healthier and safer agricultural crops

Other Organizations:
Director, Stichting Continuiteit IHC and B.V. Finance Continuiteit IHC, Dutch entities that together are the sole shareholders of Royal IHC, a private international shipbuilding company

2026 Proxy Statement | 15

 Item 1  Election of Directors

Age: 58 Director since 2020 Chair of the Board and Independent Director Board Committees: Executive (Chair) Finance (Chair)	Melina Higgins

Held senior roles of increasing responsibility including Partner (2002 - 2010) and Managing Director (2001 - 2010) and served as a member of the Investment Committee of the Principal Investment Area, Head of the Americas for Private Debt, and co-Chairperson of the Investment Advisory Committee for GS Mezzanine Partners funds, The Goldman Sachs Group, Inc. (NYSE: GS)

Key Skills and Experience:
Corporate Governance, Finance, Accounting, and Capital Markets, Global Business, Risk Oversight/Compliance, and Strategy and M&A Experience obtained during her nearly 20 years at Goldman Sachs, where she built and led a successful investment business and became well-versed in portfolio management, assessing market risks and building businesses, especially during her time as a member of Goldman’s Investment Committee of the Principal Investment Area, one of the largest alternative asset managers in the world, where she oversaw and approved global private equity and private debt investments
Ms. Higgins also brings Human Capital Management Experience, including compensation and succession planning, to the Board

Other Current Public Company Boards: Genworth Financial Inc. (NYSE: GNW) (since 2013), non-executive Chair (since 2021) and member of the Audit and Management Development & Compensation Committees

Current Private Company Boards:
Director and non-executive chair of the Board (since 2016), Antares Capital Management LLC., a private limited liability company that provides financing solutions for middle market, private equity-backed transactions

Former Public Company Boards:
Mylan
(2013 - the closing of the Combination in 2020), Director, most recently Chair of the Finance Committee, and member of the Audit, Compensation, and Executive Committees
NextGen Acquisition Corp. II
(March 2021 until its merger with Virgin Orbit in December 2021) (a special purpose acquisition company), Director, Chair of the Nominating and Corporate Governance Committee and member of the Audit and Compensation Committees

Other Organizations: Member, Women’s Leadership Board of Harvard University’s John F. Kennedy School of Government

16 | 2026 Proxy Statement

 Item 1  Election of Directors

Age: 78* Director since 2020 Independent Director Board Committees: Compensation Finance	James M. Kilts

Founding Partner (since 2006), Centerview Capital, a private equity firm
Special Advisor to the Board (2023), Co-Chief Executive Officer (2021 - 2023), Conyers Park III Acquisition Corp. (a special purpose acquisition company)
Chairman and Chief Executive Officer (2001 - 2005 when it merged with The Procter & Gamble Company), President (2003 - 2005), The Gillette Company
President and Chief Executive Officer (1998 - 2000 when it was acquired by The Philip Morris Companies), Nabisco Group Holdings Corporation

Key Skills and Experience:
CEO and Public Company Management, Corporate Governance, Finance, Accounting, and Capital Markets, Global Business, and Strategy and M&A Experience acquired during his more than 40 years leading a range of multi-national companies and iconic brands, where he is credited with building domestic and international strategies to increase sales and successfully overseeing organizations through significant M&A activity resulting in him being sought out for his business expertise and advice
Mr. Kilts also brings Healthcare Industry and Human Capital Management Experience to the Board

Other Current Public Company Boards:
Advantage Solutions Inc. (NASDAQ: ADV) (since 2020 when it combined with Conyers Park II Acquisition Corp.), non-executive Chairman and previously Lead Director
The Simply Good Foods Company (NASDAQ: SMPL) (since 2017), Chairman and member of the Nominating and Corporate Governance Committee

Former Public Company Boards:
Unifi Inc.
(NYSE: UFI) (2016 - 2022), Director and most recently member of the Compensation Committee
Pfizer (NYSE: PFE)
(2007 - the closing of the Combination in 2020), Director and most recently member of the Compensation Committee
Conyers Park II Acquisition Corp.
(2019 to 2020 when it combined with Advantage Solutions Inc.), Executive Chairman
MetLife, Inc. (NYSE: MET)
(2005 - 2020), Director, most recently Chair of the Compensation Committee and member of the Governance and Corporate Responsibility Committee
The Procter & Gamble Company (NYSE: PG)
(2005 - 2006), Director
Conyers Park Acquisition Corporation
(2016 - 2017 when it merged with The Simply Good Foods Company), Chairman
Nielsen Holdings plc, (NYSE: NLSN)
(2006 - 2017) Non-executive Director and (2011 - 2013) Chairman
Nielsen Company B.V.
(2009 - 2014), Chairman
MeadWestvaco Corporation
(2006 - 2014), Director

*
The Board, on the recommendation of the Governance and Sustainability Committee, has, in accordance with its Corporate Governance Principles, approved a waiver to the mandatory retirement age for Directors for Mr. Kilts. The Board determined that such waiver was in the best interests of the Company because of his continued extensive contributions to the Board, his knowledge and familiarity with the acquired Upjohn business, the importance of maintaining continuity of certain legacy Directors given the number of new Directors that the Company has recently onboarded, and the abbreviated period between the 2025 Annual Meeting and the 2026 Annual Meeting as the Company changed to a more standard annual meeting cadence. At the 2025 Annual Meeting, shareholders expressed strong support for Mr. Kilts continuing to serve on our Board, and he received “For” votes from 98% of the votes cast for his election.

2026 Proxy Statement | 17

 Item 1  Election of Directors

Age: 72 Director since 2020 Independent Director Board Committees: Audit* (Chair) Compliance and Risk Oversight Executive Finance	Richard Mark, C.P.A.
Partner (2002 - 2015), Deloitte & Touche LLP (“Deloitte”) Audit Partner (1988 - 2002), Audit Manager (1981 - 1988), Senior Auditor (1977 - 1981), Arthur Andersen & Co.

Key Skills and Experience:
Public Company Management, Corporate Governance, Finance, Accounting, and Capital Markets, Global Business, Risk Oversight/Compliance, and Strategy and M&A Experience gained over his extensive career auditing financial statements of public and private companies, consulting on financial issues with companies, and performing transaction diligence on behalf of financial and strategic buyers
Mr. Mark also brings Healthcare Industry and Information Security Experience to the Board

Other Current Public Company Boards:
Six funds/business development companies in the Goldman Sachs Fund Complex (Goldman Sachs BDC, Inc. (“GSBDC”) (NYSE: GSBD) (since 2020), Director, Chair of the Audit Committee and member of the Compliance, Governance and Nominating, and Contract Review Committees; Goldman Sachs Private Credit Corp. (since 2022), Director, Chair of the Audit Committee and member of the Compliance, Governance and Nominating, and Contract Review Committees, Goldman Sachs Private Middle Market Credit II LLC (since 2025), Director, Chair of the Audit Committee and member of the Governance and Nominating Committee, Compliance Committee, and Contract Review Committee, West Bay BDC LLC (since 2025), Director, Chair of the Audit Committee, and member of the Governance and Nominating Committee, Compliance Committee, and Contract Review Committee, Phillip Street Middle Market Lending Fund LLC (since 2026), Director and Audit Committee Chair, and Silver Capital Holdings LLC (since 2026), Director and Audit Committee Chair)

Former Public Company Boards:
Mylan
(2019 - the closing of the Combination in 2020), Director and most recently member of the Audit and Finance Committees
Funds/Business Development Companies in the Goldman Sachs Fund Complex (Goldman Sachs Middle Market Lending Corp. (2016 - 2020 when it merged with GSBDC), Director, most recently Chair of the Audit Committee and member of Compliance, Governance and Nominating, and Contract Review Committees and Goldman Sachs Middle Market Lending Corp. II (2020 - 2025 when it merged with Goldman Sachs Private Credit Corp), Director, Chair of the Audit Committee and member of the Compliance, Governance and Nominating, and Contract Review Committees)
Katy Industries, Inc.
(2015 - 2016), Chairman and most recently member of the Audit Committee

Former Private Company Boards:
Northwestern Memorial Healthcare
(2014 - 2015), Director and member of the Executive and Nominating and Governance Committees
Cadence Health
(1993 - 2014 when it merged with Northwestern), Director

Other Organizations:
Director and Chair of the Finance Committee, Home Centered Care Institute, a not-for-profit corporation, which promotes access to home-based primary care for medically complex patients who are either homebound or home-limited
Former Director, Almost Home Kids, a not-for-profit corporation affiliated with Lurie Children’s Hospital of Chicago, a provider of transitional care to children with complicated health needs, training for their families, and respite care

*
The Board has, in accordance with its Corporate Governance Principles, approved Mr. Mark’s concurrent service on the Audit Committee and the audit committees of more than two other public companies and determined that such service does not impair his ability to effectively serve on the Audit Committee, particularly given that all of the other audit committees Mr. Mark serves on are part of the Goldman Sachs Fund Complex.

18 | 2026 Proxy Statement

 Item 1  Election of Directors

Age: 70 Director since 2020 Vice Chair of the Board and Independent Director Board Committees: Compliance and Risk Oversight (Chair) Executive Governance and Sustainability Science and Technology	Mark Parrish

Former Senior Advisor, Frazier Healthcare Ventures, a healthcare-oriented growth equity firm
Executive Vice Chairman (2018 - 2019), Chief Executive Officer (2008 - 2018), Executive Chairman (2008 - 2013), TridentUSA Health Services, a provider of mobile X-ray and laboratory services to the long-term care industry. In February 2019, TridentUSA filed for protection under Chapter 11 of the U.S. Bankruptcy Code and emerged from bankruptcy in September 2019
Held management roles of increasing responsibility (1993 - 2007) including Chief Executive Officer, Healthcare Supply Chain Services (2006 - 2007), Cardinal Health Inc. and its affiliates

Key Skills and Experience:
CEO and Public Company Management, Corporate Governance, Finance, Accounting, and Capital Markets, Healthcare Industry, Risk Oversight/Compliance, and Strategy and M&A Experience obtained over his many years in leadership positions in the healthcare industry, where he gained extensive expertise in managing governmental oversight, as well as experience in business restructuring and M&A
CS Experience obtained through his public company and executive experience and his work in the heavily regulated healthcare industry
Mr. Parrish also brings Global Business, Human Capital Management, and Information Security Experience to the Board

Other Current Public Company Boards: Omnicell, Inc. (NASDAQ: OMCL) (since 2013), Director, and member of the Audit and Compensation Committees

Current Private Company Boards:
Safecor Health, LLC (since 2022), a private limited liability company that provides unit dose drug packaging services to hospitals and long-term care facilities, Executive Chair (since 2025)

Former Public Company Boards:
Mylan
(2009 - the closing of the Combination in 2020), most recently Lead Independent Director and Vice Chairman, Chair of the Compliance Committee and member of the Audit, Executive, Governance and Nominating, and Risk Oversight Committees

Former Private Company Boards:
Comprehensive Pharmacy Services
(2019 - 2023), a private company that specializes in the outsourcing of hospital pharmacies, Director
Golden State Medical Supply
(2014 - 2019 when it was acquired by Court Square), a private company that specializes in meeting unique labeling and sizing needs and pharmaceutical packaging, serialization, and distribution, Director
Silvergate Pharmaceuticals
(2013 - 2019), a private company that develops and commercializes pediatric medications, Director

Other Organizations:
President and Chief Executive Officer (2008-2025), International Federation of Pharmaceutical Wholesalers, an association of pharmaceutical wholesalers and pharmaceutical supply chain service companies

2026 Proxy Statement | 19

 Item 1  Election of Directors

Age: 60 Director since 2025 Independent Director Board Committees: Audit Science and Technology (Chair)	Michael Severino, M.D.

Chief Executive Officer (since 2022), Tessera Therapeutics, Inc. (“Tessera”), a private biotechnology company focused on genome engineering
CEO-Partner (since 2022), Flagship Pioneering, Inc. a life sciences venture capital company
Held management roles of increasing responsibility (2014 - 2022) including Vice Chairman and President, (2018 - 2022), AbbVie Inc. (NYSE: ABBV), a pharmaceutical company
Held management roles of increasing responsibility (2004 - 2014) including Senior Vice President, Global Development, and Chief Medical Officer (2012 - 2014), Amgen Inc. (Nasdaq: AMGN), a pharmaceutical company

Key Skills and Experience:
CEO and Public Company Management, Finance, Accounting, and Capital Markets, Global Business, and Strategy and M&A Experience developed during his various executive roles where he oversaw research and clinical development projects, financial reporting and capital markets activity, along with leading business development initiatives, along with all other aspects of company management
Human Capital Management gained as the Chief Executive Officer of Tessera
Dr. Severino also brings Healthcare Industry Experience to the Board

Other Current Public Company Boards: Avantor, Inc. (NYSE: AVTR) (since 2020), Director and Chair of the Compensation and Human Resources Committee and member of the Science and Technology Committee
Other Current Private Company Boards: Tessera (since 2022), Director Montai Therapeutics, Inc. (since 2023), Director Quotient Therapeutics, Inc. (since 2023), Director
Other Organizations: Former Trustee, The Field Museum of Natural History

20 | 2026 Proxy Statement

 Item 1  Election of Directors

Age: 61 Director since 2025 Independent Director Board Committees: Compensation Science and Technology	David Simmons

Chief Executive Officer (since 2023), Caliber Holdings Corporation, a private multi-site operator of auto body collision repair centers (“Caliber”)
Senior Advisor (since 2012), Abingworth LLP, a life sciences venture capital firm
Operating Partner (2022 - 2023), Hellman & Friedman, LLC, a private equity firm
Chairman and Chief Executive Officer (2012 -2022) PPD, Inc., a global contract pharmaceutical research organization acquired by Themo Fisher Scientific Inc. in 2021
President and General Manager, Emerging Markets and Established Products (2010 - 2012), management roles of increasing responsibility (1996 - 2010), including President and General Manager, Established Products, President, Pharmaceuticals Eastern Europe, Vice President, Marketing Canada, President, Pharmaceuticals Greece, Cyprus and Malta Affiliates, Pfizer

Key Skills and Experience:
CEO and Public Company Management, Global Business, Healthcare Industry, and Strategy and M&A Experience developed during his various executive roles, giving him significant knowledge and insights regarding the global pharmaceutical industry, drug development and capital markets; along with direct experience with our established products portfolio from his days overseeing that division while at Pfizer
Human Capital Management gained as the Chief Executive Officer of Caliber

Other Current Private Company Boards: Cordis (since 2022), Director
Former Private Company Boards: Launch Therapeutics, Inc. (2022 - 2025), Chairman Curia Global, Inc. (2018 - 2020), Director Medline Industries, Inc. (2022 - 2024), Director
Former Public Company Boards: PPD (2012 - 2022 following its acquisition by Thermo Fisher Scientific, Inc.), Chairman Owens & Minor, Inc. (NYSE: OMI) (2013 - 2018), Director
Other Organizations: Trustee, David and Melissa Simmons Family Foundation Trustee, The Linsly School

2026 Proxy Statement | 21

 Item 1  Election of Directors

Age: 63 Director since 2022 Chief Executive Officer and Director Board Committees: Science and Technology	Scott A. Smith

Chief Executive Officer (since April 2023), Viatris
President (2018 - 2023), BioAtla, Inc. (NASDAQ: BCAB) (“BioAtla”), a global biotechnology company focused on the development of Conditionally Active Biologics™ antibody therapeutics
Served as an executive (2008 - 2018), rising up the ranks from SVP and Global Head of Immunology to President of Inflammation and Immunology and then, beginning in 2017, President and COO, Celgene Corporation, a global biopharmaceutical company

Key Skills and Experience:
Public Company Management, Corporate Governance, Global Business, Healthcare Industry, Risk Oversight/Compliance, and Strategy and M&A Experience acquired during his more than 35 years in the healthcare industry, which has resulted in him possessing vast global commercial and pharmaceutical expertise and a proven ability to build, grow, and manage large complex organizations utilizing his substantial experience in developing and executing regulatory, clinical, and business development strategies as displayed by his time at BioAtla, where he built a clinical development structure that moved multiple assets from investigational new drug applications into late stage clinical development, drove the company’s long-term strategic operational plan, and led all business development activities, and, prior to that, his time at Celgene where he led the company’s oncology, inflammation, and immunology franchise, commercial operations, and clinical development
Mr. Smith also brings Finance, Accounting, and Capital Markets and Human Capital Management Experience to the Board

Other Current Public Company Boards: BioAtla (since 2020), Director

Former Public Company Boards:
Apexigen, Inc.
(2019 - 2023 when it was acquired by Pyxis Oncology, Inc.), Director and most recently member of the Compensation and Corporate Governance and Nominating Committees
Titan Pharmaceuticals, Inc. (NASDAQ: TTNP)
(2017 - 2020), Director and Chair of the Compensation and Nominating and Governance Committees

Former Private Company Boards:
Triumvira Immunologics, Inc.
(2018 - 2023), Director and Chairman
Refuge Biotechnologies, Inc.
(2018 - 2022), Director
F-star Therapeutics, Inc.
(2018 - 2020), Chairman and member of the Audit and Nominating and Corporate Governance Committees

22 | 2026 Proxy Statement

 Item 1  Election of Directors

Age: 62 Director since 2024 Independent Director Board Committees: Compliance and Risk Oversight Science and Technology	Rogério Vivaldi Coelho, M.D.

Founder and Chief Executive Officer (since 2024), Vivaldi Rare, a provider of pharma and biotech consulting services
President and Chief Executive Officer (2018 - 2023 when it was acquired by Eli Lilly and Company), Sigilon Therapeutics, Inc., a diabetes cell therapy company
Executive Vice President and Chief Global Therapeutics Officer (2016 - 2018 when it was acquired by Sanofi), Bioverativ Inc., a biopharmaceutical company focused on therapies for hemophilia and other rare blood disorders
Executive Vice President and Chief Commercial Officer (2014 - 2016), Spark Therapeutics, Inc., a gene therapy company
Chief Executive Officer (2013 - 2014), Minerva Neurosciences, Inc., a clinical-stage biopharmaceutical company focused on the development and commercialization of product candidates to treat patients suffering from central nervous system diseases
Earlier in his career, held positions of increasing responsibility including leading rare disease business as President of both the rare disease business and the renal and endocrine group and served as Senior Vice President and General Manager of the Latin America Group, Genzyme Corporation

Key Skills and Experience:
CEO and Public Company Management, Corporate Governance, Finance, Accounting, and Capital Markets, Healthcare Industry, Risk Oversight/Compliance, and Strategy and M&A Experience obtained over his many years in leadership positions in the healthcare industry, where he gained extensive experience leading and managing commercial, marketing, and sales operations, managing patient access initiatives, and leading the successful approval of innovative medicines
Dr. Vivaldi also brings Global Business and Human Capital Management Experience to the Board

Other Current Public Company Boards: Crinetics Pharmaceuticals, Inc. (NASDAQ: CRNX) (since 2022), Director and member of the Audit Committee and the Research and Development Committee
Former Public Company Boards: Sigilon Therapeutics, Inc. (2018 - 2023 when it was acquired by Eli Lilly and Company), Director Minerva Neurosciences, Inc. (NASDAQ: NERV) (2013 - 2014), Director
Former Private Company Boards: Spark Therapeutics, Inc. (2014), Director

2026 Proxy Statement | 23

 Item 1  Election of Directors
Director Independence
Viatris’ Board has determined that Mr. Cornwell, Mr. D’Amelio, Ms. Dillon, Ms. Finney, Mr. Groothuis, Ms. Higgins, Mr. Kilts, Mr. Mark, Mr. Parrish, Dr. Severino, Mr. Simmons, and Dr. Vivaldi are independent Directors under the applicable NASDAQ listing rules.
Mr. Smith is not an independent Director under applicable NASDAQ listing rules.
Viatris’ Board had previously determined that Harry Korman, who served on the Board until December 15, 2025, was independent under the applicable NASDAQ listing rules and that Rajiv Malik, who served on the Board until December 15, 2025, was not an independent Director under the applicable NASDAQ listing rules.
How Our Board Governs and Is Governed
Viatris’ Board Structure
As set forth in our Amended and Restated Bylaws (the “Bylaws”), the Company has a majority vote standard for Director elections in the event of an uncontested election and a plurality standard in the event of a contested election. The Bylaws also provide that if a nominee for Director who is an incumbent is not elected and no successor has been elected at such meeting, the Director shall promptly tender their irrevocable resignation to the Board, such resignation to be effective upon acceptance by the Board. All Directors are submitted for election at each annual meeting of shareholders.
The Board has selected a leadership and management structure that it believes is best suited to meet the needs of the Company and our shareholders. The flexibility to make these decisions serves the interests of the Company and its shareholders, as the Board is best positioned to evaluate the optimal leadership structure for the Company based upon the respective talents of the individual Directors and the Company’s leadership team, strategic objectives, and challenges and opportunities over time.
Our Board Structure
The Board believes that its current leadership structure – Mr. Smith as CEO and Ms. Higgins as independent Chair – provides a clear delineation of responsibilities for each position and fosters greater accountability of management, which remain critical given our enduring focus on execution and results. The Board believes this structure allows the CEO to continue to focus on running the Company on a day-to-day basis while allowing the independent Chair to lead the Board in providing advice to, and independent oversight of, management. As set forth below, the independent Chair also has significant authority for all Board matters and serves as Chair of the Executive Committee.
As described in “Setting and Overseeing Strategy” on pages 32 to 33, the Board actively discusses, determines, and oversees the Company’s strategic initiatives and priorities. The Board believes that Ms. Higgins’ skills and experience detailed on page 16 as well as her deep knowledge of the Company make her an invaluable leader of the Board and resource to the CEO and management. The independent Chair determines the information sent to the Board, the Board’s meeting agendas, and meeting schedules to assure that the Board is properly informed with respect to agenda items in advance and that there is sufficient time for discussion of agenda items at the meetings. The independent Chair presides at all meetings of shareholders and serves as point person for shareholders wishing to communicate with the Board. The independent Chair also presides at executive sessions of the independent Directors and has the authority to call meetings of the independent Directors. As set forth in the Corporate Governance Principles, the independent Chair is responsible for appointing a Director to serve as Vice Chair. The Vice Chair serves on the Executive Committee and, in the absence of the Chair, presides over Board meetings. Ms. Higgins has appointed Mr. Parrish to serve as Vice Chair of the Board.
Mr. Smith is tasked with leading the daily management and performance of the business, which include, among other responsibilities, managing our structure and resources to deliver sustainable value to patients, shareholders, customers, and other key stakeholders. He is also responsible for building and executing on the Company’s strategic imperatives to: drive our base business by shifting our generics portfolio toward higher-margin products and strengthening our established

24 | 2026 Proxy Statement

 Item 1  Election of Directors
brands portfolio; fuel our innovative portfolio by advancing our internal pipeline and adding high-value growth assets through disciplined business development; and modernize for sustainable growth by investing in the technology, data and talent capabilities that will power our long-term success.
Among the factors that demonstrate the Board’s commitment to good governance and enable it to provide highly effective oversight and direction are:

•	Other than Mr. Smith, the Board and nominees are all independent Directors;
•	An independent Chair of the Board;
•
The Audit, Compensation, Compliance and Risk Oversight, Executive, Finance, and Governance and Sustainability Committees are composed entirely of independent Directors (as defined in the applicable NASDAQ listing rules and applicable Securities and Exchange Commission (“SEC”) rules), and Board approval of any appointment of members to the Audit, Compensation, Compliance and Risk Oversight, and Governance and Sustainability Committees must include an affirmative vote by at least a majority of the independent Directors;

•	The Board operates pursuant to Corporate Governance Principles, which are reviewed by the Governance and Sustainability Committee at least annually;
•	All standing committees operate pursuant to written charters and conduct annual self-assessments;
•
The Board formed a non-standing Strategic Review Committee to, among other items, oversee management’s efforts with respect to the Company’s enterprise-wide strategic review, supporting identification of opportunities from across the Company to optimize the organizational structure, sharpen the resource allocation and increase operational efficiency that are expected to deliver meaningful net cost savings while enabling reinvestment in areas that enhance the growth profile and long-term competitiveness of the Company;

•
The Compliance and Risk Oversight Committee assists the Board in its oversight of management’s efforts with respect to the Company’s enterprise risk framework, and infrastructure and controls. The Committee receives reports, including with respect to risks, risk management, and relevant legislative, regulatory, and technical developments, from senior management on data security, cybersecurity, information security-related matters, certain litigation-related topics, and other topics on at least a quarterly basis. The Board and its other committees also have important roles in the oversight of risk as described in more detail in “Risk Oversight” beginning on page 34;

•
The Governance and Sustainability Committee, in addition to its responsibilities for overseeing corporate governance and succession planning, among other matters, oversees management’s efforts with respect to corporate environmental and social responsibility matters. The Committee receives reports on these matters on at least a quarterly basis;

•
The independent Directors on the Board and its committees receive extensive information and input from multiple layers of management and external advisors, engage in discussion and analysis regarding matters brought before them (including in executive session), and actively engage in the development and approval of significant corporate strategies;

•	The Board and its committees have full access to officers and employees of the Company; and
•	The Board and its committees have the authority to select, retain, and supervise advisors as necessary to fulfill their mandates.

Meetings of Viatris’ Board
Viatris’ Board met 11 times in 2025. In addition to meetings of the Board, Directors attended meetings of individual Board committees of which they were members, and with the exception of Mr. Simmons who joined the Board on August 4, 2025 and had earlier notified the Board of conflicting prior commitments, all Directors standing for re-election attended greater than 75% of the aggregate of Board meetings and meetings of the committees of which they were a member in 2025.
Viatris’ Corporate Governance Principles require the independent Directors of the Board to meet in separate executive sessions periodically, and at least twice annually, during regularly scheduled meetings of the Board, without any

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non-independent Directors or members of management present. The independent Directors of the Board met seven times in executive session in 2025, with Ms. Higgins, the independent Board Chair, presiding at those executive sessions.
Pursuant to Viatris’ Corporate Governance Principles, Directors are expected to attend the annual meeting of shareholders of the Company, where practicable. Each of our Directors standing for re-election at the 2025 Annual Meeting attended the meeting.
Meetings of Viatris’ Board Committees
The standing committees of the Board are the Audit Committee, the Compensation Committee, the Compliance and Risk Oversight Committee, the Executive Committee, the Finance Committee, the Governance and Sustainability Committee, and the Science and Technology Committee. Each of these committees operates pursuant to a written charter, a current copy of which, along with our Amended and Restated Certificate of Incorporation, the Bylaws, and Corporate Governance Principles, is available on Viatris’ website at https://www.viatris.com/en/About-Us/Corporate-Governance.
The Audit, Compensation, Compliance and Risk Oversight, Executive, Finance, and Governance and Sustainability Committees are composed entirely of independent Directors (as defined in the applicable NASDAQ listing rules and applicable SEC rules). Board approval of any Director appointment to the Audit, Compensation, Compliance and Risk Oversight, and Governance and Sustainability Committees must include at least a majority of the independent Directors. The Board has determined that Richard Mark, the Chair of the Audit Committee, is an “audit committee financial expert”, as that term is defined in the rules of the SEC.
In April 2025, the Viatris Board formed a non-standing Strategic Review Committee to oversee the process to explore and evaluate the range of strategic alternatives available to the Company. Management’s enterprise-wide strategic review resulted in the identification of opportunities across the Company to optimize its organizational structure, sharpen its resource allocation and increase operational efficiency that are designed to deliver meaningful net cost savings while enabling reinvestment in areas that enhance the growth profile and long-term competitiveness of the Company. The Strategic Review Committee met a total of 8 times in 2025. The original members of the Strategic Review Committee were James M. Kilts (Chair), JoEllen Lyons Dillon, Melina Higgins, Rajiv Malik, and Mark Parrish, and Mr. D’Amelio joined the Committee on May 16, 2025. Mr. Malik left the Committee in connection with his retirement from the Board at the 2025 Annual Meeting.
Information regarding each of the committees is provided below and on the following pages, and pages 34 to 36 provide additional discussion of committee responsibilities with respect to risk oversight.

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The table below provides the current membership (as of the date of this Proxy Statement) and meeting information for 2025 for each standing Board committee. In 2025, such committees collectively held 49 meetings.

Director[1]	Audit	Compensation	Compliance and Risk Oversight	Executive	Finance	Governance and Sustainability	Science and Technology
W. Don Cornwell
Frank D’Amelio[2]		Chair
JoEllen Lyons Dillon						Chair
Elisha Finney
Leo Groothuis
Melina Higgins				Chair	Chair
James M. Kilts
Richard Mark[3]	Chair
Mark Parrish[4]			Chair
Michael Severino, M.D.[5]							Chair
David Simmons
Scott A. Smith
Rogério Vivaldi Coelho, M.D.[6]
Meetings during 2025	10	10	5	5	5	9	5

1
Effective immediately after the 2025 Annual Meeting, W. Don Cornwell joined the Governance and Sustainability Committee; Frank D’Amelio became Chair of the Compensation Committee; Michael Severino, M.D. joined the Audit Committee and became Chair of the Science and Technology Committee; and David Simmons joined the Compensation Committee and the Science and Technology Committee.

2	Frank D’Amelio joined the Finance Committee upon his appointment to the Board in May 2025.
3	The Board has determined that Richard Mark, the Chair of the Audit Committee, is an “audit committee financial expert”, as that term is defined in the rules of the SEC.
4	Mark Parrish was a member of the Audit Committee until March 7, 2025.
5	Michael Severino, M.D. joined the Science and Technology Committee upon his appointment to the Board in May 2025.
6	Rogério Vivaldi Coelho, M.D. joined the Compliance and Risk Oversight Committee on March 7, 2025.

Audit Committee Members Mr. Mark (Chair) Mr. Cornwell Ms. Dillon Ms. Finney Dr. Severino
The Audit Committee’s key oversight responsibilities include, but are not limited to:
•
Integrity of the Company’s financial statements and its accounting and financial reporting processes
•
Effectiveness of the Company’s internal control over financial reporting
•
Qualifications, independence, and performance of the independent registered public accounting firm
•
Services to be performed by, and fees payable to, the independent registered public accounting firm
•
Internal Audit group
•
Company processes and procedures related to risk assessment and risk management of financial and disclosure control-related, as well as SEC reporting-related, matters
•
Related party transactions
•
Company compliance with applicable legal and regulatory requirements (including U.S. federal securities laws) regarding the preceding matters
•
Review of any critical audit matters identified by the independent registered public accounting firm in connection with its audit of the Company’s annual financial statements

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Compensation Committee Members Mr. D’Amelio (Chair) Ms. Dillon Mr. Kilts Mr. Simmons
The Compensation Committee’s key oversight responsibilities include, but are not limited to:
•
CEO and senior management compensation, including the corporate goals and objectives relevant to such compensation
•
Board and committee compensation
•
Equity compensation plans in which Directors and/or executives participate
•
Compensation and benefits-related disclosures in annual reports and proxy statements
•
Reviewing with management and the Committee’s external compensation consultant the relationship between the Company’s compensation policies and practices and the Company’s risk management with respect to compensation-related matters, including to assess whether any risks arising from compensation practices, policies, and programs for the Company’s executive officers and other employees are reasonably likely to have a material adverse effect on the Company
•
From time to time reviewing reports from management regarding pay equity, human capital management, and succession planning
•
Reviewing and approving the implementation of, or revision to, any clawback or incentive-based compensation recovery policy allowing the Company to recoup compensation paid to the Company’s employees and administering and enforcing any such policy consistent with the terms of the policy

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Compliance and Risk Oversight Committee Members Mr. Parrish (Chair) Mr. Cornwell Mr. Groothuis Mr. Mark Dr. Vivaldi
The Compliance and Risk Oversight Committee’s key oversight responsibilities include, but are not limited to:
•
Reviewing the enterprise risk framework, infrastructure, and controls implemented by management to help identify, assess, manage, and monitor material risks
•
Reviewing the Company’s efforts to foster a culture of risk-adjusted decision making without constraining reasonable risk-taking and innovation
•
Reviewing significant global compliance-related policies implementing the Company’s Code of Business Conduct and Ethics, or related to the operations of the Company’s business, and its mode or methods of doing business, including, for example, policies relating to pricing and/or commercialization of Company products and services
•
Reviewing metrics used by management or requested by the Committee to provide insight into the status and efficacy of the corporate compliance program, including the Company’s global compliance systems and organization
•
Reviewing reports of significant actual and alleged violations of the Code of Business Conduct and Ethics, corporate policies and procedures, and applicable laws and regulations
•
Reviewing checks and balances implemented by the Company designed to support and promote compliance with approved corporate policies, legal rules, and regulations
•
Reviewing, in conjunction with the Chief Legal Officer, the performance, responsibilities, plans, and resources of the Chief Compliance Officer, including appointment and replacement of the Chief Compliance Officer
•
Overseeing the Company’s policies and procedures for corporate political and lobbying expenditures
•
Reviewing the organization, responsibilities, plans, and performance of the Global Operations Audit function and reviewing management’s exercise of its responsibilities with respect to related matters
•
Reviewing management’s exercise of its responsibility to identify, assess, and manage material risks not allocated to the Board or another committee, including, for example, data security programs and cybersecurity and IT
•
Consulting with the Chairs of the other committees at least two times a year to discuss risk-related matters and the Company’s enterprise risk management framework

Executive Committee Members Ms. Higgins (Chair) Ms. Dillon Mr. Groothuis Mr. Mark Mr. Parrish
The Executive Committee’s key oversight responsibilities include, but are not limited to:
•
Assisting the Board in fulfilling its fiduciary responsibilities by exercising those powers of the Board not otherwise limited by a resolution of the Board or by law
•
Strategic planning and additional oversight of strategy implementation

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Finance Committee Members Ms. Higgins (Chair) Mr. D’Amelio Ms. Finney Mr. Kilts Mr. Mark
The Finance Committee’s key oversight responsibilities include, but are not limited to:
•
Material mergers, acquisitions, and combinations with other companies
•
Swaps and other derivatives transactions
•
Establishment of credit facilities
•
Potential financings with commercial lenders
•
Issuance and repurchase of the Company’s debt, equity, hybrid, or other securities
•
Capital structure, including dividend payments

Governance and Sustainability Committee Members Ms. Dillon (Chair) Mr. Cornwell Mr. Groothuis Mr. Parrish
The Governance and Sustainability Committee’s key oversight responsibilities include, but are not limited to:
•
Corporate governance matters
•
The nomination or re-nomination of Director candidates
•
The Board’s review and consideration of shareholder recommendations for, and nominations of, Director candidates
•
The annual self-evaluation of the Board and its committees
•
Director orientation and continuing education programs
•
Evaluating Board composition
•
Reviewing succession planning matters
•
Management’s efforts with respect to corporate environmental and social responsibility matters, which are communicated quarterly

Science and Technology Committee Members Dr. Severino (Chair) Mr. Parrish Mr. Simmons Mr. Smith Dr. Vivaldi
The Science and Technology Committee’s key oversight responsibilities include, but are not limited to:
•
Reviewing the overall strategy and direction of the Company’s R&D program, and report to the Board, at least annually
•
Reviewing presentations regarding significant emerging scientific and technological trends and developments relevant to the Company

Board Refreshment and Succession Planning
Viatris’ Board, with the support of the Governance and Sustainability Committee, seeks to identify, subject to and in accordance with applicable law, a diverse talent pool of qualified candidates for consideration as part of the Board’s refreshment and succession planning. The Board also seeks to combine the skills and experience of its long-standing Board members with the fresh perspectives, insights, skills, and experiences of new members in support of its belief that it is important for Directors to represent a variety of viewpoints. The Board believes that the personal backgrounds and qualifications of the Directors, considered as a group, should provide a composite mix of experience, knowledge and abilities. The Board is committed to fostering a culture of integrity, inclusion, dignity, and mutual respect.
Viatris’ Board and Governance and Sustainability Committee evaluate Board composition with respect to many factors so that the Board remains well-qualified to provide effective oversight of the Company and management. The Board and the Governance and Sustainability Committee consider Viatris’ strategy, performance, operations, relevant industry and market conditions, and current and anticipated needs in terms of particular areas of experience and expertise (e.g., risk oversight,

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industry, science), among many other factors, to inform these refreshment practices and decisions. In connection with its refreshment process, the Board specifically sought individuals with C-suite level and/or pharmaceutical experience - areas that align with our strategic imperatives. As we continue to evaluate Board composition, we also work to establish a pool of qualified potential candidates to support our continued refreshment efforts.
Viatris’ Board of Directors has always believed that varied experiences and perspectives help drive innovation and serve Viatris’ mission, both at the Board level and in management. The Board’s Diversity and Inclusion Policy formalizes this long-standing commitment, in all cases subject to and in accordance with applicable law, that the Board believes serve the best interests of the Company and our stakeholders. The Board, in seeking Director candidates, reviews the principles of the policy and also asks its supporting search firms to provide candidates consistent with those principles. The Board and Governance and Sustainability Committee consider this policy and diversity matters generally during their self-evaluations and when nominating Directors for election to the Board, and the Board considers the policy effective in making sure these matters are appropriately considered.
The Board has three women members, each of whom is nominated for re-election at the 2026 Annual Meeting, including our independent Chair, and three of our Board committees are chaired by women (Executive; Finance; and Governance and Sustainability). Our current Directors also include one individual that self-identifies as African American or Black, one individual that self-identifies as Hispanic or Latinx, and one individual who self-identifies as White and Asian. In addition, two of our executive officers (Chief Financial Officer (“CFO”) and Chief Commercial Officer (“CCO”)) are women.
As a result of its continued Board refreshment efforts, the Board has appointed seven new Directors since December 2022 and elected an independent Chair in 2023.
As part of the Board’s ongoing focus on board refreshment, since 2021 a third-party search firm has assisted with identifying potential new Director candidates. After initial screenings and outreach, as well as additional guidance from the Governance and Sustainability Committee, committee members and selected other Directors interviewed potential Director candidates identified by the third-party search firm as well as additional potential Director candidates recommended by Viatris Directors. We will continue to work to establish a pool of qualified potential candidates to support our Board refreshment efforts.
Reflecting the critical importance of senior leadership to the success of the Company and its overall business strategy, our Corporate Governance Principles also provide that the Board will work with senior management to provide effective plans for management succession. The Board’s goal is to have a long-term and continuous program as well as to have contingency plans in place for emergencies such as an unexpected departure, death, or disability. The Board discusses succession planning regularly at scheduled meetings, including in executive session, as appropriate. These succession planning activities have been and may continue to be supported by independent third-party consultants.
The Board prioritizes reviewing and discussing the succession plans for the CEO and each of his direct reports. Management succession planning has been, including with respect to our CEO, CFO, CCO, Chief Administrative and Transformation Officer, Chief Strategy Officer, and Chief Legal Officer appointments, and continues to be among the Board’s top priorities.
Annual Board and Committee Self-Evaluations
The Governance and Sustainability Committee is responsible for overseeing the annual self-evaluation of the Board and its committees and, as part of those self-evaluations, engages an outside facilitator to lead the process. To date, the annual self-evaluations have alternated between using one-on-one interviews by the outside facilitator with each Director (with the outside facilitator then reporting out to the full Board) and a full Board discussion led by the outside facilitator. The self-evaluation process is designed to facilitate ongoing, systematic examination of the Board’s and committees’ effectiveness and accountability, and to identify opportunities for improving operations and procedures. In addition, the self-evaluations are intended to collect the perspectives of each Director, and are guided by use of a questionnaire, prepared by the outside facilitator, reviewed and approved by the Governance and Sustainability Committee and distributed to Directors in advance. The questionnaire includes typical questions used to evaluate a board and its committees with appropriate tailoring for the Company, including, among other topics: Board and committee composition and organization, including the Board’s

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refreshment activities and responsibilities and oversight assigned to each committee; Board and committee leadership and management; Board responsibilities and oversight with respect to topics including, among others, strategic matters, succession planning and risk oversight, corporate sustainability and human capital management; Board and committee culture, administration and materials/resources; and Board, committee and Director performance.
Following its discussion with the outside facilitator, the Board discusses potential action items and evolves its processes where appropriate.
Setting and Overseeing Strategy
The Board actively discusses, determines, and oversees the Company’s strategic initiatives and priorities and we believe the Board has demonstrated over time the consistency and natural progression of its strategy despite evolving, challenging, and often unpredictable market conditions.
Under the Board’s leadership, we have executed various strategic initiatives, transactions, and business arrangements over the last few years to return our base business to growth, deliver on our pipeline, reduce debt and return capital to shareholders.
Our future will be guided by three strategic imperatives:
•
Drive the Base Business by executing successful launches, focusing on supply chain continuity, evolving the generics portfolio over time towards more profitable, higher-margin products and strengthening the established brands portfolio.

•	Fuel the Innovative Portfolio by advancing a pipeline of late-stage and in-market growth assets sourced both internally and externally.
•	Modernize for Sustainable Growth by strengthening the technology, data and talent capabilities necessary to support long-term competitiveness in a rapidly evolving healthcare environment.

Enterprise-Wide Strategic Review

We're building a more focused, efficient and future-ready organization.

Identified opportunities to:

1. Optimize our cost structure
2. Improve our resource allocation
3. Strengthen our operational efficiency

Meaningful Net Cost Savings

Enables reinvestment to enhance our growth profile through three Strategic Imperatives

Drive Our Base Business	Fuel Our Innovative Portfolio	Modernize for Sustainable Growth

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2026 Strategic Priorities

A Year of Disciplined Execution

- Deliver strong financial performance
- Execute disciplined and balanced capital allocation
- Drive commercial execution, including launches
- Target accretive in-market business development
- Advance our pipeline, including regulatory decisions for six product candidates
- Evolve our organization and modernize for future growth

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Risk Oversight
Viatris operates in a complex and rapidly changing environment that involves many potential risks. In addition to general market, industry, R&D, supply chain, political, financial, and economic risks, the Company faces potential risks related to, among others, executing on and implementing our strategic initiatives and priorities, including divestitures, acquisitions, or other potential transactions; IT and cybersecurity; data privacy; financial controls and reporting; manufacturing and quality; legal, regulatory, and compliance requirements and developments; the global nature of our operations; human capital management; corporate environmental and social responsibility; product portfolio, product development, clinical trials, and commercialization, among others. As a company committed to operating ethically and with integrity, we proactively seek to manage and, where possible, mitigate risks to support compliance with applicable rules and regulations, maintain integrity and continuity in our operations and business, including in support of achieving strategic priorities and long-term financial and operational performance, and protect our assets (financial, intellectual property, and information, among others). Risk management is an enterprise-wide objective and is subject to oversight by the Board and its committees.
It is the responsibility of Viatris’ management and employees to identify material risks to our business and to implement and administer risk management and mitigation processes and programs, while also maintaining reasonable flexibility in how we operate. Our internal audit function coordinates cross functionally to maintain the Company’s enterprise risk assessment, including the identification of key and emerging risks, and reviews and refreshes this analysis quarterly with executive management. For each key or emerging risk identified, the Company establishes risk monitoring ownership, from which quarterly updates are collected for executive management and the Compliance and Risk Oversight Committee. The Company’s internal risk committee of senior management consists of senior leaders across multiple disciplines, including compliance, corporate affairs, finance, human resources, information security, IT, internal audit, legal, operations, and quality, and meets quarterly to review and discuss risks and trends, which vary across the short-, medium-, and long-term. To further embed risk management and compliance into our culture, Viatris has a robust global corporate compliance program, implements comprehensive policies and procedures, trains employees on how to implement and comply with them, and maintains an extensive program of oversight and audit to support compliance and appropriate enterprise risk management.
The Company’s risk oversight framework also aligns with our disclosure controls and procedures. For example, the Company’s Disclosure Committee reviews the Company’s quarterly and annual financial statements and related disclosures. The Disclosure Committee consists of senior management including our CFO, Chief Legal Officer, Chief Administrative and Transformation Officer, Chief Governance Counsel and Corporate Secretary, Chief Accounting Officer and Corporate Controller, Chief People and Corporate Affairs Officer, and Head of Capital Markets, all of whom participate in the associated risk assessment as described above. The financial statements are also reviewed with the CEO before being reviewed with and approved by the Audit Committee, and filed with the SEC.
The Board directly, or through its committees, oversees the implementation of risk management and mitigation processes. The Board and its committees review with management the risk management program and discuss risk assessment matters at least quarterly, as well as during the Board’s annual budget review and approval process. Each of our Board committees has full access to officers and employees of the Company, and the Board and committees also meet in executive session without members of management present. The Board and committee Chairs periodically discuss the allocation of specific risk oversight matters between the various Board committees and the Board believes that its current risk oversight structure, as outlined below, assigns particular risk oversight matters to the Board committees that have the appropriate expertise to manage them. The Board also has the authority to form special strategic committees, such as the Strategic Review Committee, if it believes that it would be advisable to oversee significant strategic or other corporate actions, including the risks related thereto. All Board committees also have access to outside advisors in their sole discretion and periodically receive external updates concerning oversight of risks related to the Company and management’s efforts to manage risk. The Compliance and Risk Oversight Committee is responsible for appointing and replacing the Company’s Chief Compliance Officer, who is responsible for, among other things, the day-to-day management and implementation of the Company’s Corporate Compliance Program and who reports to the Compliance and Risk Oversight Committee and the Chief Legal Officer. In addition to meeting with the Company’s internal risk committee of senior management, which meets at least quarterly, the Chief Compliance Officer meets at least quarterly with the Audit Committee and the Compliance and Risk Oversight Committee.

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The Board also has approved a Code of Business Conduct and Ethics, Code of Ethics for Chief Executive Officer, Chief Financial Officer, and Corporate Controller, and other related policies to help manage and mitigate risk globally. Our Code of Business Conduct and Ethics, as well as our Code of Ethics for Chief Executive Officer, Chief Financial Officer, and Corporate Controller are both available on our website at https://www.viatris.com/en/About-Us/Corporate-Governance.
The Vice Chair of the Board serves as Chair of the Compliance and Risk Oversight Committee, which also meets at least twice a year with other committee Chairs to discuss risk-related matters and the Company’s enterprise risk management framework. While the full Board has retained responsibility for overseeing strategic risks to the business overall, it has delegated oversight of specific risks to its committees as outlined below.
Board Committees’ Role in Risk Oversight
•
The Audit Committee focuses on risks relating to financial and disclosure controls, SEC reporting matters, and oversight of Viatris’ internal audit function and independent registered public accounting firm. The Committee oversees, among other matters, the Company’s processes and procedures relating to risk assessment and risk management relating to financial, disclosure, and SEC reporting-related matters, and reviews with management the quality and adequacy of the Company’s internal control over financial reporting and the Company’s disclosure controls and procedures, including their effectiveness. Viatris’ internal audit function reports to and meets with the Committee at least quarterly to discuss potential risk or control issues, and the Committee regularly discusses the performance of the internal audit function, and the adequacy of resources available to this function. The Committee also meets quarterly with Viatris’ independent registered public accounting firm in executive session.

•
The Compensation Committee focuses on the design and administration of compensation-related plans and programs, and reviews with management and its external compensation consultant, at least annually, the relationship between the Company’s compensation policies and practices and the Company’s risk management with respect to compensation-related matters, including to assess whether any risks arising from compensation practices, policies, and programs for the Company’s executive officers and other employees are reasonably likely to have a material adverse effect on the Company. The Committee receives reports, on at least a quarterly basis, from management and outside advisors regarding compensation-related matters, and considers risk management in determining compensation structure. The Committee also reviews reports from management regarding pay equity and human capital management.

•
The Compliance and Risk Oversight Committee assists the Board in its oversight of Viatris’ enterprise risk management framework and reviews the enterprise risk framework, infrastructure, and controls implemented by management to help identify, assess, manage, and monitor the Company’s material risks; reviews the organization, responsibilities, plans, and performance of the Global Operations Audit function and reviews management’s exercise of its responsibilities with respect to related matters; reviews management’s exercise of its responsibility to identify, assess, and manage material risks not allocated to the Board or another committee, including, for example, data security programs and cybersecurity and IT; and reviews the Company’s efforts to foster a culture of risk-adjusted decision-making without constraining reasonable risk-taking and innovation. Management reviews the Company’s enterprise risk management program with the Committee each quarter and discusses the short-, medium-, and long-term matters of focus from a risk management perspective and actions being taken to mitigate risk. The Committee also meets with the Chairs of the other committees at least two times a year to discuss enterprise risk and related matters. The Committee is also responsible for overseeing the Chief Compliance Officer’s implementation of Viatris’ Corporate Compliance Program. The Chief Compliance Officer reports to the Committee and the Chief Legal Officer and the Committee is responsible for appointing and, as applicable, replacing, the Chief Compliance Officer. The Committee discusses the Chief Compliance Officer’s performance, responsibilities, plans, and resources with the Chief Legal Officer. The Committee also makes recommendations to the Board with respect to the Corporate Compliance Program, the Code of Business Conduct and Ethics, and significant related global policies, and is responsible for reviewing reports of significant actual or alleged violations of the Code of Business Conduct and Ethics, corporate policies and procedures, and applicable laws and regulations. The Committee also discusses reports regarding non-financial compliance risk and risks associated with privacy; antitrust and competition; anti-corruption; and third-party risks. In addition, the Committee reviews significant global compliance-related policies, including policies related to pricing and/or commercialization of Company products and services.

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•
The Finance Committee is responsible for reviewing and, as appropriate, providing recommendations to the Board with respect to significant strategies and policies of the Company relating to its capital structure and deployment and/or allocation of capital, material financial matters and transactions, and the risks related to such activities.

•
The Governance and Sustainability Committee is responsible for identifying, assisting in recruiting, and nominating qualified individuals to become members of the Board, recommending committee assignments, overseeing the Board’s annual evaluation of the independence of Directors, and evaluating and assisting the Board in considering potential risks related to corporate governance. The Committee is also responsible for overseeing the annual self-evaluation of the Board and its committees; Director orientation and continuing education programs; Board and management succession planning; and management’s activities with respect to corporate environmental and social responsibility matters.

The Board’s Role in Oversight of Corporate Sustainability
Viatris’ Board oversees management’s efforts with respect to sustainability matters through its Governance and Sustainability Committee. The Company’s sustainability function operates as a center of excellence within the Viatris Corporate Affairs leadership structure. The Head of Global Sustainability drives the strategic and operational development of sustainability matters across the Company, together with key partners. The Chief People and Corporate Affairs Officer reports directly to the Chief Administrative and Transformation Officer and, together with the Head of Global Sustainability, communicates quarterly with the Board on sustainability matters, including corporate environmental and social responsibility matters through the Governance and Sustainability Committee. The Governance and Sustainability Committee reviews progress with the Chief People and Corporate Affairs Officer and Head of Global Sustainability on sustainability matters on an annual basis to confirm the Company is tracking its priorities in this area.
The Board’s and its Committees’ Role in Cybersecurity Oversight
The Company maintains a cybersecurity program designed to govern, identify, protect, detect, respond to, and recover from cybersecurity threats. The Company’s Chief Information Security Officer & Head of Global Security, under the direction of the Company’s Chief Compliance Officer prior to August 2025, and under the direction of the Company’s Chief Administrative and Transformation Officer since that time, reports quarterly to an internal risk committee of senior management, which includes the CEO, CFO, Chief Legal Officer, Chief Administrative and Transformation Officer, Chief People and Corporate Affairs Officer, Chief Information Officer, Chief Compliance Officer, Chief Quality Officer, Chief Supply Officer, Chief R&D Officer, and Regional Presidents, as well as the Board on the progress of the cybersecurity program and overall security status.
The Compliance and Risk Oversight Committee of the Board is responsible for reviewing management’s exercise of its responsibility to identify, assess, and manage material risks not allocated to the Board or another Committee of the Board, including data security programs and cybersecurity and IT. In the event of a severe cybersecurity incident, such as a ransomware attack or other incident that has a severe adverse effect on Viatris’ operations, critical systems, or sensitive data, or which may cause severe reputational damage, executive management may determine that it is necessary to notify the Board or the Compliance and Risk Oversight Committee about such a cybersecurity incident immediately. Otherwise, the Compliance and Risk Oversight Committee receives reports from executive management on data security, cybersecurity, and information security-related matters on at least a quarterly basis, including with respect to related risks, risk management, risk reduction programs, and relevant legislative, regulatory, and technical developments. The full Board receives a report on the respective quarterly discussions from the Chair of the Compliance and Risk Oversight Committee each quarter.
Board Education and Director Orientation
The Governance and Sustainability Committee is responsible for overseeing and reviewing Director continuing education programs, including educational seminars, presentations, conferences, and other programs or opportunities presented by external and internal resources, on matters that may relate to, among other topics: compensation, compliance, governance, board process, risk oversight, audit and accounting, regulatory and other current issues. Past trainings have included the

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Stanford Graduate School of Business Directors’ Consortium, the National Association of Corporate Directors’ Summit, the Goldman Sachs Directors’ Symposium, and Deloitte’s Board Symposium, among others. The Company reimburses Directors for costs associated with any related seminars and conferences, including travel expenses.
The Governance and Sustainability Committee is also responsible for overseeing and reviewing the Company’s Director orientation program. The program is designed to familiarize new Directors with, among other matters, the Company’s business, operations, financial reporting, risk management, and executive officers. In addition, new Directors receive extensive onboarding materials which address topics including the Company’s strategy, policies, Director roles and responsibilities, corporate governance policies and procedures, and leadership structure.
How Our Directors Are Selected and Evaluated
Consideration of Director Nominees
For purposes of identifying individuals qualified to become members of the Board, and consistent with the Company’s Corporate Governance Principles, the Governance and Sustainability Committee considers the following general criteria, among others, in nominating Director candidates. These criteria reflect the traits, abilities, and experience that the Board considers in determining candidates for election:
•	Highest ethical character and shares the values of the Company
•	Personal and/or professional reputations that are consistent with the image and reputation of the Company
•	Relevant expertise and experience and ability to offer advice and guidance to the CEO and senior management based on that expertise and experience
•	Sound business judgment
•	Diverse perspectives and personal backgrounds
In addition to the criteria set forth above, and any others the Governance and Sustainability Committee or Viatris’ Board may consider, a majority of the members of the Board must be “independent”, as that term may be defined from time to time by the applicable NASDAQ listing standards, including that an independent Director must be free of any relationships which, in the opinion of the Board, would interfere with the exercise of such Director’s independent judgment in carrying out the responsibilities of a Director.
As needed, the Governance and Sustainability Committee may identify new potential Director nominees by, among other means, requesting current Directors, executive officers, and external advisors to notify it if they become aware of persons meeting the criteria described above who would be suitable candidates for service on Viatris’ Board. The Committee also may, as needed, engage one or more firms that specialize in identifying Director candidates. The Governance and Sustainability Committee also may consider candidates recommended by shareholders in accordance with the procedures outlined in the question titled, “How do I recommend a candidate for nomination to Viatris’ Board?” on page A-7. The Committee’s evaluation process does not vary based on whether a candidate is recommended by a shareholder.
As appropriate, the Governance and Sustainability Committee will review publicly available information regarding a potential candidate, request information from the candidate, review the candidate’s experience and qualifications, including in light of any other candidates the Governance and Sustainability Committee might be considering, and conduct, together with other members of Viatris’ Board, one or more interviews with the candidate. Governance and Sustainability Committee members or their designees also may contact one or more references provided by the candidate or may contact other members of the business community or persons who have first-hand knowledge of the candidate’s talents and experience.

2026 Proxy Statement | 37

 Item 1  Election of Directors
Certain Relationships and Related Transactions
Based on a review of any transactions between Viatris and its Directors, Director nominees and executive officers, their immediate family members, and their affiliated entities, Viatris has determined that since the beginning of 2025, it was or is to be a participant in the following transactions in which the amount involved exceeds $120,000 and in which any of Viatris’ Directors, executive officers, or greater than five percent shareholders, or any of their immediate family members, had or will have a direct or indirect material interest:
Mr. Malik, a former Director and former executive officer of the Company, was party to an employment agreement with Mylan Inc., which contained standard indemnification provisions, and is currently party to a standard indemnification agreement with the Company. The Company has made payments to counsel to Mr. Malik of approximately $500,000 from January 1, 2025 through March 1, 2026 for services provided to Mr. Malik in connection with certain previously disclosed drug pricing matters. The Company anticipates making additional payments of approximately $650,000 in 2026 for ongoing services to be provided to Mr. Malik in connection with such matters. Viatris anticipates additional payment, repayment or advancement of these and other expenses during the pendency of these matters and anticipates that it will make payments for any such claims. In addition, in 2025, the Company made a payment to Mr. Malik equal to approximately $622,000, representing amounts relating to Company profit sharing contributions and his prior participation in the Company’s 401(k) Restoration Plan (the “Restoration Plan”). As previously disclosed, Mr. Malik served as an advisor to the Company on certain operational matters given his expertise in historical Company operations. In connection with his retirement from the Board, in November 2025, the Board approved a short-term extension to his advisory role to March 31, 2026 to further assist in these matters on current terms, which provided for continued vesting in equity awards that Mr. Malik held. The equity awards that Mr. Malik vested in as a result of the extended advisory period (261,490 PRSUs) were previously reported in prior Proxy Statements. The advisory period ended on March 31, 2026.
Viatris has a written related party transactions policy that establishes guidelines for the Audit Committee to review and approve or ratify, as appropriate, transactions involving any Director, nominee for Director, “officer” (as defined in Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), person known by the Company to be the beneficial owner of more than five percent of any class of the Company’s voting securities, or person known by the Company to be an immediate family member of any such person in which (1) the amount involved will or may be expected to exceed $100,000; (2) Viatris or an affiliate of Viatris is or will be a participant; and (3) any related party has or will have a direct or indirect material interest. The Board also annually reviews certain relationships and related party transactions as part of its assessment of each Director’s independence.

38 | 2026 Proxy Statement

 Item 1  Election of Directors
How Non-Employee Directors Are Compensated
Non-Employee Director Compensation for 2025
The following table sets forth information concerning the compensation earned by Viatris’ non-employee Directors (each, a “Non-Employee Director” and, together, the “Non-Employee Directors”) for 2025. Directors who are or were concurrently employees of Viatris (Mr. Smith) received no compensation for their concurrent Board service. A discussion of the elements of Non-Employee Director compensation follows the table.

Name	Fees Earned or Paid in Cash ($)	RSUs ($)[4]	All Other Compensation ($)[5]	Total ($)
W. Don Cornwell	150,000	225,007	20,000	395,007
Frank D'Amelio[1]	149,926	225,004	—	374,930
JoEllen Lyons Dillon[1]	250,000	225,007	—	475,007
Elisha Finney	150,000	225,007	20,000	395,007
Leo Groothuis[2]	175,000	225,007	—	400,007
Melina Higgins[1]	475,000	225,007	20,000	720,007
James M. Kilts[1]	200,000	225,007	20,000	445,007
Harry Korman[3]	175,000	225,007	—	400,007
Rajiv Malik[1,3]	225,000	225,007	30,317	480,324
Richard Mark	200,000	225,007	20,000	445,007
Mark Parrish[1]	300,000	225,007	—	525,007
Michael Severino, M.D.	99,926	225,004	—	324,930
David Simmons	60,734	225,005	—	285,739
Rogério Vivaldi Coelho, M.D.	150,000	225,007	—	375,007

1	In consideration of the significant time and effort expended by the members of the non-standing Strategic Review Committee, each member received a one-time fee of $50,000.
2	Fees earned by Mr. Groothuis were paid in Euros. Such amounts were converted into Euros using the monthly conversion rate in effect when each payment was made.
3	Mr. Korman and Mr. Malik did not stand for re-election to the Board at the 2025 Annual Meeting.
4
Represents the grant date fair value of the specific award granted to the Non-Employee Director. Restricted stock unit (“RSU”) awards granted in 2025 vested on March 6, 2026. For information regarding assumptions used in determining the amounts reflected in the table above, please refer to Note 14 to the Company’s Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (“Form 10-K”). The number of unvested RSUs held by each of the Non-Employee Directors, as of December 31, 2025, were as follows: Mr. Cornwell, 24,835; Mr. D’Amelio, 26,031; Ms. Dillon, 24,835; Ms. Finney, 24,835; Mr. Groothuis, 24,835; Ms. Higgins, 24,835; Mr. Kilts, 24,835; Mr. Malik, 616,848; Mr. Mark, 24,835; Mr. Parrish, 24,835; Dr. Severino, 26,031; Mr. Simmons, 23,344; and Dr. Vivaldi, 24,835. Amounts include all accrued and unvested whole share DEUs that vest only to the extent and at the same time the underlying award on which they are issued vest. The aggregate number of shares subject to stock options held by the Non-Employee Directors, as of December 31, 2025, were as follows: Ms. Dillon, 19,203; Ms. Higgins, 19,203; Mr. Korman, 13,949; Mr. Malik, 332,266; Mr. Mark, 12,260; and Mr. Parrish, 19,203.

5
The amounts represent charitable contributions made in 2025 under the Director Matching Gift Program in the amount of $20,000. For Mr. Malik, the amount represents the value of residual company car benefit (including insurance) along with health care benefits relating to prior service.

Viatris’ compensation philosophy for Non-Employee Directors is designed to attract and retain Non-Employee Directors with the experience necessary to represent the Company and oversee executive management. On an annual basis, the Compensation Committee considers market data for our peer group and input received from the Compensation Committee’s independent compensation consultant regarding market practices for Director compensation. Any changes to Non-Employee Director compensation are approved by the Compensation Committee and the independent Directors.

2026 Proxy Statement | 39

 Item 1  Election of Directors
Director Compensation Structure for 2026
The Compensation Committee and the independent Directors approved the following Non-Employee Director compensation effective for 2026, the compensation amounts are unchanged from 2025:

Elements of Compensation	Amount
Board Member Retainer	$150,000
Chair of the Board of Directors Compensation	$225,000
Vice Chair Compensation	$50,000
Committee Chair Fee	$25,000
Executive Committee Member Fee	$25,000
Annual Equity Grant Value (RSUs)	$225,000

Non-Employee Directors are also eligible to receive matching charitable contributions under the Company’s Director Matching Gift Program. Under this program, to the extent Non-Employee Directors choose to make charitable contributions to qualifying charitable organizations, the Company matches those contributions dollar-for-dollar up to an annual limit of $20,000 per person per calendar year. Beginning in 2026, we permit Non-Employee Directors to elect deferred settlement of RSUs and to defer cash compensation into deferred stock units.
Non-Employee Director Share Ownership Guidelines
The Board has adopted share ownership guidelines for Non-Employee Directors, requiring each to hold common stock valued at five times the amount of their annual cash retainer, excluding any cash retainer paid for committee service. Each Non-Employee Director has five years from his or her start date to attain compliance. These guidelines further demonstrate alignment of Viatris Non-Employee Directors’ interests with shareholders’ interests for the duration of their Board service. Common stock actually owned by the Non-Employee Director as well as restricted shares, deferred stock units, and unvested RSUs (including corresponding DEUs) count toward compliance with these requirements.

40 | 2026 Proxy Statement

Security Ownership
Security Ownership of Directors, Nominees, NEOs, and Executive Officers
The following table sets forth information regarding the beneficial ownership of common stock of Viatris Inc. as of March 26, 2026 by (i) each Viatris Director and Director nominee, (ii) each named executive officer (“NEO”), and (iii) all Directors and executive officers of Viatris Inc. as a group (based on 1,164,420,909 shares of common stock of Viatris Inc. outstanding as of such date). For purposes of this table, and in accordance with the rules of the SEC, shares are considered “beneficially owned” if the person, directly or indirectly, has sole or shared voting or investment power over such shares. A person also is considered to beneficially own shares that he or she has the right to acquire within 60 days of March 26, 2026. To Viatris’ knowledge, the persons in the following table have sole voting and investment power, either directly or through one or more entities controlled by such person, with respect to all the shares shown as beneficially owned by them, unless otherwise indicated in the footnotes below. The address for each beneficial owner listed in the table below is c/o Viatris Inc., 1000 Mylan Boulevard, Canonsburg, PA, 15317. As noted above, each Non-Employee Director has five years from their start date to attain compliance with our Share Ownership Guidelines. In addition, each of our covered employees has five years to achieve minimum ownership requirements, as discussed in more detail in the Compensation Discussion & Analysis section of this document.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Options Exercisable and Restricted Shares Vesting within 60 days	Percent of Class
W. Don Cornwell	112,044	—	*
Frank D'Amelio	26,031	—	*
JoEllen Lyons Dillon[1]	102,544	16,415	*
Andrew Enrietti	219,677	11,697	*
Elisha Finney	62,667	—	*
Leo Groothuis	63,437	—	*
Melina Higgins[2]	220,048	16,415	*
James M. Kilts	161,257	—	*
Corinne Le Goff	83,214	42,988	*
Richard Mark	116,145	12,260	*
Doretta Mistras	70,645	—	*
Mark Parrish	165,230	16,415	*
Brian Roman[3]	327,964	27,956	*
Michael Severino, M.D.	26,031	—	*
David Simmons	24,527	—	*
Scott A. Smith	1,329,326	—	*
Rogério Vivaldi Coelho, M.D.	46,526	—	*
All Directors and executive officers as a group (18 persons)[4]	3,217,330	148,732	*

*	Less than 1%.
1	Includes 18 shares held by Ms. Dillon’s spouse.
2	Includes 74,000 shares held by Ms. Higgins’ spouse.
3	Mr. Roman ceased to serve as the Company’s Chief Legal Officer as of February 9, 2026 and as an employee of the Company as of April 1, 2026.
4	Includes the individuals set forth above with the addition of Messrs. Campbell and Maletta and excluding Mr. Roman.

2026 Proxy Statement | 41

 Security Ownership
Security Ownership of Certain Beneficial Owners*
The following table lists the names and addresses of shareholders known to management as of March 26, 2026, to own beneficially more than five percent of the shares of common stock of Viatris as set forth below (based on 1,164,420,909 shares of common stock of Viatris Inc. outstanding as of such date):

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Davis Selected Advisers 2949 East Elvira Road, Suite 101, Tucson, AZ 85756	78,177,984[1]	6.7%
BlackRock, Inc., 50 Hudson Yards, New York, NY 10001	76,382,158[2]	6.6%
T. Rowe Price Associates, Inc., 1307 Point Street, Baltimore, MD 21231	74,715,883[3]	6.4%

1
Based on the Schedule 13G/A filed by Davis Selected Advisers with the SEC on February 4, 2026, as of December 31, 2025, Davis Selected Advisors has sole voting power over 67,210,658 shares of common stock, shared voting power over 0 shares of common stock, sole dispositive power over 78,177,984 shares of common stock and shared dispositive power over 0 shares of common stock.

2
Based on the Schedule 13G/A filed by BlackRock, Inc. with the SEC on October 17, 2025, as of September 30, 2025, BlackRock, Inc. has sole voting power over 71,733,857 shares of common stock, shared voting power over 0 shares of common stock, sole dispositive power over 76,382,158 shares of common stock and shared dispositive power over 0 shares of common stock.

3
Based on the Schedule 13G filed by T. Rowe Price Associates, Inc. with the SEC on May 14, 2025, as of March 31, 2025, T. Rowe Price Associates, Inc. has sole voting power over 70,171,778 shares of common stock, shared voting power over 0 shares of common stock, sole dispositive power over 74,708,405 shares of common stock and shared dispositive power over 0 shares of common stock.

*
We believe that certain subsidiaries or business divisions of subsidiaries of The Vanguard Group collectively own approximately 142,262,690 shares (12.2%) of our common stock. Based on the Schedule 13G/A filed by The Vanguard Group with the SEC on March 27, 2026, as of March 13, 2026, The Vanguard Group had sole voting power over 0 shares of common stock, shared voting power over 0 shares of common stock, sole dispositive power over 0 shares of common stock and shared dispositive power over 0 shares of common stock as a result of an internal realignment. That Schedule 13G/A further reported that "In accordance with SEC Release No. 34-39538 (January 12, 1998), certain subsidiaries or business divisions of subsidiaries of The Vanguard Group, Inc., that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group, Inc., will report beneficial ownership separately (on a disaggregated basis) from The Vanguard Group, Inc. in reliance on such release. These subsidiaries and/or business divisions pursue the same investment strategies as previously pursued by The Vanguard Group, Inc. prior to the realignment. Further in accordance with SEC Release No. 34-39538 (January 12, 1998), The Vanguard Group, Inc. no longer has, or is deemed to have, beneficial ownership over securities beneficially owned by such subsidiaries and/or business divisions." While to date no Vanguard subsidiaries or business divisions have reported beneficial ownership separately from The Vanguard Group, the last Schedule 13G/A filed by the Vanguard Group with the SEC on February 13, 2024 reported that, as of December 29, 2023, The Vanguard Group had sole voting power over 0 shares of common stock, shared voting power over 1,620,666 shares of common stock, sole dispositive power over 136,880,832 shares of common stock, shared dispositive power over 5,381,858 shares of common stock and beneficially owned 142,262,690 shares of common stock in the aggregate (approximately 12.2% of class based on 1,164,420,909 shares of common stock of Viatris Inc. outstanding as of March 26, 2026).

42 | 2026 Proxy Statement

 Security Ownership
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s Directors, “officers” (as defined in Rule 16a-1(f) of the Exchange Act) (“Section 16 Officers”) and beneficial owners of more than 10% of any class of the Company’s equity securities registered pursuant to Section 12 of the Exchange Act to file initial reports of ownership and changes in ownership with the SEC. To the Company’s knowledge, with respect to the fiscal year ended December 31, 2025, all applicable filings were timely made except that the Form 3 filed by David Simmons, a Director of the Company, incorrectly stated that he beneficially owned zero shares of Company common stock. Mr. Simmons filed an amended Form 3 on March 10, 2026 to report that he beneficially owned 684 shares of Company common stock. In addition, Mr. Simmons was late in filing two ownership reports with respect to two purchases of Company common stock in August and November 2025 (totaling 499 shares of Company common stock in the aggregate). Mr. Simmons reported both purchases on a Form 4 filed on March 10, 2026. These shares, as well as those reported on Mr. Simmons' amended Form 3, were acquired by Mr. Simmons’ investment advisors in managed accounts for the benefit of family trusts as part of the investment advisors’ implementation and continued execution of managed investment strategies to mirror certain index funds involving the securities of multiple issuers.

2026 Proxy Statement | 43

Executive Officers
The following table sets forth the names, ages, and positions of Viatris’ executive officers as of March 26, 2026:

Scott A. Smith	63	Chief Executive Officer (principal executive officer)
Theodora (Doretta) Mistras	44	Chief Financial Officer (principal financial officer)
Dr. Corinne Le Goff	60	Chief Commercial Officer
Matthew Maletta	54	Chief Legal Officer
Paul Campbell	59	Chief Accounting Officer and Corporate Controller (principal accounting officer)
Andrew Enrietti	42	Chief Administrative and Transformation Officer

Scott A. Smith. Mr. Smith has served as Viatris’ CEO since April 1, 2023. His responsibilities include leading the daily management and the overall performance of the Company and executing on the strategies developed in collaboration with the Board, among other responsibilities. Mr. Smith is also a member of the Board and additional details regarding his background and experience can be found on page 22.
Doretta Mistras. Ms. Mistras has served as Viatris’ CFO since March 1, 2024. Her responsibilities include oversight of the global Finance Department, which includes corporate controllership, financial planning and analysis, internal audit, and tax and Treasury functions, among others. Prior to joining the Company as of January 1, 2024 as CFO-elect, Ms. Mistras was Managing Director, Healthcare Investment Banking at Citigroup Global Markets from September 2019 to December 2023 and prior to that was Managing Director, Healthcare Investment Banking at Goldman Sachs, where she spent over 15 years in their investment banking healthcare group. She has almost two decades of leadership, advisory, and capital markets experience helping guide corporate boards and leadership teams on matters affecting corporate strategy, including business development, financial planning, corporate finance and investor relations. Ms. Mistras has also advised leading healthcare corporations on a multitude of important financial and strategic decisions, including M&A, joint ventures, and capital markets transactions.
Dr. Corinne Le Goff, Pharm D. Dr. Le Goff has served as Chief Commercial Officer since April 15, 2024. Her responsibilities include oversight of the Company’s global commercial organization, including the Developed Markets, Emerging Markets, JANZ and Greater China segments, and the Company’s Global Commercial functions, including Global Strategic Marketing, Global Market Access and Value, Global Commercial Insights & Analytics, and Global Commercial Development. Prior to joining the Company, Dr. Le Goff held roles at biotechnology companies, most recently as President, Chief Executive Officer, and Director of Imunon, Inc. (“Imunon”), a clinical stage biotechnology company, from July 2022 until March 2024, where she led an organizational turnaround and rebranding effort (Imunon was known as Celsion Corporation until September 2022). Prior to Imunon, she was Chief Commercial Officer of Moderna, Inc. from January 2021 through January 2022 and served in various roles at Amgen Inc. from June 2015 to January 2021, including President of the U.S. business from March 2019 to January 2021, Senior Vice President of Global Product Strategy and Commercial Innovation from June 2018 to March 2019 and President of the Europe Region from June 2015 to May 2018. Dr. Le Goff also held various positions within the Roche Group, a publicly traded Swiss multinational healthcare company, including President of Roche’s French affiliate from May 2012 to May 2015 and Senior Vice President Global Neuroscience and Rare Diseases Business Unit from 2011 to May 2012. Dr. Le Goff served on the board of directors of Longboard Pharmaceuticals Inc., a clinical-stage biopharmaceutical company from March 2021 until December 2024 when the company was acquired by H. Lundbeck A/S, most recently serving on that company’s Audit and Nominating and Corporate Governance Committees, and previously served on the boards of directors of EuroAPI S.A., which develops, manufactures, markets and distributes APIs and intermediates used in the formulation of medicines for human and veterinary use, from April 2022 to January 2023, Acticor Biotech SAS, a clinical stage biopharmaceutical company, from May 2022 to December 2023, and CFAO Group, a trading company, from October 2014 to October 2020.

44 | 2026 Proxy Statement

 Executive Officers
Matthew Maletta. Mr. Maletta has served as Viatris’ Chief Legal Officer since February 9, 2026. His responsibilities include oversight of the Company’s global legal organization, including securities, global contracts, labor and employment, global regulatory, business development, litigation, and intellectual property, and, together with the Compliance and Risk Oversight Committee, overseeing the Company’s compliance function, among other areas. Prior to joining the Company, Mr. Maletta served as Par Health Inc.’s (a company spun-off from Mallinckrodt plc following its merger with Endo, Inc.) Chief Legal Officer and Corporate Secretary from August 2025 to January 2026 where he had global responsibility for all legal matters and led that company’s government affairs function. From May 2015 to August 2025, Mr. Maletta served as Executive Vice President and Chief Legal Officer of Endo International plc and its successor Endo, Inc., (collectively, “Endo”) and concurrently served as Corporate Secretary for Endo from June 2020 to August 2025. From 2002 to 2015, Mr. Maletta worked for Allergan Inc., rising to Vice President, Associate General Counsel and Corporate Secretary. In that role, he provided legal support for major transactions, public company compliance, and corporate governance, while also supporting business units and corporate functions.
Paul Campbell. Mr. Campbell has served as Viatris’ Chief Accounting Officer and Corporate Controller since the closing of the Combination on November 16, 2020. He is responsible for oversight of the day-to-day operations of the accounting and finance functions of the Company, including planning, implementing, and managing the Company’s finance and accounting activities. Prior to the closing of the Combination, Mr. Campbell was Mylan’s Chief Accounting Officer, Senior Vice President and Controller. Before his appointment as Chief Accounting Officer in November 2015, Mr. Campbell served as Mylan’s Senior Vice President and Controller beginning in May 2015, with responsibility for overseeing the Company’s accounting and financial operations and reporting, and he previously held roles of increasing responsibility at Mylan since 2002.
Andrew Enrietti. Mr. Enrietti has served as Viatris’ Chief Administrative and Transformation Officer since August 15, 2025. His responsibilities include oversight of the Company’s Human Relations, Corporate Affairs, IT, Information Security, Business Transformation, and Corporate Services. Mr. Enrietti most recently served as Viatris’ Chief People Officer where he led the strategy and execution of HR, global workplaces and real estate. Prior to the Combination, he served as Mylan’s Head of Global Total Rewards & HR M&A, with responsibilities that included the design, development and implementation of the company’s global executive and broad-based compensation and equity programs, employee benefit programs and oversight of benefit activities related to corporate M&A and divestitures.
Pursuant to the Bylaws, officers hold office until their successors are chosen and qualify in their stead or until their earlier death, resignation, or removal.

2026 Proxy Statement | 45

Item 2
Advisory Vote to Approve the 2025 Compensation of the Named Executive Officers of the Company
As required by Section 14A of the Exchange Act, Viatris’ shareholders have the opportunity to vote to approve, on a non-binding, advisory basis, the 2025 compensation of our NEOs as disclosed in this Proxy Statement in accordance with SEC rules, which we also have referred to herein as the “Say-on-Pay vote.”
As detailed in the Compensation Discussion and Analysis section of this Proxy Statement, which begins on page 47, our NEO compensation program is designed to incentivize the continued development of our business and shareholder value creation over the short- and long-term, while providing a competitive level of compensation to attract, retain, and motivate our talented NEOs. Our program also aligns compensation with performance and shareholder and other stakeholder interests. The Compensation Committee has also continued to enhance our compensation program in connection with robust shareholder engagement and feedback. The Board urges you to consider the factors discussed in the Compensation Discussion and Analysis section when deciding how to vote on this Item 2.
Given the leadership, dedication, and performance of our NEOs, their proven ability to capitalize on opportunities and manage challenging market conditions, and the strong alignment between pay and performance in our compensation program, the Board recommends that shareholders vote “FOR” the following resolution at the 2026 Annual Meeting:
“RESOLVED, that Viatris shareholders approve, on an advisory basis, the 2025 compensation of the Company’s named executive officers, as disclosed on pages 47 to 68 of Viatris’ Proxy Statement for the 2026 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation and other tables and narrative discussion.”
Although advisory and not binding, the Compensation Committee and the Board will take into account the outcome of this vote when considering future compensation arrangements for Viatris’ NEOs as they deem appropriate. We currently provide shareholders with a Say-on-Pay vote on an annual basis and expect that the next such vote will occur at the 2027 annual meeting of shareholders.

Board Recommendation

Viatris’ Board recommends a vote “FOR” the approval, on an advisory basis, of the 2025 compensation of the NEOs.

46 | 2026 Proxy Statement

Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) describes the compensation of our Named Executive Officers (“NEOs”) for 2025. Our compensation program continues to be closely aligned to the Company’s performance objectives and is designed to attract, retain, and incentivize our key leaders.
Named Executive Officers

Scott A. Smith Chief Executive Officer
Doretta Mistras Chief Financial Officer
Corinne Le Goff Chief Commercial Officer
Brian Roman Former Chief Legal Officer
Andrew Enrietti Chief Administrative and Transformation Officer

47	Named Executive Officers
48	Executive Summary
49	Selected Highlights and Recent Developments
50	Executive Compensation Philosophy
50	2025 Performance-Based Compensation Program
50	2025 Total Target Compensation
50	Considerations for Setting 2025 Incentive Performance Goals
51	2025 Peer Group
51	Elements of 2025 Compensation
51	Base Salaries
52	2025 Annual Incentive Compensation Program
53	2025 Long-Term Incentive Compensation Programs
55	Compensation Governance and Policies
55	Governance and Other Considerations Impacting Viatris Compensation Decisions
56	Commitment to Responsible, Shareholder-Aligned Compensation Governance Practices
56	Limited Perquisites
57	401(k) Restoration Plan
57	2025 Share Ownership Requirements
57	Clawback Policy
58	Anti-Hedging and Anti-Pledging Policy
58	Consideration of Risk in Company Compensation Policies
59	Role of the Compensation Committee
59	Tax Deduction Cap on Executive Compensation
59	Insider Trading Policies and Procedures
59	Equity Award Grant Practices
60	Compensation Committee Report
60	Compensation Committee Interlocks and Insider Participation
61	Executive Compensation Tables
66	Estimated Payments In Connection with a Termination of Employment or Change in Control
68	CEO Pay Ratio
70	Pay Versus Performance

2026 Proxy Statement | 47

 Compensation Discussion and Analysis
Executive Summary
Shareholder Responsiveness and Continued Evolution of Our Compensation Program
We were satisfied by the results of our 2025 Say-on-Pay Vote, which received approximately 95% support. In the course of our engagement with shareholders, they stated that they were pleased with the changes to the program that the Board and management had implemented based on their prior feedback. Since January 1, 2025, we met with 20 of our 50 largest shareholders representing approximately 45% of our outstanding shares and reached out to approximately 30 of our 50 largest shareholders representing approximately 60% of our outstanding shares (in each case based on December 31, 2025, shareholder data).  In these meetings, various members of our management and, as appropriate or where requested, our Board, including independent Directors, met with institutional investor executives, governance and stewardship team leads, and portfolio managers.
In connection with our 2025 Annual Meeting, we reached out to 8 of our largest 10 shareholders and offered them an opportunity to meet with independent Directors of our Board without members of management present. Two shareholders accepted this offer, while the others expressed that they did not have additional questions or feedback at the time. The participants in these meetings included our Board Chair, Vice Chair and the Chair of our Governance and Sustainability Committee.
The table below details certain recent actions that we have taken to align our compensation program with shareholder outcomes.

Reduced the 2024 Annual Incentive Payout
•
The Compensation Committee exercised negative discretion to reduce the 2024 annual incentive payout. This negative discretion was exercised due to the unique timing of the import alert related to the Indore, India facility, and the resulting impact on the Company’s financials and share price. 2024 performance outcomes for Adjusted EBITDA[1], Free Cash Flow[1] and Global Regulatory Submissions would have resulted in a 163.92% bonus funding under the provisions of the short-term incentive plan. The Compensation Committee reduced funding to 140%.

Increased Difficulty of 2025 Adjusted EBITDA[1] Maximum Objective
•
Historically, maximum Adjusted EBITDA performance under the annual incentive plan has been set at 105% of target. For 2025, maximum Adjusted EBITDA performance was set at 110% of target requiring a greater level of Adjusted EBITDA performance to achieve above target payouts in 2025.

Reduced Weighting of Global Regulatory Submissions	• The portion of the annual incentive related to Global Regulatory Submissions objective was reduced from 20% to 10% in 2025.
Revised Compensation Peer Group	• Eli Lilly was eliminated from the peer group due to its significantly greater market capitalization. Sandoz was added to the peer group.
Amended Share Ownership Requirements Policy for our NEOs	• The Compensation Committee amended the policy for our NEOs to exclude unearned PRSUs (including associated DEUs) from ownership calculations, thereby making our ownership requirements more robust.

Our Compensation Structure is Simple and Approximately Two-Thirds Performance Based
Our Compensation Committee has implemented a simple and performance-focused compensation approach which is primarily focused on base salary, a performance-based short-term incentive award, and long-term incentive awards consisting of PRSUs and RSUs. For fiscal year 2025, 61% of NEO total target compensation was performance-based and 68% of NEO total target compensation was delivered as long-term equity.
Our PRSUs are subject to a total shareholder return (“TSR”) performance modifier assessed over a three-year time frame relative to the S&P 500 Pharmaceutical Index, further aligning compensation with performance and shareholder returns.
1
See Appendix B for a description of how Adjusted EBITDA and Free Cash Flow under the annual incentive plan were calculated for 2024. See footnote 1 on page 53 for a description of how Adjusted EBITDA under the annual incentive plan was calculated for 2025.

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Selected Highlights and Recent Developments
2025 was an important year for Viatris, and the Company achieved several notable accomplishments related to its stated priorities.
Delivered on 2025 Strategic Priorities

Executive Transitions
The Company appointed Mr. Enrietti to serve as Chief Administrative and Transformation Officer commencing on August 15, 2025 and Mr. Maletta to serve as Chief Legal Officer commencing on February 9, 2026.
Brian Roman, our former Chief Legal Officer, departed from the Company effective as of April 1, 2026. Mr. Roman's departure was considered a termination without cause and he received severance benefits consistent with Viatris' severance policies. Mr. Roman received severance benefits in connection with his transition equal to his base salary and target bonus, subject to a release of claims and other customary conditions. Mr. Roman will receive a pro rata bonus for 2026 reflecting his period of executive service. Unvested equity awards that Mr. Roman held as of his separation were forfeited, unless otherwise provided in the applicable award agreements such as eligibility to receive a pro rata portion of his PRSUs granted in 2024 and 2025 based on actual performance at the end of the applicable performance period.

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 Compensation Discussion and Analysis
Executive Compensation Philosophy

The Compensation Committee and Board’s compensation philosophy for 2025 reflects the Company’s performance-based, shareholder-value-focused business model and is intended to help Viatris continue to attract and retain high-performing executives given the highly competitive market for executive talent. The compensation program has the following key objectives, among others:

•
Attract, Motivate and Retain Highly Skilled Executives. To attract and retain the leaders needed to execute our ambitious goals, we provide market competitive compensation with an emphasis on performance-based, long-term incentives. We designed our compensation program so the Company, shareholders, and other stakeholders continue to benefit from the talents of our leadership team and global workforce, while also recruiting new talent on an on-going basis in a highly competitive market for executive talent.

•
Align with Shareholder Interests. We aligned executive compensation with shareholder interests by linking pay to the Company’s stated strategic priorities, long-term performance, and share price appreciation, including through the use of a relative TSR modifier for PRSUs in our long-term incentive plan and robust share ownership requirements. We believe this linkage helps drive long-term performance and encourages decision making to foster share price appreciation.

•
Drive Company Performance. As described in more detail on pages 48 to 55, our 2025 compensation program was designed with metrics carefully linked to our business strategies and financial goals. If the Company does not meet its short- and long-term objectives, executive pay is meaningfully impacted.

2025 Performance-Based Compensation Program
2025 Total Target Compensation
The table below shows the total target compensation opportunity for each of our NEOs in 2025.

NEO	Base Salary	Target Annual Incentive	Target Long-Term Incentive	2025 Total Target Compensation[1]
Scott A. Smith	$1,450,000	$2,175,000	$10,150,000	$13,775,000
Doretta Mistras	$850,000	$850,000	$3,400,000	$5,100,000
Corinne Le Goff	$900,000	$900,000	$3,600,000	$5,400,000
Brian Roman	$850,000	$850,000	$2,550,000	$4,250,000
Andrew Enrietti	$800,000	$800,000	$2,400,000	$4,000,000

1	2025 Total Target Compensation equals the sum of base salary, target annual incentive, and target long-term incentive.
Considerations for Setting 2025 Incentive Performance Goals
In setting annual and long-term incentive performance goals, the Compensation Committee considered a variety of information, including potential divestitures, industry forecasts, internal projections, demographic data, advice from outside advisors, and the Company’s annual operating plan and strategies. The Compensation Committee also considered the variability and cyclicality of the business, noting that targets may increase or decrease from year-to-year due to factors impacting the business, such as market conditions, the regulatory environment, timing of product approvals, and both immediate and long-term strategic priorities of the business. Although the targets may vary from year-to-year, the Compensation Committee is committed to maintaining high levels of rigor while motivating the executive team and aligning with long-term disciplined business development and shareholder value creation. Consistent with our philosophy of driving long-term Company performance, the Compensation Committee, with the advice of its independent compensation consultant, annually considers potential alternative performance metrics that link to our strategy and align with shareholder interests in long-term value creation.
For 2025, the Compensation Committee enhanced our annual incentive program by establishing significantly stretched financial goals for 2025. The Committee also added a 10% personal performance component to incentivize individual achievement and provide the Board with greater discretion in assessing management performance.

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Targets for Adjusted EBITDA and free cash flow were lower in 2025 than in 2024 based on expectations regarding business performance year over year consistent with the Company’s 2025 guidance which was impacted by the events at the Indore, India facility. The Committee addressed these events by exercising negative discretion to reduce the 2024 annual incentive payout. This negative discretion was exercised due to the unique timing and the resulting impact of the import alert related to the Indore facility on the Company’s 2025 financials and share price. 2024 performance outcomes for Adjusted EBITDA, Free Cash Flow and Global Regulatory Submissions would have resulted in a 163.92% bonus funding under the provisions of the short-term incentive plan. The Compensation Committee reduced funding to 140%. In addition, for 2025, maximum Adjusted EBITDA performance was set at 110% of target, requiring a greater level of Adjusted EBITDA performance to achieve above target payouts in 2025.
2025 Peer Group
The peer group is used as one of several reference points for determining executive compensation and includes Viatris’ business competitors and companies with which Viatris competes for executive talent. Although the competitive market for our executives is one factor the Compensation Committee considers when making compensation decisions, the Compensation Committee does not target the compensation of NEOs within a specific percentile of any set of peer companies and considers peer group and industry data along with many other factors when determining compensation.
During 2025, with the advice of the Compensation Committee’s independent compensation consultant, the Compensation Committee removed Eli Lilly and Company from our peer group due to its market capitalization and added Sandoz as a new member of the peer group.

Abbott Laboratories	Bristol-Myers Squibb Company	Regeneron Pharmaceuticals, Inc.
Amgen Inc.	Gilead Sciences, Inc.	Sandoz
Bausch Health Companies Inc.	Novartis AG	Sanofi S.A.
Baxter International Inc.	Organon & Co.	Teva Pharmaceutical Limited
Biogen Inc.	Pfizer Inc.	Zoetis Inc.

Elements of 2025 Compensation
Base Salaries
The Compensation Committee considers a variety of factors in deciding base salary, including, among others: individual performance, responsibilities, and expected future performance; Company performance; management structure; marketplace practices (including external benchmarks prepared by an independent compensation consultant); internal pay equity considerations; competitive recruitment for outstanding talent; and the executive’s experience, tenure, and leadership. The Compensation Committee also considers, among other factors, what the marketplace would require in terms of the costs to hire a similarly qualified and experienced individual externally.
As reflected in the table below, in 2025, there were adjustments made to base salaries to reflect changes in market data.

NEO	2024 Base Salary	2025 Base Salary
Scott A. Smith	$1,400,000	$1,450,000
Doretta Mistras	$825,000	$850,000
Corinne Le Goff	$875,000	$900,000
Brian Roman	$825,000	$850,000
Andrew Enrietti[1]	—	$800,000

1	Mr. Enrietti was not a Named Executive Officer in 2024.

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 Compensation Discussion and Analysis
2025 Annual Incentive Compensation Program
Annual Incentive Compensation Awards for 2025
Viatris’ annual incentive compensation consists of performance-based annual cash awards that are subject to achievement of metrics that were identified by the Board and Compensation Committee as critical to the successful execution of Viatris’ business strategy and aligned with the creation of shareholder value. The metrics link the actions and leadership of our executive team to Company performance and shareholder returns, both in the short- and long-term. The Compensation Committee approved annual incentive award grants and corresponding performance targets in the first quarter 2025.
The Compensation Committee identified the following metrics as important measures of Company performance relating to its stated strategy:
•
Adjusted EBITDA[1] (40% Weighting): Measures the Company’s profitability and motivates the organization to focus on commercial execution and driving new product revenue, maintaining efficiency of our operations, capturing synergies, and disciplined expense management.

•
Free Cash Flow[1] (40% Weighting): Creates organizational emphasis and focus on cash through improved cash flow conversion, optimized working capital, and overall cash generation which can increase shareholder returns.

•
Global Regulatory Submissions (10% Weighting): Emphasizes the importance of developing a robust pipeline of molecules that Viatris could manufacture and sell over subsequent years. A robust product pipeline can help Viatris move its products up the value chain and also supports sustainability while serving Viatris’ mission of providing access to high quality, affordable medications.

•
Personal Goals (10% Weighting): The Compensation Committee established shared performance goals that focused on Indore remediation, strategic review and talent along with individual goals that addressed each NEO’s global functional objectives for the year.

Individual annual incentive payout targets were established for each active NEO, expressed as a percentage of base salary, as noted in the table below. Actual payouts could range from 0% to 200% of each NEO’s annual incentive target based on achievement of performance goals.

NEO	Target (as % of Base Salary)	Annual Incentive Target
Scott A. Smith	150%	$2,175,000
Doretta Mistras	100%	$850,000
Corinne Le Goff	100%	$900,000
Brian Roman	100%	$850,000
Andrew Enrietti	100%	$800,000

1	See footnotes 1 and 2 on page 53 for a description of how Adjusted EBITDA and Free Cash Flow under the annual incentive plan were calculated for 2025.

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Annual Incentive Compensation Payouts for 2025
In 2025, Viatris achieved the following performance against the Compensation Committee-approved performance goals:

Metric	Weighting	Threshold	Target	Maximum	Results
Adjusted EBITDA[1]	40%	$3,800 million	$4,050 million	$4,455 million	$4,066 million
Free Cash Flow[2]	40%	$1,700 million	$2,000 million	$2,300 million	$2,219 million
Global Regulatory Submissions	10%	70	95	120	110

1
Adjusted EBITDA is derived from Viatris’ financial statements in the same manner as Viatris’ publicly reported adjusted EBITDA for 2025, except that the calculation for the 2025 annual incentive program utilized 2025 budgeted foreign exchange rates and further adjusts for acquired in-process research and development costs. Viatris’ adjusted EBITDA as reported for the twelve months ended December 31, 2025 is reconciled to the most directly comparable U.S. GAAP measure in Appendix B.

2
Free cash flow is derived from Viatris’ audited financial statements in the same manner as Viatris’ publicly reported free cash flow for 2025, except that the calculation for the 2025 annual incentive program utilized 2025 budgeted foreign exchange rates and further adjusts for transaction costs and taxes primarily related to the Company’s acquisitions and divestitures, and proceeds from the sale of certain property, plant and equipment and other assets. Viatris’ free cash flow as reported for the twelve months ended December 31, 2025 is reconciled to the most directly comparable U.S. GAAP measure in Appendix B.

The performance metrics set forth above, which applied to 90% of the weighting for the overall target, resulted in an achieved operational performance payout reflecting 126.72% of the overall target.
The remaining 10% of the total target annual incentive compensation payout for 2025 was determined by the Compensation Committee's assessment of each NEO's performance with respect to his or her individual goals that were previously approved by the Committee. This metric functioned as follows: (i) if individual goals were not achieved, this metric would result in no payout with respect to 10% of total target annual incentive compensation; (ii) if individual goals were achieved, the metric would result in 100% payout of the 10% of total target annual incentive compensation; and (iii) if the individual goals were exceeded, the metric would result in between 100% and 200% payout of the 10% of total target annual incentive compensation. Each NEO's individual goals were tailored to his or her specific role, but goals related to actions necessary to, among other things, continue the success of the base business, support new product launches, drive organizational efficiency, and execute on the Company's strategic priorities. The Compensation Committee determined that each NEO achieved his or her individual goals at target level, resulting in a 100% payout with respect to this 10% of the annual performance incentive, which was less than the 126.72% of target that applied to the operational component.
The following table shows the 2025 actual incentive payout for each active NEO reflecting a total payout of 136.72% of target.

NEO	Actual Annual Incentive Award
Scott A. Smith	$2,973,660
Doretta Mistras	$1,162,120
Corinne Le Goff	$1,230,480
Brian Roman	$1,162,120
Andrew Enrietti	$1,093,760

In establishing short-term incentive program targets for 2025, the Board set challenging stretch financial performance targets to encourage financial outperformance in 2025. The Board believes that these actions were appropriate to further align management compensation with share price performance and to incentivize management to work expeditiously to resolve the issues relating to the Indore facility.
2025 Long-Term Incentive Compensation Programs
Long-Term Incentive Compensation Grants for 2025
The Compensation Committee believes that the value of long-term incentives should be directly related to the performance of Viatris’ common stock over several years, as well as other measures associated with the growth, success, and long-term sustainability of Viatris. The Compensation Committee approved annual long-term incentive (“LTI”) award grants in the first quarter 2025.

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 Compensation Discussion and Analysis
We deliver 65% of targeted long-term incentive value in the form of performance-based awards (which are subject to a TSR modifier) and 35% in the form of RSUs. The majority allocation of PRSUs reflects a reinforcement of our pay-for-performance philosophy and our robust shareholder engagement. RSUs vest ratably over a three-year period following the grant date, and PRSUs vest as described below. This mix of LTI awards provides NEOs with a combination of incentives and aligns them with the interests of shareholders.
Each NEO’s 2025 LTI award had a targeted value at grant equal to a percentage, which remained unchanged in 2025, of the NEO’s base salary. In setting each NEO’s LTI targeted value, the Compensation Committee considered a variety of factors, including, among others, peer group compensation and expectations regarding individual roles and responsibilities.
For 2025, the Compensation Committee approved the following annual LTI award values for our NEOs:

NEO	PRSUs	RSUs	Total LTI Award
Scott A. Smith	$6,597,500	$3,552,500	$10,150,000
Doretta Mistras	$2,210,000	$1,190,000	$3,400,000
Corinne Le Goff	$2,340,000	$1,260,000	$3,600,000
Brian Roman	$1,657,500	$892,500	$2,550,000
Andrew Enrietti[1]	$1,015,625	$1,346,875	$2,362,500

1
Mr. Enrietti received a one-time LTI award in the form of RSUs at the time of his transition to the Chief Administrative and Transformation Officer role. His future LTI will be delivered 65% in the form of performance-based awards and 35% in the form of RSUs consistent with the other NEOs.

2025 Three-Year PRSU Performance Metrics
The 2025 grant of PRSUs is subject to free cash flow performance and TSR performance relative to the S&P 500 Pharmaceutical Index, which is used as a modifier to determine the final payout percentage, as described below. The free cash flow metric incentivizes effective use of Viatris’ capital to drive cash flow generation, encouraging behavior that is closely aligned with our efforts to drive a durable and sustainable business. In addition, the relative TSR modifier impacts executive pay based on Viatris’ performance as compared to industry competitors.
As shown in the table below, payouts under the 2025 PRSUs will be determined in two steps. First, in the first quarter 2028, the outcome of the free cash flow metric will be assessed, resulting in an initial payout percentage of 50% for threshold performance (with 0% payout for below threshold performance) up to 150% for maximum performance, with linear interpolation for achievement between threshold and maximum. Second, the relative TSR metric will be applied as a modifier to the initial payout percentage with the effect of decreasing it by 30%, leaving it unaffected, or increasing it by 30%.

Metric	Weighting	Threshold	Target	Maximum
Free Cash Flow[1]	100%	$5,500 million	$6,500 million	$7,500 million
Relative TSR of Peer Group[2]	Multiplier	At or Below 25th Percentile of Peer Group	Between 25th and 75th Percentiles of Peer Group	At or Above 75th Percentile of Peer Group
Payout Opportunity (as % of Target)		35%	100%	195%

1
Free cash flow is derived from Viatris’ audited financial statements in the same manner as the calculation for Viatris’ 2025 annual incentive program, except that the calculation for the 2025 PRSUs further adjusts for any of the following, as applicable: material unplanned litigation gains and losses equal or greater than $25 million in the aggregate, material changes in tax laws, unbudgeted restructuring costs, increased R&D expense with respect to M&A activities, and material acquisition costs. Free cash flow for the 2025 PRSUs will be the sum of such free cash flow measure for each of the years ended December 31, 2025, 2026 and 2027 and will utilize budgeted foreign exchange rates for the relevant year. Viatris’ free cash flow as reported for the twelve months ended December 31, 2025 is reconciled to the most directly comparable U.S. GAAP measure in Appendix B.

2
Relative TSR is calculated by comparing the difference between Viatris’ 30-day trailing average closing ordinary share price at the day before the beginning of the performance period and day before the end of the performance period plus any dividends paid during the performance period against the same metric for each company in the S&P 500 Pharmaceutical Index.

Payouts with respect to PRSUs granted in 2025 will be determined in early 2028 following the conclusion of the three-year performance cycle.

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2023-2025 Three-Year PRSU Performance Metric Results
During the three-year period of 2023 to 2025, Viatris achieved the following performance against the Compensation Committee-approved performance goals:

Metric	Weighting	Threshold	Target	Maximum	Results
Free Cash Flow[1]	100%	$6,000 million	$7,000 million	$8,000 million	$8,794 million
Relative TSR of Peer Group[2]	Multiplier	At or Below 25th Percentile of Peer Group	Between 25th and 75th Percentiles of Peer Group	At or Above 75th Percentile of Peer Group	72nd Percentile
Payout Opportunity (as % of Target)		35%	100%	195%	150%

1
Free cash flow is derived from Viatris’ audited financial statements in the same manner as Viatris’ publicly reported free cash flow, except that the calculation for the 2023-2025 three-year PRSUs utilized budgeted foreign exchange rates for the relevant year and further adjusts for the following, as applicable: transaction costs and taxes primarily related to the Company's acquisitions and divestitures, material unplanned litigation gains or losses equal to or greater than $25 million in the aggregate, proceeds from the sale of certain property, plant and equipment, unbudgeted R&D costs, unbudgeted restructuring costs, and the impact of free cash flow from divestitures that closed in 2023 to 2024. Free cash flow for the 2023-2025 three-year PRSUs is the sum of such free cash flow measure for each of the years ended December 31, 2023, 2024, and 2025. Viatris’ free cash flow as reported for each of the three years ended December 31, 2023, 2024 and 2025 is reconciled to the most directly comparable U.S. GAAP measure in Appendix B.

2
Relative TSR is calculated by comparing the difference between Viatris’ 30-day trailing average closing ordinary share price at the day before the beginning of the performance period and day before the end of the performance period plus any dividends paid during the performance period against the same metric for each company in the S&P 500 Pharmaceutical Index.

The following table shows the 2023-2025 PRSU share award payout for each NEO reflecting Company performance at 150% of target.

NEO[1]	Actual Award (# of Shares)
Scott A. Smith	1,286,849
Doretta Mistras	N/A
Corinne Le Goff	N/A
Brian Roman	160,919
Andrew Enrietti	110,631

1	Ms. Mistras and Dr. Le Goff did not receive the 2023 PRSU grant as they were not employees in 2023 at time of grant.
Compensation Governance and Policies
Governance and Other Considerations Impacting Viatris Compensation Decisions
The Compensation Committee and Board proactively consider external governance-related developments and trends relating to executive compensation. In setting or approving executive compensation, the Compensation Committee and Board may consider, in addition to any corporate goals and objectives applicable to an individual executive, some or all of the following: recognition of individual performance and contributions; pay for performance; alignment with long-term shareholder interests; advancement of Company strategic goals; maintenance of an appropriate level of fixed and at-risk compensation; remaining competitive with companies within the Company’s peer group; competition for executive talent; internal pay equity; leadership and mentoring skills and contributions; talent management; contributions to establishment or execution of corporate strategy; retention; compliance with applicable law and the Code of Business Conduct and Ethics and Company policy; and/or any other factors determined by the Board or the Compensation Committee to be in the interests of the Company.
The Compensation Committee and Board independently assess which market practices and trends are appropriate for the Company and remain fully committed to maintaining a strong compensation governance philosophy that is aligned with shareholder interests and best practices. See also “Executive Compensation Philosophy” on page 50.

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 Compensation Discussion and Analysis
Commitment to Responsible, Shareholder-Aligned Compensation Governance Practices
The following table summarizes certain specific compensation-related governance practices adopted by the Compensation Committee and Board with respect to 2025 compensation. We note that implementation of many of these practices was responsive to comments from shareholders or otherwise endorsed by shareholders during our robust shareholder engagement program or prior Say-on-Pay votes.

What We Do
Maintain a significant portion of compensation aligned with shareholder interests and tied to share price or financial and operational business performance.

Employ metrics for annual and long-term incentives that support both short- and long-term strategies and align with shareholder interests, including a non-financial metric in the annual program tied to important product development initiatives.

Base long-term incentives heavily on performance-based metrics and short-term incentives entirely on performance-based metrics.
Set rigorous and measurable performance goals and periodically review and discuss our executives’ performance.
Use double-trigger vesting for annual long-term incentive awards upon a change in control.
Retain independent compensation consultants that report directly to the Compensation Committee.
Maintain strong share ownership guidelines, which excludes counting unvested performance shares and corresponding dividend equivalent units toward ownership thresholds.
Maintain a robust clawback policy.
Engage with shareholders on compensation and governance matters.
Consider peer groups and market data in determining compensation.
Annual Say-on-Pay vote.

What We Don’t Do
New fixed-term NEO employment agreements.
Excise tax gross-ups.
Supplemental retirement agreements.
Exercise positive discretion in determining annual incentive compensation or LTI payouts.
Re-pricing of stock options without shareholder approval.
Hedging or pledging of shares.
New cash-based retention awards for NEOs without performance vesting conditions except in extraordinary situations or in connection with new hires.

Limited Perquisites
We provide certain limited perquisites to our NEOs, including the following:
•	Each NEO receives a car allowance and payment of certain ancillary expenses. The NEOs are responsible for paying any taxes incurred relating to this perquisite.
•
Our NEOs take an extraordinarily active approach to overseeing and managing Viatris’ global operations, which necessitates and will continue to necessitate a significant amount of domestic and international travel time due to our diverse business centers, manufacturing and other facilities, and many client and vendor locations around the world. Viatris provides management with access to corporate aircraft to assist in the management of Viatris’ global platform by providing a more efficient and secure traveling environment, including where sensitive business issues may be discussed

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or reviewed, as well as maximum flexibility to our executives in the conduct of business. For reasons of business efficiency and continued security-related concerns (including personal security, especially given the global nature of Viatris’ business, as well as privacy of business information and communications), we also may from time to time require certain executives to use corporate aircraft for business and personal purposes.
•	Because of continued security-related concerns, we may from time to time provide certain NEOs with personal security.
401(k) Restoration Plan
The Restoration Plan permits employees (including NEOs) who earn compensation in excess of the limits imposed by Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the “Code”) to (i) defer a portion of base salary and bonus compensation, (ii) be credited with a Company matching contribution in respect of deferrals under the Restoration Plan, and (iii) be credited with Company non-elective contributions (to the extent made by Viatris), in each case, to the extent that participants otherwise would be able to defer or be credited with such amounts, as applicable, under Viatris’ 401(k) plan if not for the limits on contributions and deferrals imposed by the Code. Company matching contributions immediately vest and Company non-elective contributions are subject to an initial three-year vesting period. Upon a change in control (as defined in the Restoration Plan), a participant will become 100% vested in any unvested portion of his or her non-elective contributions. Distributions of such participant’s vested account balance will be made in a lump sum within 60 days following a participant’s separation from service (or such later date as may be required by Section 409A of the Code).
2025 Share Ownership Requirements
Viatris maintains robust share ownership requirements for our NEOs. During 2025, our Compensation Committee strengthened our required executive share ownership guidelines by no longer counting unvested PRSUs and corresponding dividend equivalent units toward ownership thresholds. The requirement is expressed as a multiple of base salary and shown in the table below.

Position	Ownership Requirement
Chief Executive Officer	6x
Chief Financial Officer	3x
Other NEOs	3x

In addition to the NEOs, the Viatris share ownership policy covers the most senior employees at Viatris determined by reference to position grade to promote an ownership culture and further align the interests of those leaders with those of shareholders. Each covered employee has five years from the date they became subject to the policy to achieve the minimum ownership requirement. Common stock actually owned by the covered employee (including shares of common stock held by the covered employee in the Restoration Plan), as well as restricted shares and unvested RSUs (including corresponding “DEUs”) count toward compliance with these requirements. The Company believes that this approach is appropriate given the robust requirements set and the fact that the realized value of vested awards has been less than grant date values in the past. All NEOs meet these share ownership requirements or are expected to meet them by the applicable date.
Clawback Policy
The Board has approved a clawback policy relating to incentive compensation programs. The policy provides that Viatris may take action to recoup annual incentive compensation and equity-based incentive compensation gains resulting from specified misconduct.
The policy also provides that Viatris may take action to recoup some or all bonus and equity incentive compensation in the event of executive misconduct involving material violations of law or Viatris policy as well as failure to manage or monitor

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 Compensation Discussion and Analysis
another individual who committed such misconduct, and that the Board or a designated Board committee will disclose the circumstances of any recoupment relating to such misconduct if required by law or regulation or if it determines that disclosure is in the best interests of Viatris and its shareholders.
In addition, Viatris has a number of other policies in effect that govern our executive team’s behavior and that set out clear ethical expectations. Those policies, including our Code of Business Conduct and Ethics, empower Viatris to take a full range of disciplinary responses for any violations, and, subject to applicable law, the Board and the Compensation Committee are not otherwise constrained from seeking to clawback from or deny compensation to any member of the executive team in response to any breach of duties or ethics. The Board considers additional updates to the clawback policy from time to time.
In the fourth quarter 2023, we also adopted a clawback policy as required by the final Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) rules and NASDAQ listing standards. Our policy requires recoupment of excess compensation paid to our executive officers if amounts are based on material noncompliance with any financial reporting requirement that causes an accounting restatement, without regard to any fault or misconduct.
Anti-Hedging and Anti-Pledging Policy
Viatris has a securities trading policy that prohibits Directors and Section 16 Officers and their respective designees from trading in hedging instruments or otherwise engaging in any transaction that limits or eliminates, or is designed to limit or eliminate, economic risks associated with the ownership of our securities. Hedging instruments are defined as any prepaid variable forward contracts, equity swaps, collars, exchange funds, insurance contracts, short sales, options, puts, calls, or other instruments that hedge or offset, or are designed to hedge or offset, movements in the market value of our securities. For purposes of this policy, our securities include shares and options to purchase shares, and any other type of securities that we may issue, including but not limited to, preferred shares, notes, debentures, and warrants issued by Viatris or any parent, subsidiary, or subsidiary of any parent of Viatris, as well as any derivative financial instruments pertaining to such securities, whether or not issued by the Company, such as options and forward contracts.
The policy also prohibits Directors and Section 16 Officers and their respective designees from entering into any transaction that involves the holding of our securities in a margin account (other than the “cashless exercise” of stock options) or the pledging of our securities as collateral for loans. The Compensation Committee may approve exceptions to the prohibition on the use of margin accounts or pledging or securities if, among other factors, the Director or Section 16 Officer demonstrates, in advance, that he or she has the continuing financial capacity to repay any underlying loan or potential margin call without resorting to our securities held in such margin account or our pledged securities and is not in possession of any material information about the Company that has not been made widely available to the investing public.
Consideration of Risk in Company Compensation Policies
The Compensation Committee has considered risk management in determining compensation policies and believes that our programs are designed appropriately to encourage outstanding, consistent, sustainable business performance over extended periods of time. Management and the Compensation Committee have considered and discussed the risks inherent in our business and the design of our compensation plans, policies, and programs that are intended to drive the achievement of our long-term business objectives while avoiding excessive short-term risk-taking. In addition, we utilize a mix of objective performance measures, so that undue emphasis is not placed on one particular measure, and we employ different types of compensation to provide value over the short-, medium-, and long-term. These performance measures are reevaluated annually in light of the evolving risk environment facing our business. When making compensation decisions, we also consider qualitative factors to avoid the consequences that an overly formulaic approach may have on excessive risk-taking by management. At least annually, the Compensation Committee also receives and discusses a report from Meridian Compensation Partners, LLC (“Meridian”), its independent compensation consultant, on risk management in connection with the Company’s compensation program.
The Compensation Committee believes that our compensation policies and practices do not encourage excessive risk and are not reasonably likely to have a material adverse effect on the Company.

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Role of the Compensation Committee
The Compensation Committee is comprised solely of independent Directors and oversees the design and implementation of our executive compensation programs. The Compensation Committee reviews and evaluates the performance of our NEOs and determines their compensation and objectives, or, in the case of our CEO, recommends compensation and objectives to the independent, non-executive members of the Board. The Compensation Committee monitors compensation trends and developments periodically and undertakes a comprehensive assessment of our compensation programs at least annually. In fulfilling these responsibilities, the Compensation Committee utilizes the support of independent compensation consulting firms, independent outside counsel, and an internal executive compensation team.
As set forth in its charter, the Compensation Committee may, in its discretion, delegate any of its responsibilities to one or more subcommittees of one or more Directors who are members of the Compensation Committee, provided, that such delegation is permissible under applicable laws.
The Compensation Committee has retained Meridian to provide advice and information regarding the design and implementation of Viatris’ executive compensation programs. Meridian also provided information to the Compensation Committee regarding regulatory and other technical developments that may be relevant to our executive compensation programs. In addition, Meridian provided the Compensation Committee with competitive market information, analyses and trends on executive base salary, annual incentives, long-term incentives, benefits and perquisites.
The Compensation Committee also receives advice from outside counsel including, but not limited to, Cravath, Swaine & Moore LLP.
The Compensation Committee performs an annual review of the independence of its outside advisors, consistent with NASDAQ requirements and the Compensation Committee charter.
Tax Deduction Cap on Executive Compensation
Section 162(m) of the Code restricts the deductibility for U.S. federal income tax purposes of the compensation paid to the CEO, CFO, each of the other NEOs who was an executive officer at the end of the applicable fiscal year, and certain other executives to the extent that such compensation for such executive exceeds $1 million. As a result, except to the extent provided in limited transition relief, compensation over $1 million paid to any NEO is no longer deductible under Section 162(m) of the Code. The Board and the Compensation Committee reserve the right to provide compensation to our executives that is not deductible, including, but not limited to, when necessary to comply with contractual commitments, or to maintain the flexibility needed to attract talent, promote retention, or recognize and reward desired performance.
Insider Trading Policies and Procedures
We have adopted a Global Insider Trading Policy and Insider Trading Policy Additional Procedures governing the purchase, sale, and/or other dispositions of our securities by our Directors, officers, and employees, as well as by Viatris itself, that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to us.
Equity Award Grant Practices
Our long-standing historical practice is to grant awards in the first quarter of each year, following the release of prior year’s financial results. We do not take material nonpublic information into account when determining the timing or terms of awards, and do not currently grant stock options or stock appreciation rights.

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 Compensation Discussion and Analysis
Compensation Committee Report
We have reviewed and discussed the CD&A with management. Based on such review and discussions, we recommended to the Board that the CD&A be included in this Proxy Statement.
Respectfully submitted,
Frank D’Amelio, Chair
JoEllen Lyons Dillon
James M. Kilts
David Simmons
Compensation Committee Interlocks and Insider Participation
Mr. D’Amelio, Ms. Dillon, Mr. Kilts, Mr. Korman and Mr. Simmons served on the Compensation Committee during 2025. None of them was an officer or employee of Viatris, was formerly an officer of Viatris, or had any relationship requiring disclosure by Viatris under Item 404 of Regulation S-K. During 2025, no executive officer of Viatris served on the compensation committee or board of another entity, one of whose executive officers served on the Compensation Committee or the Board of Viatris.

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2025 Summary Compensation Table
The following summary compensation table sets forth the cash and non-cash compensation paid or granted to or earned by the NEOs for 2025, 2024, and 2023.

Name and Principal Position	Fiscal Year	Salary ($)[1]	Bonus ($)[2]	Stock Awards ($)[3]	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)[4]	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)[5]	Total ($)
Scott A. Smith Chief Executive Officer	2025	1,448,654	—	10,150,013	—	2,973,660	—	701,004	15,273,331
	2024	1,400,000	—	9,800,021	—	2,940,000	—	619,358	14,759,379
	2023	1,023,077	—	11,200,008	—	2,884,494	—	822,830	15,930,409
Doretta Mistras Chief Financial Officer	2025	849,327	—	3,400,006	—	1,162,120	—	181,815	5,593,268
	2024	809,135	500,000	3,800,019	—	1,155,000	—	109,538	6,373,692
Corinne Le Goff Chief Commercial Officer	2025	899,327	—	3,600,011	—	1,230,480	—	205,080	5,934,898
	2024	605,769	—	4,375,019	—	873,566	—	61,040	5,915,394
Brian Roman Former Chief Legal Officer	2025	849,327	—	2,550,011	—	1,162,120	—	219,309	4,780,767
	2024	824,520	—	2,475,004	—	1,155,000	—	234,780	4,689,304
	2023	790,385	—	1,600,015	—	1,458,480	—	263,253	4,112,133
Andrew Enrietti Chief Administrative and Transformation Officer	2025	684,904	—	2,362,517	—	1,093,760	—	161,881	4,303,062

1	Represents the base salary actually paid to the NEO in 2025, 2024, and 2023.
2
In connection with her hire, Ms. Mistras received a cash sign-on bonus in the amount of $500,000. Consistent with our engagement with shareholders, the Compensation Committee has determined that it does not intend to issue new cash-based retention awards for NEOs except in extraordinary situations where such awards will have a performance-based component with meaningful vesting requirements or in connection with new hires.

3
Represents the grant date fair value of the long-term incentive awards granted to the NEO in 2025, 2024, and 2023, as applicable. The grant date fair value of PRSUs for 2025 is based on the target value and is as follows: Smith ($6,597,505), Mistras ($2,210,000), Le Goff ($2,340,002), Roman ($1,657,507), and Enrietti ($1,015,630). If the maximum achievement of performance goals had been assumed, the grant date fair value of the PRSUs for 2025 would have been as follows: Smith ($12,865,138), Mistras ($4,309,504), Le Goff ($4,563,012), Roman ($3,232,145), and Enrietti ($1,980,486). For information regarding assumptions used in determining the expense of such awards, please refer to Note 14 to the Company’s Consolidated Financial Statements contained in the Form 10-K.

4	Represents amounts paid under the Company’s annual short-term incentive plan. For a discussion of this plan, see “2025 Annual Incentive Compensation Program” on pages 52 to 53.

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5	Amounts shown in this column are detailed in the following table.

Name	Fiscal Year	Automobile Benefit ($)[a]	Personal Use of Corporate Aircraft ($)[b]	401(k) and Profit Sharing Plan Matching and Profit Sharing Contribution ($)[c]	Restoration Plan Contribution ($)[d]	Other ($)[e]	Total ($)
Scott A. Smith	2025	19,200	205,971	35,015	405,196	35,622	701,004
	2024	19,200	167,669	34,700	395,970	1,819	619,358
	2023	14,458	163,853	37,177	188,587	418,755	822,830
Doretta Mistras	2025	19,200	—	33,938	126,886	1,791	181,815
	2024	19,200	—	42,154	46,413	1,771	109,538
Corinne Le Goff	2025	19,200	—	27,731	156,358	1,791	205,080
	2024	13,653	—	30,462	15,646	1,279	61,040
Brian Roman	2025	16,800	—	35,208	165,510	1,791	219,309
	2024	16,800	—	34,508	181,653	1,819	234,780
	2023	16,800	—	36,515	206,747	3,191	263,253
Andrew Enrietti	2025	17,710	—	33,669	91,367	19,135	161,881

a	The values for 2025 represent a vehicle allowance. In addition to the vehicle allowance, there were ancillary expenses associated with such vehicle for Mr. Smith in 2023.
b
Amounts disclosed represent the actual aggregate incremental costs associated with the personal use of corporate aircraft. Incremental costs include annual average hourly fuel and maintenance costs, landing and parking fees, customs and handling charges, passenger catering and ground transportation, crew travel expenses, away from home hanger fees, and other trip-related variable costs. Because the aircrafts are used primarily for business travel, incremental costs exclude fixed costs that do not change based on usage, such as pilots’ salaries, aircraft purchase or lease costs, home-base hangar costs, and certain maintenance fees. Aggregate incremental cost as so determined with respect to personal deadhead flights is allocable to the NEO. In certain instances where there are both business and personal passengers, the incremental costs per hour are pro-rated.

c
For 2025, amounts for each NEO include a matching contribution for Smith ($14,015), Mistras ($12,938), Le Goff ($6,731), Roman ($14,208), and Enrietti ($12,669) and a profit sharing contribution received in March 2026 in respect of fiscal year 2025 to each NEO of Smith, Mistras, Le Goff, Roman, and Enrietti ($21,000). For 2024, amounts for each NEO include a matching contribution for Smith ($14,000), Mistras ($21,454), Le Goff ($9,762), and Roman ($13,808), and a profit sharing contribution received in March 2025 in respect of fiscal year 2024 to each NEO of Smith, Mistras, Le Goff, and Roman ($20,700). For 2023, amounts for each NEO include a matching contribution for Messrs. Smith ($14,077), and Roman ($13,415), and a profit sharing contribution received in March 2024 in respect of fiscal year 2023 to each of Messrs. Smith, and Roman ($23,100).

d
For 2025, amounts disclosed include a matching contribution under the Restoration Plan for Smith ($162,877), Mistras ($27,627), Le Goff ($70,985), Roman ($66,250), and Enrietti ($22,973), and a profit sharing contribution under the Restoration Plan received in March 2026 in respect of fiscal year 2025 for NEOs Smith ($242,319), Mistras ($99,259), Le Goff ($85,373), Roman ($99,260), and Enrietti ($68,394). For 2024, amounts disclosed include a matching contribution under the Restoration Plan for Smith ($159,600), Mistras ($18,565), Roman ($65,373), and a profit sharing contribution under the Restoration Plan received in March 2025 in respect of fiscal year 2024 for NEOs Smith ($236,370), Mistras ($27,848), Le Goff ($15,646), and Roman ($116,280). For 2023, amounts disclosed include a matching contribution under the Restoration Plan for Messrs. Smith ($140,072), and Roman ($76,539), and a profit sharing contribution under the Restoration Plan received in March 2024 in respect of fiscal year 2023 for Messrs. Smith ($48,515), and Roman ($130,208).

e
For 2025, amounts disclosed represent personal security for Mr. Smith ($33,831), events and an executive health physical for Mr. Enrietti and premiums for international travel assistance, and long-term disability for each of the NEOs. For 2024, amounts disclosed represent premiums for international travel assistance and long-term disability for each of the NEOs. For 2023, amounts disclosed represent non-employee board compensation fees for Mr. Smith in 2023 earned prior to becoming CEO on April 1, 2023 ($37,500); non-recurring relocation allowances for Mr. Smith ($379,952); events for Mr. Roman; and premiums for international travel assistance and long-term disability for each of the NEOs.

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Grants of Plan-Based Awards for 2025
The following table summarizes grants of plan-based awards made to each NEO during 2025.

Name	Grant Date	Approval Date	Estimated Future Payments Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payments Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)[3]	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)[4]
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Scott A. Smith			1,087,500	2,175,000	4,350,000	—	—	—	—	—	—	—
	3/6/2025	3/6/2025	—	—	—	242,811	693,744	1,352,801	—	—	—	6,597,505
	3/6/2025	3/6/2025	—	—	—	—	—	—	373,555	—	—	3,552,508
Doretta Mistras			425,000	850,000	1,700,000	—	—	—	—	—	—	—
	3/6/2025	3/6/2025	—	—	—	81,336	232,387	453,155	—	—	—	2,210,000
	3/6/2025	3/6/2025	—	—	—	—	—	—	125,132	—	—	1,190,005
Corinne Le Goff			450,000	900,000	1,800,000	—	—	—	—	—	—	—
	3/6/2025	3/6/2025	—	—	—	86,120	246,057	479,812	—	—	—	2,340,002
	3/6/2025	3/6/2025	—	—	—	—	—	—	132,493	—	—	1,260,008
Brian Roman			425,000	850,000	1,700,000	—	—	—	—	—	—	—
	3/6/2025	3/6/2025	—	—	—	61,002	174,291	339,868	—	—	—	1,657,507
	3/6/2025	3/6/2025	—	—	—	—	—	—	93,849	—	—	892,504
Andrew Enrietti			400,000	800,000	1,600,000	—	—	—	—	—	—	—
	3/6/2025	3/6/2025	—	—	—	37,379	106,796	208,253	—	—	—	1,015,630
	3/6/2025	3/6/2025	—	—	—	—	—	—	57,506	—	—	546,882
	8/15/2025	8/15/2025	—	—	—	—	—	—	75,401	—	—	800,005

1
The performance goals under the annual incentive compensation program applicable to the NEOs during 2025 are described above in the CD&A. For a discussion of these awards, see “2025 Annual Incentive Compensation Program” on pages 52 to 53.

2
Consists of PRSUs awarded under the Viatris 2020 Stock Plan. The vesting terms applicable to these awards are described above in the CD&A and below following the Outstanding Equity Awards at the End of 2025 table.

3
Consists of RSUs awarded under the Viatris 2020 Stock Plan. The vesting terms applicable to these awards are described above in the CD&A and below following the Outstanding Equity Awards at the End of 2025 table.

4
Represents the grant date fair value of the specific award granted to the NEO. For information regarding assumptions used in determining such value, please refer to Note 14 to the Company’s Consolidated Financial Statements contained in the Form 10-K.

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Outstanding Equity Awards at the End of 2025
The following table sets forth information concerning all of the outstanding LTI awards held by each NEO as of December 31, 2025.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable[1]	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)[2]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[2]
Scott A. Smith	—	—	—	—	153,982[3]	1,917,076	857,900[11]	10,680,855
	—	—	—	—	202,434[4]	2,520,303	563,923[9]	7,020,841
	—	—	—	—	392,099[7]	4,881,633	728,182[10]	9,065,866
Doretta Mistras	—	—	—	—	25,260[5]	314,487	—	—
	—	—	—	—	68,167[4]	848,679	189,893[9]	2,364,168
	—	—	—	—	131,344[7]	1,635,233	243,923[10]	3,036,841
Corinne Le Goff	—	—	—	—	42,616[6]	530,569	—	—
	—	—	—	—	79,547[4]	990,360	221,599[9]	2,758,908
	—	—	—	—	139,071[7]	1,731,434	258,272[10]	3,215,486
Brian Roman	4,739	—	46.27	2/17/2026	—	—	—	—
	5,694	—	45.18	3/3/2027	—	—	—	—
	7,876	—	40.97	3/2/2028	—	—	—	—
	6,267	—	27.45	3/1/2029	—	—	—	—
	8,119	—	17.48	3/2/2030	—	—	—	—
	—	—	—	—	19,256[3]	239,737	107,279[11]	1,335,624
	—	—	—	—	51,125[4]	636,506	142,420[9]	1,773,129
	—	—	—	—	98,508[7]	1,226,425	182,943[10]	2,277,640
Andrew Enrietti	4,531	—	45.53	7/18/2026	—	—	—	—
	1,305	—	45.18	3/3/2027	—	—	—	—
	1,773	—	40.97	3/2/2028	—	—	—	—
	1,409	—	27.45	3/1/2029	—	—	—	—
	2,679	—	17.48	3/2/2030	—	—	—	—
	—	—	—	—	13,240[3]	164,838	73,754[11]	918,237
	—	—	—	—	29,694[4]	369,690	82,719[9]	1,029,852
	—	—	—	—	60,361[7]	751,494	112,098[10]	1,395,620
	—	—	—	—	77,130[8]	960,269	—	—

1
Subject to applicable employment agreement provisions, following termination of employment, vested stock options will generally remain exercisable for 30 days following termination, except that (i) in the case of termination because of disability, 100% of options will remain exercisable for two years following termination; (ii) in the case of a termination due to a reduction in force, vested options will remain exercisable for one year following termination; (iii) in the case of death, including within two years following termination because of disability, or, in the case of options granted prior to January 1, 2017, retirement, 100% of vested options will remain exercisable for the remainder of the original term; and (iv) in the case of an involuntary termination without cause or a voluntary resignation for good reason that occurs within two years following a change in control, 100% of options remain exercisable for the remainder of the original term.

2	The market value of RSUs and PRSUs was calculated using the closing price of the Company’s shares as of December 31, 2025, $12.45.
3	The RSUs fully vested on March 3, 2026.
4
Of the 185,006 RSUs held by Mr. Smith, 92,503 vested on March 4, 2026 and 92,503 will vest on March 4, 2027; of the 62,298 RSUs held by Ms. Mistras, 31,149 vested on March 4, 2026 and 31,149 will vest on March 4, 2027; of the 73,441 RSUs held by Dr. Le Goff, 36,720 vested on March 4, 2026 and 36,721 will vest on March 4, 2027; of the 46,723 RSUs held by Mr. Roman, 23,361 vested on March 4, 2026 and 23,362 will vest on March 4, 2027; of the 27,137 RSUs held by Mr. Enrietti, 13,568 vested on March 4, 2026 and 13,569 will vest on March 4, 2027. Amounts include all accrued and unvested whole share DEUs that vest only to the extent and at the same time the underlying award on which they are issued vest.

5	The RSUs fully vested on January 1, 2026.
6	The RSUs will fully vest on April 15, 2026.
7
Of the 373,555 RSUs held by Mr. Smith, 124,519 vested on March 6, 2026 and 124,518 will vest each on March 6, 2027 and March 6, 2028; of the 125,132 RSUs held by Ms. Mistras, 41,711 vested on March 6, 2026 and 41,710 will vest on March 6, 2027 and 41,711 will vest on March 6, 2028; of the 132,493 RSUs held by Dr. Le Goff, 44,165 vested on March 6, 2026 and 44,164 will vest each on March 6, 2027 and March 6, 2028; of the 93,849 RSUs held by Mr. Roman, 31,283

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vested on March 6, 2026 and 31,283 will vest each on March 6, 2027 and March 6, 2028; of the 57,506 RSUs held by Mr. Enrietti, 19,169 vested on March 6, 2026 and 19,168 will vest on March 6, 2027 and 19,169 will vest on March 6, 2028. Amounts include all accrued and unvested whole share DEUs that vest only to the extent and at the same time the underlying award on which they are issued vest.
8	Of the 75,401 RSUs held by Mr. Enrietti, 25,134 will vest on August 15, 2026, 25,133 will vest on August 15, 2027 and 25,134 will vest on August 15, 2028.
9
The PRSUs will vest on March 4, 2027, subject to attainment of performance goals. Amounts include all accrued and unvested whole share DEUs that vest only to the extent and at the same time the underlying award on which they are issued vest.

10
The PRSUs will vest on March 6, 2028, subject to attainment of performance goals. Amounts include all accrued and unvested whole share DEUs that vest only to the extent and at the same time the underlying award on which they are issued vest.

11	The PRSUs fully vested on March 3, 2026. Amounts include all accrued and unvested whole share DEUs that vest only to the extent and at the same time the underlying award on which they are issued vest.
Option Exercises and Stock Vested for 2025
The option awards and stock awards reflected in the table below were exercised or became vested for the NEOs during 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Scott A. Smith	—	—	243,131	2,272,269
Doretta Mistras	—	—	56,537	603,872
Corinne Le Goff	—	—	79,006	662,585
Brian Roman	—	—	224,608	2,103,843
Andrew Enrietti	—	—	135,904	1,272,916

Non-Qualified Deferred Compensation for 2025
The following table sets forth information relating to the Restoration Plan for 2025.

Name	Aggregate Balance at Last FYE ($)	Executive Contributions in Last FY ($)	Company Profit Sharing and Match Contributions in Last FY ($)	Aggregate Earnings (Loss) in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at FYE ($)
Scott A. Smith	428,958	161,546	397,916	25,990	—	1,014,410
Doretta Mistras	37,461	27,627	55,475	15,660	—	136,223
Corinne Le Goff	—	29,242	44,889	5,308	—	79,439
Brian Roman	5,069,744	66,173	182,453	214,345	—	5,532,715
Andrew Enrietti	594,397	57,433	96,647	144,535	—	893,012

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Estimated Payments in Connection with a Termination of Employment or Change in Control
The following discussion summarizes the potential payments and benefits that would have been payable to each of the NEOs upon a termination of employment on December 31, 2025 by Viatris without “cause”, by the NEO for “good reason” (each as defined in an applicable agreement), due to the NEO’s death or disability or as a result of a CIC Termination. A “CIC Termination” occurs if an NEO’s employment is terminated other than for cause or if he or she terminates employment for good reason, in each case, within two years following the occurrence of a change in control. The amounts discussed below exclude (i) 401(k) retirement plan contributions and distributions that are generally available to all salaried employees, (ii) payments pursuant to vested Restoration Plan balances, (iii) payments pursuant to awards scheduled to vest on or before December 31, 2025 by their terms, (iv) any amounts that may be due at the time of an event in respect of accrued and unpaid salary, bonuses, or vacation, and (v) the value of each NEO’s annual bonus for the 2025 completed fiscal year as the year was complete as of December 31, 2025. These are estimates only and actual amounts payable upon such terminations may be different and will only be determined upon the actual occurrence of any such event.
Scott A. Smith
Mr. Smith is entitled to severance payments and benefits upon certain terminations of employment pursuant to an offer letter with Viatris and his equity award agreements with Viatris.
Termination Without Cause Absent a Change in Control. If Mr. Smith’s employment was terminated on December 31, 2025 by Viatris without cause, he would have been entitled to a payment equal to two times the sum of his base salary and his target annual bonus in effect at the time of such termination, payable in equal installments, and eligibility for continued vesting of a prorated number of his PRSUs granted in 2024 and 2025 based on actual Company performance. The estimated values of such payments and benefits, assuming a December 31, 2025 termination of employment, would have been $7,250,000, in respect of cash severance, and $7,702,529, in respect of the vesting of his PRSUs granted in 2024 and 2025 (assuming target performance).
Termination due to Death or Disability Absent a Change in Control. If Mr. Smith’s employment was terminated on December 31, 2025 due to death or disability, he would have been entitled to full vesting of his unvested non-qualified deferred compensation account balance ($293,211) and full vesting of his unvested equity awards, with any PRSUs vesting based on target performance. The estimated value of such equity vesting, assuming a December 31, 2025 termination, would have been $36,086,574. Mr. Smith is not entitled to cash severance payments in connection with a termination of employment due to death or disability.
Termination in Connection with a Change in Control. If Mr. Smith incurred a CIC Termination on December 31, 2025, he would have been entitled to a payment equal to two and a half times the sum of his base salary and his target annual bonus in effect at the time of such termination, payable in equal installments, full vesting of his unvested non-qualified deferred compensation account balance, and full vesting of his equity awards, with any PRSUs vesting based on target performance. The estimated values of such payments and benefits, assuming a December 31, 2025 termination of employment, would have been $9,062,500, in respect of cash severance, $293,211, in respect of the vesting of his non-qualified deferred compensation, and $36,086,574, in respect of the vesting of his equity awards.
Doretta Mistras
Ms. Mistras is entitled to severance payments and benefits upon certain terminations of employment pursuant to an offer letter with Viatris and her equity award agreements with Viatris.
Termination Without Cause Absent a Change in Control. If Ms. Mistras’ employment was terminated on December 31, 2025 by Viatris without cause, she would have been entitled to a payment equal to one times the sum of her base salary and her target annual bonus in effect at the time of such termination, payable in equal installments, and eligibility for continued vesting of a prorated number of her PRSUs granted in 2024 and 2025 based on actual Company performance. The estimated

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values of such payments and benefits, assuming a December 31, 2025 termination of employment, would have been $1,700,000, in respect of cash severance, and $2,588,405, in respect of the vesting of her PRSUs granted in 2024 and 2025 (assuming target performance).
Termination due to Death or Disability Absent a Change in Control. If Ms. Mistras’ employment was terminated on December 31, 2025 due to death or disability, she would have been entitled to full vesting of her unvested non-qualified deferred compensation account balance ($33,705) and she would have been entitled to full vesting of her unvested equity awards, with any PRSUs vesting based on target performance. The estimated value of such equity vesting, assuming a December 31, 2025 termination, would have been $8,199,408. Ms. Mistras is not entitled to cash severance payments in connection with a termination of employment due to death or disability.
Termination in Connection with a Change in Control. Ms. Mistras is not entitled to enhanced severance payments in the event of a CIC Termination. However, for illustrative purposes it has been assumed that, in the event of a CIC Termination, she would be provided with payments and benefits consistent with the retired Mylan N.V. Severance Plan. If Ms. Mistras incurred a CIC Termination on December 31, 2025, it is assumed for illustrative purposes that she would have received a payment equal to two times the sum of her base salary and her target annual bonus in effect at the time of such termination, payable in equal installments, twenty-four months of continued health and other benefits, and full vesting of her unvested equity awards, with any PRSUs vesting based on target performance. The estimated values of such payments and benefits, assuming a December 31, 2025 CIC Termination, would have been $3,469,535, in respect of cash severance and other benefits, $33,705, in respect of the vesting of her non-qualified deferred compensation, and $8,199,408, in respect of the vesting of her equity awards.
Corinne Le Goff
Dr. Le Goff is entitled to severance payments and benefits upon certain terminations of employment pursuant to an offer letter with Viatris and her equity award agreements with Viatris.
Termination Without Cause Absent a Change in Control. If Dr. Le Goff’s employment was terminated on December 31, 2025 by Viatris without cause, she would have been entitled to a payment equal to one times the sum of her base salary and her target annual bonus in effect at the time of such termination, payable in equal installments, and eligibility for continued vesting of a prorated number of her PRSUs granted in 2024 and 2025 based on actual Company performance. The estimated values of such payments and benefits, assuming a December 31, 2025 termination of employment, would have been $1,800,000, in respect of cash severance, and $2,911,109, in respect of the vesting of her PRSUs granted in 2024 and 2025 (assuming target performance).
Termination due to Death or Disability Absent a Change in Control. If Dr. Le Goff’s employment was terminated on December 31, 2025 due to death or disability, she would have been entitled to full vesting of her unvested non-qualified deferred compensation account balance ($17,980) and she would have been entitled to full vesting of her unvested equity awards, with any PRSUs vesting based on target performance. The estimated value of such equity vesting, assuming a December 31, 2025 termination, would have been $9,226,757. Dr. Le Goff is not entitled to cash severance payments in connection with a termination of employment due to death or disability.
Termination in Connection with a Change in Control. Dr. Le Goff is not entitled to enhanced severance payments in the event of a CIC Termination. However, for illustrative purposes it has been assumed that, in the event of a CIC Termination, she would be provided with payments and benefits consistent with the retired Mylan N.V. Severance Plan. If Dr. Le Goff incurred a CIC Termination on December 31, 2025, it is assumed for illustrative purposes that she would have received a payment equal to two times the sum of her base salary and her target annual bonus in effect at the time of such termination, payable in equal installments, twenty-four months of continued health and other benefits, and full vesting of her unvested equity awards, with any PRSUs vesting based on target performance. The estimated values of such payments and benefits, assuming a December 31, 2025 CIC Termination, would have been $3,713,769, in respect of cash severance and other benefits, $17,980, in respect of the vesting of her non-qualified deferred compensation, and $9,226,757, in respect of the vesting of her equity awards.

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Brian Roman
As previously disclosed and as described in the section of this Proxy Statement under the heading “Executive Transitions” on page 49 of this Proxy Statement, Mr. Roman, our former Chief Legal Officer, departed from the Company effective as of April 1, 2026. Mr. Roman’s departure was considered a termination without cause and he received severance benefits consistent with Viatris’ severance policies. Mr. Roman received severance benefits in connection with his transition equal to his base salary and target bonus ($1,700,000), subject to a release of claims and other customary conditions. Mr. Roman will receive a pro rata bonus based on actual performance for 2026 reflecting his period of executive service. Unvested equity awards that Mr. Roman held as of his separation were forfeited, unless otherwise provided in the applicable award agreements such as eligibility to receive a pro rata portion of his PRSUs granted in 2024 and 2025 based on actual performance at the end of the applicable performance period.
Andrew Enrietti
Mr. Enrietti is entitled to severance payments and benefits upon certain terminations of employment pursuant to an offer letter with Viatris and his equity award agreements with Viatris.
Termination Without Cause Absent a Change in Control. If Mr. Enrietti’s employment was terminated on December 31, 2025 by Viatris without cause or for Good Reason, he would have been entitled to a lump sum payment equal to two times the sum of his base salary and his target annual bonus in effect at the time of such termination, twenty-four months of continued health and other benefits, and eligibility for continued vesting of a prorated number of his PRSUs granted in 2024 and 2025 based on actual Company performance. The estimated values of such payments, assuming a December 31, 2025 termination of employment, would have been $3,318,029, in respect of cash severance and other benefits, and $1,151,774, in respect of the vesting of his PRSUs granted in 2024 and 2025 (assuming target performance).
Termination due to Death or Disability Absent a Change in Control. If Mr. Enrietti’s employment was terminated on December 31, 2025 due to death or disability, he would have been entitled to full vesting of his unvested equity awards, with any PRSUs vesting based on target performance. The estimated values of such equity vesting, assuming a December 31, 2025 termination, would have been $5,590,000. Mr. Enrietti is not entitled to cash severance payments in connection with a termination of employment due to death or disability.
Termination in Connection with a Change in Control. If Mr. Enrietti incurred a CIC Termination on December 31, 2025, it is assumed for illustrative purposes that he would have received a payment equal to two times the sum of his base salary and his target annual bonus in effect at the time of such termination, payable in equal installments, twenty-four months of continued health and other benefits, and full vesting of his unvested equity awards, with any PRSUs vesting based on target performance. The estimated values of such payments and benefits, assuming a December 31, 2025 CIC Termination, would have been $3,318,029, in respect of cash severance and other benefits, and $5,590,000, in respect of the vesting of his equity awards.
CEO Pay Ratio
Pursuant to Item 402(u) of Regulation S-K (“Item 402(u)”), we are providing the following information about the relationship of the annual total compensation of our global employee population and the annual total compensation of our CEO, Scott A. Smith, for 2025. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u).
Further to this requirement, under Instruction 2 to Item 402(u), the median-paid employee may be identified once every three years if there is no impact to the pay ratio disclosure. In light of the prior median employee’s separation from the Company during 2025, a new employee representing the median-paid employee has been selected for 2025. We chose base salary as our consistently applied compensation measure. We then calculated an annual base salary for each employee, annualizing pay for those employees who commenced work during 2025 and for any employees who were on leave for a portion of 2025. We collected the 2025 annual total compensation for the median employee using the same methodology we use for our NEOs as disclosed in the Summary Compensation Table on page 61.

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Total annual compensation for the median employee was $46,729 and is calculated according to the disclosure requirements of Item 402(u) and includes base salary, annual incentive, equity awards, change in pension values, and other compensation such as perquisites and medical benefits. The ratio of Mr. Smith’s annual total compensation for 2025, which was $15,273,331 as reported in the Summary Compensation Table on page 61, along with the cost of employer-provided medical benefits ($25,028) to the median employee annual total compensation determined on the same basis was 327 to 1.
Our median employee is located in India, which reflects the true global nature of our organization and the fact that we are a diversified company within our peer group whose employees participate in all aspects of bringing our products to market, from R&D to manufacturing. This diversification should be considered by readers who would compare our CEO Pay Ratio to those within our peer or industry group and reflects differences in pay demographics among those groups. Pay ratios may not be comparable because of different employee populations, geographic distribution of employees, and compensation practices and companies may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

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 Executive Compensation Tables
Pay Versus Performance
As required by Section 953(a) of Dodd-Frank and Item 402(v) of Regulation S-K (“Compensation Actually Paid”), we are providing the following disclosure regarding executive compensation for our principal executive officers (“PEO 1” and “PEO 2” and, together, the “PEOs”) and non-PEO NEOs and Company performance for the fiscal years listed below. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Compensation Discussion and Analysis” beginning on page 47.
Pay Versus Performance (“PVP”) Table

Year (a)	Summary Compensation Table Total for PEO 1[1] ($) (b)	Summary Compensation Table Total for PEO 2[1] ($) (b)	Compensation Actually Paid to PEO 1[1,2,3] ($) (c)	Compensation Actually Paid to PEO 2[1,2,3] ($) (c)	Average Summary Compensation Table Total for Non-PEO NEOs[1] ($) (d)	Average Compensation Actually Paid to Non-PEO NEOs[1,2,3] ($) (e)	Value of Initial Fixed $100 Investment based on TSR[4] ($) (f)	Peer Group TSR[5] ($) (g)	Net Income[6,7] ($ millions) ($) (h)	Free Cash Flow[7,8] ($ millions) (i)
2025	—	15,273,331	—	24,703,538	5,152,999	6,571,618	81.26	185.97	(3,515)	1,937
2024	—	14,759,379	—	17,786,772	5,548,566	5,445,568	77.34	145.47	(634)	1,977
2023	9,843,710	15,930,409	(4,915,598)	17,793,731	14,262,640	17,504,759	64.63	134.75	55	2,523
2022	14,771,270	—	14,343,391	—	14,937,678	13,714,272	63.32	134.76	2,079	2,593
2021	14,779,570	—	13,637,943	—	10,468,732	5,996,167	73.87	124.98	(1,269)	2,560

1
The dollar amounts reported in column “Summary Compensation Table Total for PEO 1” are the amounts of total compensation reported for Michael Goettler (who served as our CEO until April 1, 2023) for 2020-2023 in the “Total” column of the Summary Compensation Table in each applicable year. The dollar amounts reported in column “Summary Compensation Table Total for PEO 2” is the amount of total compensation reported for Scott A. Smith (who has served as our CEO since April 1, 2023) for 2023-2025 in the “Total” column of the Summary Compensation Table. The dollar amounts reported in column “Average Summary Compensation Table Total for non-PEO NEOs” represent the average of the amounts reported for the Company’s NEOs as a group (excluding the PEOs) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding the PEOs) included for purposes of calculating the average amounts for the years 2021-2022 are Sanjeev Narula, Rajiv Malik, Anthony Mauro and Robert J. Coury, for 2023 are Sanjeev Narula, Rajiv Malik, Anthony Mauro, Brian Roman, and Robert J. Coury, for 2024 are Doretta Mistras, Corinne Le Goff, Paul Campbell, Brian Roman, and Sanjeev Narula and for 2025 are Doretta Mistras, Corinne Le Goff, Brian Roman, and Andrew Enrietti.

2
The amounts shown for compensation actually paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

3
In accordance with the requirements of Item 402(v) of Regulation S-K, adjustments were made to total compensation for each year to determine the compensation actually paid as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718.

PEO and Average Non-PEO NEOs Summary Compensation Table Total to Compensation Actually Paid Reconciliation

Year	Summary Compensation Table Total for PEO 2 ($)	Reported Value of Equity Awards for PEO 2[a] ($)	Equity Award Adjustments for PEO 2[b] ($)	Compensation Actually Paid to PEO 2 ($)
2025	15,273,331	(10,150,013)	19,580,220	24,703,538

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards for Non-PEO NEOs[a] ($)	Average Equity Award Adjustments for Non-PEO NEOs[b] ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	5,152,999	(2,978,136)	4,396,755	6,571,618

a	The amounts included in this column represent the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table on page 61.
b
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in the fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior

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years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in the fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:
PEO and Average Non-PEO NEOs Equity Component of Compensation Actually Paid:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO 2 ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO 2 ($)	Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO 2 ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO 2 ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO 2 ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for PEO 2 ($)	Total - Equity Award Adjustments for PEO 2 ($)
2025	13,947,488	6,387,440	—	(754,708)	—	—	19,580,220

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Average Total - Equity Award Adjustments for Non-PEO NEOs ($)
2025	4,057,598	450,505	—	(111,348)	—	—	4,396,755

4
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

5
The Peer Group TSR set forth in this table utilizes the Dow Jones U.S. Pharmaceuticals Index, which is also the published industry or line-of-business index we utilized in the stock performance graph required by Item 201(e) of Regulation S-K included in the Form 10-K. Viatris common stock has been listed on the NASDAQ under the symbol “VTRS” since November 17, 2020. Prior to that time, there was no public market for our common stock. Upon consummation of the Combination, Pfizer stockholders received approximately 0.124079 shares of Viatris common stock for every one share of Pfizer common stock held as of the close of business on the record date (which was November 13, 2020). Former Mylan ordinary shareholders received one share of Viatris common stock for every one share of Mylan ordinary share held. The comparison assumes $100 was invested in Company stock and in the Dow Jones U.S. Pharmaceuticals Index, in each case for the period starting November 16, 2020 (with the reinvestment of all dividends) through the end of the listed year. Historical stock performance is not necessarily indicative of future stock performance.

6	The dollar amounts reported represent the amount of net earnings (loss) reflected in the Company’s audited financial statements for the applicable year.
7
In accordance with Accounting Standards Codification 805, Business Combinations, Mylan is considered the accounting acquirer of the Upjohn business and all historical financial information of the Company prior to November 16, 2020 represents Mylan’s historical results and the Company’s thereafter.

8
We determined Free Cash Flow (as reported) to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEOs and non-PEO NEOs in 2025. Free Cash Flow (as reported) refers to U.S. GAAP net cash provided by operating activities less capital expenditures. We may determine a different financial performance measure to be the most important financial performance measure in future years.

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 Executive Compensation Tables
Description of Relationship Between PEOs and Average Non-PEO NEOs Compensation Actually Paid and TSR
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our non-PEO NEOs, the Company’s cumulative TSR over the five most recently completed fiscal years, and the Peer Group TSR over the same period.

PEOs and Average Non-PEO NEOs Compensation Actually Paid Versus TSR

Fiscal Year
2020
2021
2022
2023
2024
2025
Compensation Actually Paid ($ Millions)
30
25
20
15
10
5
0
(5)
(10)
TSR (12/31/2020 Indexed to $100)
$300
$250
$200
$150
$100
$50
$0
100.00
13.6
124.98
73.87
6.0
14.3
13.7
134.76
63.32
(4.9)
134.75
64.63
17.8
17.5
17.8
145.47
77.34
5.4
24.7
185.97
81.26
6.6
PEO 1 Compensation Actually Paid
PEO 2 Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Viatris Inc. TSR*
Dow Jones U.S. Pharmaceuticals Index TSR*

* $100 invested on December 31, 2020 in Company stock and in Peer Group including reinvestment of dividends.

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Description of Relationship Between PEOs and Average Non-PEO NEOs Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our non-PEO NEOs, and our Net Earnings (Loss) during the five most recently completed fiscal years.

PEOs and Average Non-PEO NEOs Compensation Actually Paid Versus Net Income

Fiscal Year
2021
2022
2023
2024
2025
Compensation Actually Paid ($ Millions)
30
25
20
15
10
5
0
(5)
(10)
Net Income ($ Millions)
12,000
10,000
8,000
6,000
4,000
2,000
0
(2,000)
(4,000)
13.6
6.0
14.3
13.7
(4.9)
17.8
17.5
17.8
5.4
24.7
6.6
(1,269)
2,079
55
(634)
(3,515)
PEO 1 Compensation Actually Paid
PEO 2 Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Viatris Inc. Net Income

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 Executive Compensation Tables
Description of Relationship Between PEOs and Average Non-PEO NEOs Compensation Actually Paid and Free Cash Flow (as reported)
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our non-PEO NEOs, and our Free Cash Flow (as reported during the five most recently completed fiscal years).

PEOs and Average Non-PEO NEOs Compensation Actually Paid Versus Free Cash Flow (as reported)

Fiscal Year
2021
2022
2023
2024
2025
30
25
20
15
10
5
0
(5)
(10)
Compensation Actually Paid ($ Millions)
3000
2500
2000
1500
1000
500
0
Free Cash Flow ($ Millions)
2,560
2,593
2,523
1,977
1,937
13.6
6.0
14.3
13.7
(4.9)
17.8
17.5
17.8
5.4
24.7
6.6
PEO 1 Compensation Actually Paid
PEO 2 Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Viatris Inc. Free Cash Flow (as reported)

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List of Most Important Financial Performance Measures
The following presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEOs and other NEOs for 2025 to Company performance.

Most Important Financial Performance Measures
Adjusted EBITDA (as reported)*
Free Cash Flow (as reported)*
Relative TSR

*	See Appendix B for reconciliations of 2025 Adjusted EBITDA (as reported) and Free Cash Flow (as reported) to our audited financial statements.

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Item 3
Ratification of the Selection of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2026
The Audit Committee has appointed Deloitte & Touche LLP as Viatris’ independent registered public accounting firm for the fiscal year ending December 31, 2026 and has further directed that the selection of the independent registered public accounting firm be submitted to shareholders for ratification at the 2026 Annual Meeting.
Representatives of Deloitte are expected to be in attendance at the 2026 Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they so desire.
While shareholder ratification of the selection of Deloitte is not required by the Company’s Bylaws or other governing documents or law, the Board is submitting the selection of Deloitte to our shareholders for ratification as the Board believes it is a matter of good corporate governance. If shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte. Even if the selection is ratified, the Audit Committee in its discretion may direct the selection of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Board Recommendation

Viatris’ Board recommends a vote “FOR” ratification of the selection of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

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 Item 3  Ratification of the Selection of Deloitte & Touche LLP
Principal Accounting Fees and Services
Deloitte served as Viatris’ independent registered public accounting firm during 2025 and 2024 and audited Viatris’ financial statements for the fiscal years ended December 31, 2025 and 2024. No relationships exist with Deloitte other than the usual relationship between such a firm and its client. Details about the nature of the services provided by, and fees Viatris paid to, Deloitte and affiliated firms for such services during 2025 and 2024 are set forth below.

	In Millions
	2025	2024
Audit Fees[1]	$15.51	$18.13
Audit-Related Fees[2]	0.19	0.15
Tax Fees[3]	3.42	1.74
All Other Fees	—	—
Total Fees	$19.12	$20.02

1
Represents fees for professional services provided for the audit of the Company’s annual consolidated financial statements, the audit of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, reviews of the Company’s quarterly condensed consolidated financial statements, audit services provided in connection with other statutory or regulatory filings, and accounting, reporting, and disclosure matters.

2
Represents fees for assurance services related to the audit of the Company’s annual consolidated financial statements, including audits of certain of the Company’s subsidiaries, comfort letters, certain SEC filings, and other agreed-upon procedures.

3	Represents fees primarily related to tax return preparation, tax planning, and tax compliance support services, as well as fees related to tax advice provided in connection with the Combination.
Audit Committee Pre-Approval Policy
The Audit Committee has a policy regarding pre-approval of audit, audit-related, tax, and other services that the independent registered public accounting firm may perform for Viatris. Under the policy, the Committee must review and pre-approve on an individual basis any requests for audit, audit-related, tax, and other services not covered by certain services pre-approved by the Committee up to certain amounts. All services performed by Deloitte during 2025 and 2024 were pre-approved by the Audit Committee in accordance with its pre-approval policy.

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 Item 3  Ratification of the Selection of Deloitte & Touche LLP
Report of the Audit Committee of Viatris’ Board
The following Report of the Audit Committee of the Board does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent the Company specifically incorporates such information by reference.
March 5, 2026
The Audit Committee is currently comprised of five Directors, each of whom is independent as required by and as defined in the audit committee independence standards of the Securities and Exchange Commission (“SEC”) and the applicable NASDAQ listing standards. The Audit Committee operates under a written charter adopted by the Board, a copy of which is available on Viatris Inc.’s (the “Company”) website at https://www.viatris.com/-/media/project/common/viatris/pdf/corporate-governance/audit-committee-charter.pdf.
Management is responsible for the preparation and integrity of the Company’s financial statements. Management is also responsible for implementing and maintaining appropriate accounting and financial reporting policies, procedures, and internal controls designed to ensure compliance with applicable accounting standards and laws and regulations. The independent registered public accounting firm (the “independent auditor”) is responsible for auditing and reviewing the Company’s financial statements and auditing the Company’s internal control over financial reporting, in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”), and to issue their reports thereon. One of the Audit Committee’s responsibilities is to oversee these processes.
In this context, the Audit Committee met a total of ten (10) times in 2025, and has reviewed and discussed with management, including Viatris’ internal auditor, and with the independent auditor, Viatris’ audited consolidated financial statements and its internal control over financial reporting. These discussions covered the quality, as well as the acceptability, of Viatris’ financial reporting practices and the completeness and clarity of the related financial disclosures as well as the effectiveness of Viatris’ internal control over financial reporting and its disclosure controls and procedures. Management represented to the Audit Committee that Viatris’ consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor. The Audit Committee discussed with the independent auditors the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
Viatris’ independent auditor also provided to the Audit Committee the written disclosures and letter required by the applicable requirements of the PCAOB’s Rule 3526 regarding the independent auditor’s communications with the Audit Committee concerning the independent auditor’s independence, and the Audit Committee discussed these matters with the independent auditor. The Audit Committee has also considered whether the independent auditor’s provision of non-audit services to Viatris is compatible with the firm’s independence. Deloitte & Touche LLP, Viatris’ independent auditor, stated in the written disclosures that in their judgment they are, in fact, independent. The Audit Committee concurred in that judgment of independence.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Viatris’ Annual Report on Form 10-K for 2025, which was filed with the SEC.
BY THE AUDIT COMMITTEE:
Richard Mark, Chair
W. Don Cornwell
JoEllen Lyons Dillon
Elisha Finney
Michael Severino, M.D.

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Appendix A — Questions and Answers
The following questions and answers are intended to address questions that you, as a shareholder of Viatris, may have regarding the 2026 Annual Meeting and provide information with respect to the 2026 Annual Meeting, proxy materials and voting. Viatris urges you to carefully read this entire Proxy Statement in addition to these questions and answers.
Q:	What is this Proxy Statement, and why is it important?
A:
This Proxy Statement is part of a solicitation of proxies by Viatris’ Board for use at the 2026 Annual Meeting and provides Viatris’ shareholders and beneficial owners of shares of Viatris common stock as of the close of business (5:00 p.m. Eastern Time) on March 20, 2026 (the “Record Date”) with information relating to their decisions to vote, grant a proxy to vote, attend and, if relevant, instruct their vote to be cast at the 2026 Annual Meeting. As such, this Proxy Statement contains important information about the 2026 Annual Meeting and the matters to be voted on at such meeting; you should read it carefully and in its entirety.

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
A:
In accordance with rules adopted by the SEC, we may furnish proxy materials to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. This approach conserves natural resources and reduces our distribution costs, while providing a timely and convenient method of accessing the materials and voting. As a result, most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, on or about April 2, 2026 we mailed to Viatris shareholders as of the Record Date a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) that instructs you as to how you may access and review all of the proxy materials on the Internet. The Internet Notice also instructs you as to how you may submit your proxy on the Internet; however, the Internet Notice is not itself a proxy card and should not be returned with voting instructions. If you would like to receive a paper or email copy of the Company’s proxy materials, you should follow the instructions for requesting such materials in the Internet Notice.

Q:	What is included in the Company’s proxy materials?
A:
The Company’s proxy materials include this Proxy Statement for the 2026 Annual Meeting and the 2025 Annual Report. The 2025 Annual Report is not incorporated into this Proxy Statement and shall not be deemed to be solicitation materials. If you received the Internet Notice, voting instructions can be found in the Internet Notice. If you received a paper copy of these materials, the proxy materials also included the accompanying proxy card or voting instruction form, as applicable, for the 2026 Annual Meeting. For detailed information on voting, see the questions below entitled, “How do I vote if I was a registered shareholder of Viatris as of the Record Date?” or “How do I vote if I am a beneficial owner of shares of Viatris common stock and hold them in street name?”, as appropriate, as well as the Notice of 2026 Annual Meeting of Shareholders in this Proxy Statement.

Q:	How can I access the proxy materials over the Internet?
A:
The Internet Notice, proxy card, or voting instruction form will contain instructions on how to view the Company’s proxy materials on the Internet and vote your shares. Our proxy materials are also available on the Company’s website at investor.viatris.com.

Q:	What is the purpose of the 2026 Annual Meeting?
A:	The 2026 Annual Meeting is being held for Viatris shareholders to vote on the following items:
1.	To elect 13 Director nominees, each to hold office until the 2027 annual meeting of shareholders

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 Appendix A — Questions and Answers
2.	To approve, on a non-binding advisory basis, the 2025 compensation of the NEOs of the Company (the Say-on-Pay vote)
3.	To ratify the selection of Deloitte as Viatris’ independent registered public accounting firm for the fiscal year ending December 31, 2026
4.	Such other business as may properly come before the meeting and any postponement or adjournment thereof.
Q:	When and where will the 2026 Annual Meeting be held?
A:	The 2026 Annual Meeting will be held at the Hilton Naples, 5111 Tamiami Trail North, Naples, FL 34103, on May 15, 2026, at 11:00 a.m. Eastern Time.
Persons attending the 2026 Annual Meeting will not be permitted to use cameras, recording devices and other similar electronic devices during the meeting. In addition, attendees may be subject to additional requirements prior to entry to the meeting – see the question below entitled “How can I attend the 2026 Annual Meeting?”.
Q:	How does Viatris’ Board recommend I vote?
A:
Viatris’ Board unanimously recommends that the Company’s shareholders vote “FOR” the election of each Director nominee; “FOR” approval, on an advisory basis, of the 2025 compensation of the NEOs of the Company; and “FOR” ratification of the selection of Deloitte as Viatris’ independent registered public accounting firm for the fiscal year ending December 31, 2026.

Q:	How can I attend the 2026 Annual Meeting?
A:
If you wish to attend the 2026 Annual Meeting in person, please so inform Viatris in writing by sending notice to the attention of Viatris’ Corporate Secretary at 1000 Mylan Blvd., Canonsburg, PA 15317 (the “Corporate Address”) or by e-mail to corporatesecretary@viatris.com, in each case prior to 5:00 p.m. Eastern Time on May 14, 2026.

Beneficial owners of Viatris common stock that are held through a broker, bank, trust company or other nominee (“street name”) may not vote the underlying shares of common stock at the 2026 Annual Meeting unless they first obtain (where appropriate, through the relevant broker, bank, trust company or other nominee) a signed proxy card from the relevant registered shareholder (as defined in the following Question and Answer) of the underlying shares on the Record Date. In addition, beneficial owners of Viatris common stock must provide proof of ownership, such as a recent account statement or letter from a brokerage firm, bank nominee or other institution proving ownership on the Record Date.
Proper identification, such as a valid driver’s license or passport, along with your notice of the meeting, must be presented at the meeting.
Failure to comply with such notification and identification requirements may result in not being admitted to the meeting.
Q:	Who is entitled to vote at the 2026 Annual Meeting and how many votes do they have?
A:
Holders of Viatris common stock as of the Record Date are entitled to vote their shares at the 2026 Annual Meeting. If your shares are registered in your name with the Company’s transfer agent and registrar, Equiniti Trust Company, LLC, you are the “registered shareholder” of those shares. Registered shareholders as of the Record Date may attend the 2026 Annual Meeting and, if relevant, vote in person or authorize a third party to attend and, if relevant, vote at the 2026 Annual Meeting on their behalf through use of a proxy card. If you are a beneficial owner of Viatris common stock and hold your shares in street name, the relevant institution will send you instructions describing the procedure for instructing the institution how to vote the shares of Viatris common stock you beneficially own.

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 Appendix A — Questions and Answers
If you wish to vote the shares of Viatris common stock you beneficially own directly either in person at the 2026 Annual Meeting or by proxy, you first must obtain a signed “legal proxy” from the bank, broker, trust company or other nominee through which you beneficially own your shares of Viatris common stock.
As of the close of business (5:00 p.m. Eastern Time) on March 20, 2026, there were 1,164,418,384 shares of Viatris common stock outstanding and entitled to vote. Each share of Viatris common stock, which is Viatris’ only outstanding voting security, is entitled to one vote on each matter properly brought before the 2026 Annual Meeting. Shareholders do not have cumulative voting rights.
Q:	What vote is required to elect Directors and adopt each of the other proposals discussed in this Proxy Statement?
A:	If a quorum exists at the 2026 Annual Meeting, shareholders shall have approved:
•
the election of a Director if a majority of the votes cast are in favor of such election. For purposes of the preceding sentence, a majority of votes cast means that the number of shares voted “for” a Director’s election exceeds 50% of the number of votes cast with respect to that Director’s election. Votes cast include any votes against that Director’s election and any direction to withhold authority in each case and exclude abstentions and broker non-votes (as defined below) with respect to that Director’s election. If a nominee for Director who is an incumbent Director is not elected and no successor has been elected at such meeting, the Director must promptly tender their irrevocable resignation to the Board in accordance with our Bylaws (Please see “How Our Board Governs and Is Governed – Viatris’ Board Structure” beginning on page 24).

•
the Say-on-Pay vote and ratification of the selection of Deloitte as Viatris’ independent registered public accounting firm for the fiscal year ending December 31, 2026, if, in each case, a majority of votes cast on such matter by shareholders present in person or represented by proxy at the meeting and entitled to vote on such matter are in favor of such matter. For purposes of the preceding sentence, a majority of votes cast means that the number of shares voted “for” a matter exceeds 50% of the number of votes cast with respect to that matter. Votes cast include votes against the matter and exclude abstentions and broker non-votes with respect to these matters.

Q:	What constitutes a quorum?
A:
The holders of stock representing a majority of the voting power of all shares of stock issued and outstanding and entitled to vote at the 2026 Annual Meeting, present in person or represented by proxy, constitutes a quorum. Broker non-votes and abstentions will be considered for purposes of establishing a quorum.

Q:	How do I vote if I was a registered shareholder of Viatris as of the Record Date?
A:	If you were a registered shareholder as of the Record Date, the Internet Notice has been sent directly to you.
If you were a registered shareholder as of the Record Date, plan to attend the 2026 Annual Meeting and wish to vote in person, you will be given a ballot at the 2026 Annual Meeting. In addition, if you plan to attend the 2026 Annual Meeting, please be prepared to provide proper identification, such as a valid driver’s license or passport.
If you were a registered shareholder as of the Record Date and do not plan to attend the 2026 Annual Meeting in person, you may cast your vote no later than May 14, 2026 at 11:59 p.m. Eastern Time (the “Cut-Off Time”) by Internet by following the instructions provided in the Internet Notice or, if you requested to receive printed proxy materials, you can also vote by telephone or mail pursuant to the instructions provided on the proxy card. Viatris requests that you promptly submit your proxy.
See the Internet Notice and Notice of 2026 Annual Meeting of Shareholders above for additional information about how to vote.
If you were a registered shareholder as of the Record Date and you vote by proxy, the individuals named as proxy holders will vote your shares of Viatris common stock in the manner you indicate. All shares of Viatris common stock

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 Appendix A — Questions and Answers
represented by properly executed proxies received no later than the Cut-Off Time will be voted at the meeting in the manner specified by the Viatris shareholder giving those proxies. If the proxy is returned without an indication as to how the shares of Viatris common stock represented are to be voted with respect to one or more items (and without expressly indicating to abstain), the shares of Viatris common stock represented by the proxy will be voted in accordance with the recommendation of the Viatris Board, as described in the Proxy Statement.
Q:
How do I vote if I am a participant in the Mylan Profit Sharing 401(k) Plan or the Viatris Pharmaceuticals LLC Profit Sharing Employee Savings Plan (formerly the Pfizer Pharmaceuticals LLC Profit Sharing Employee Savings Plan), and continue to hold shares of Viatris common stock in my plan account?

A:
Participants in the Mylan Profit Sharing 401(k) Plan or the Viatris Pharmaceuticals LLC Profit Sharing Employee Savings Plan and who continue to hold Viatris common stock in their plan accounts will receive voting instructions for their shares of Viatris common stock held in those plans. In order to have the trustee vote your shares as you direct, you must timely furnish your voting instructions. To allow sufficient time for voting by the relevant trustees, your voting instructions must be received by May 13, 2026 at 8:00 a.m. Eastern Time.

Q:	How do I vote if I am a beneficial owner of shares of Viatris common stock and hold them in street name?
A:
If you are a beneficial owner of Viatris common stock and hold your shares in street name, you may also vote through a voting instruction form over the Internet by following the instructions provided in the Internet Notice or, if you requested to receive printed proxy materials, the relevant institution will send you instructions describing the procedure for instructing the institution how to vote the shares of Viatris common stock you beneficially own. Please comply with the deadlines included in the voting instructions provided by your broker, bank, trust company or other nominee.

If you are a beneficial owner of Viatris common stock and hold your shares in street name, plan to attend the 2026 Annual Meeting, and wish to vote in person, you will be given a ballot at the 2026 Annual Meeting. Please note, however, that you must bring to the 2026 Annual Meeting a legal proxy executed in your favor from the registered shareholder of the underlying shares on the Record Date (through your broker, bank, trust company or other nominee) authorizing you to vote at the 2026 Annual Meeting. You must also provide proof of ownership, such as a recent account statement or letter from your brokerage firm, bank nominee or other institution proving ownership on the Record Date. In addition, if you plan to attend the 2026 Annual Meeting, please be prepared to provide proper identification, such as a valid driver’s license or passport.
If you are a beneficial owner of shares of Viatris common stock and hold your shares in street name, see “If my shares are held in street name by my broker, will my broker automatically vote my shares for me?” below for more information on giving instructions to your broker, bank, trust company or other nominee.
See the Internet Notice and Notice of 2026 Annual Meeting of Shareholders above for additional information about how to vote.
Q:	If my shares are held in street name by my broker, will my broker automatically vote my shares for me?
A:
If you are a beneficial owner of Viatris common stock and hold your shares in street name, your broker, bank, trust company or other nominee cannot vote your shares on non-routine matters without instructions from you. All of the items to be voted on at the 2026 Annual Meeting other than the ratification of the selection of Deloitte as Viatris’ independent registered public accounting firm for fiscal year 2026 are considered non-routine matters. You should instruct your broker, bank, trust company or other nominee as to how to vote your shares of Viatris common stock, following the directions from your broker, bank, trust company or other nominee provided to you. Please check the voting form used by your broker, bank, trust company or other nominee.

If you do not give instructions to your broker, bank, trust company or other nominee, (i) your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote (a so-called “broker non-vote”) but

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 Appendix A — Questions and Answers
(ii) the broker, bank, trust company or other nominee will nevertheless be entitled to vote your shares of common stock in its discretion on routine matters and may give or authorize the giving of a proxy to vote such shares in its discretion on such matters.
As discussed above, beneficial owners of Viatris common stock held through a broker, bank, trust company or other nominee may not vote the underlying shares at the 2026 Annual Meeting unless they first obtain (where appropriate, through the relevant broker, bank, trust company or other nominee) a signed proxy card from the relevant registered shareholder on the Record Date of the underlying shares of common stock.
Q:	May I change my vote or revoke my proxy or voting instructions after I have voted?
A:
Yes. If you are a registered shareholder, you may change your vote of your shares of Viatris common stock or revoke your proxy at any time prior to the Cut-Off Time. You can do this by submitting a new proxy at a later date (but prior to the Cut-Off Time) via the Internet, by telephone, or by mail following the instructions provided in the Internet Notice or, if requested, the proxy card. Alternatively, you may give notice of your attendance at the 2026 Annual Meeting (prior to the Cut-Off Time in the manner described above) and vote in person. You may also revoke your proxy by sending a written statement prior to the Cut-Off Time revoking your proxy to Viatris’ Corporate Address to the attention of Viatris’ Corporate Secretary.

If your shares are held through and/or in street name by your broker, bank, trust company or other nominee, you should contact your broker, bank, trust company or other nominee to change your vote or revoke your voting instructions.
Q:	What happens if I transfer my shares of Viatris common stock before the 2026 Annual Meeting?
A:
The Record Date for the 2026 Annual Meeting is earlier than the date of the 2026 Annual Meeting. If you transfer your shares of Viatris common stock after the Record Date, you will retain your right to attend and vote at the 2026 Annual Meeting.

Q:	Who tabulates the votes?
A:
The inspector of election will, among other matters, determine the number of shares represented at the 2026 Annual Meeting to confirm the presence of a quorum, determine the validity of all proxies and ballots, and certify the voting results.

Q:	Where can I find the voting results of the 2026 Annual Meeting?
A:
Viatris expects to announce the preliminary voting results at the 2026 Annual Meeting. In addition, within four business days following certification of the final voting results, Viatris intends to report the final voting results in a Current Report on Form 8-K filed with the SEC.

Q:	How are proxies solicited and what is the cost?
A:
Viatris will bear all expenses incurred in connection with the solicitation of proxies, including the costs associated with the filing, printing and publication of the Proxy Statement. Viatris has retained Innisfree M&A Incorporated to assist in its solicitation of proxies and has agreed to pay them a fee of approximately $25,000, plus reasonable expenses, for these services. Viatris will reimburse brokerage firms, bank nominees and other institutions for their costs in forwarding proxy materials to beneficial owners of Viatris common stock. Our Directors, officers and employees, some of whom may be considered participants in the solicitation, may also solicit proxies by mail, telephone or personal contact without additional remuneration.

Q:	What is householding?
A:
We have adopted a procedure called “householding”, which the SEC has approved. Under this procedure, we are sending only one copy of the Internet Notice and, if applicable, the proxy materials, to that address unless we have received contrary instructions from any shareholder at that address. This practice is designed to reduce printing and

2026 Proxy Statement | A-5

 Appendix A — Questions and Answers
postage costs. However, if any shareholder residing at such an address wishes to receive a separate copy of the Internet Notice and, if applicable, the proxy materials, Viatris will promptly deliver, upon oral or written request, a separate copy of the Internet Notice and, if applicable, the proxy materials to any shareholder residing at an address to which only one copy was mailed. If you would like to request additional copies of the Internet Notice and, if applicable, the proxy materials (or in the future would like to receive separate copies) or if you are receiving multiple copies and would like to request that only a single copy be mailed in the future, you can request householding by contacting the Corporate Secretary as described under “How may I communicate with Viatris’ Directors?” below.
Q:	How may I communicate with Viatris’ Directors?
A:
Viatris’ Board has established a process for any interested parties to contact the Board, or the independent Directors as a group or any other group or committee of Directors, by writing to them at the following address:

Viatris Inc.
Corporate Secretary
1000 Mylan Boulevard
Canonsburg, PA 15317
Corporate Secretary – CorporateSecretary@Viatris.com
Phone: 724.514.1800
Communications regarding accounting, internal accounting controls or auditing matters may be reported to our Directors using AuditCommitteeChair@Viatris.com. All communications received as set forth above shall be opened by the office of the Corporate Secretary for the purpose of determining whether the contents represent an appropriate message to the Company’s Directors. Materials that are not in the nature of advertising, solicitations, or promotions of a product or service or patently offensive shall be forwarded to the Chair of the Board and as appropriate to each Director who is a member of the group or committee to which the envelope is addressed.
Q:	Could matters other than those stated in the notice of the meeting be considered at the 2026 Annual Meeting?
A:
The Board is not aware of any matters that are expected to come before the 2026 Annual Meeting other than those referred to in this Proxy Statement. If other business is properly brought before the meeting, the accompanying proxy will be voted in accordance with the judgment of the proxy holders.

Q:	What is the deadline to propose actions for consideration at the 2027 annual meeting of shareholders?
A:
Pursuant to U.S. federal securities laws, if a shareholder wishes to have a proposal included in Viatris’ Proxy Statement for the 2027 annual meeting of shareholders, then the shareholder must follow the procedures outlined in Rule 14a-8 of the Exchange Act. If you wish to submit a proposal intended to be presented at the 2027 annual meeting pursuant to Rule 14a-8, your proposal must be received by us at our principal executive offices (1000 Mylan Boulevard, Canonsburg, PA 15317) no later than December 3, 2026, and must otherwise comply with the requirements of Rule 14a-8 to be considered for inclusion in the 2027 proxy statement and form of proxy.

Under our proxy access bylaw, if a shareholder (or a group of no more than 20 shareholders) who has owned at least 3% of the voting power of the outstanding shares of all classes of capital stock entitled to vote in the election of Directors, voting together as a single class, continuously for at least three years immediately preceding the date of the notice of proxy access nomination and has otherwise complied with the requirements set forth in our Bylaws wants us to include Director nominees (up to the greater of two nominees or 20% of the Board) in our proxy statement for the 2027 annual meeting of shareholders, the nominations must be delivered to or be mailed and received by the Corporate Secretary at the principal executive offices of the Company not less than 120 days nor more than 150 days in advance of the anniversary of the date that the Company first distributed its proxy statement to shareholders for the previous year’s annual meeting of shareholders (which would be December 3, 2026 and November 3, 2026, respectively), provided, however, that in the event the date of the annual meeting is more than 30 days before or more than 60 days after the first anniversary of the preceding year’s annual meeting, the nominations must be so delivered to

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 Appendix A — Questions and Answers
or be mailed and received by the Corporate Secretary not earlier than the close of business (5:00 p.m. Eastern Time) on the 150th day prior to the date of such annual meeting and not later than the close of business (5:00 p.m. Eastern Time) on the later of the 120th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.
In addition, for any nominations or any other business that is not to be included in our proxy statement to be properly brought before an annual meeting of shareholders, the shareholder must give timely notice in writing to the Corporate Secretary and comply with the requirements set forth in our Bylaws and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice must be delivered to the Corporate Secretary at the principal executive offices of the Company not earlier than the close of business (5:00 p.m. Eastern Time) on the 120th day and not later than the close of business (5:00 p.m. Eastern Time) on the 90th day prior to the first anniversary of the preceding year’s annual meeting (which would be January 15, 2027 and February 14, 2027, respectively), provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business (5:00 p.m. Eastern Time) on the 120th day prior to the date of such annual meeting and not later than the close of business (5:00 p.m. Eastern Time) on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.
In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of Director nominees other than the Company’s nominees must also provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 16, 2027.
The Bylaws are available on our website at https://www.viatris.com/en/About-Us/Corporate-Governance.
Q:	How do I recommend a candidate for nomination to Viatris’ Board?
A:
The Governance and Sustainability Committee will consider for nomination to the Viatris Board potential Director candidates properly recommended by shareholders, subject to the discretion of the Board and to Viatris’ Amended and Restated Certificate of Incorporation and our Bylaws. In considering candidates recommended by shareholders, the Governance and Sustainability Committee will take into consideration, among other matters, the needs of the Board and Viatris and the qualifications of the candidate, including, among other things, those traits, abilities and experiences described above (Please see “How Our Directors Are Selected and Evaluated” on page 37).

Any submission to the Governance and Sustainability Committee of a recommended candidate for consideration must include, among other information, the name of the recommending shareholder and evidence of such person’s ownership of Viatris shares, and the name of the recommended candidate, their resume or a statement of their principal occupation or employment, and the recommended candidate’s signed consent to be named as a Director if recommended by the Governance and Sustainability Committee and nominated by the Board. Any shareholder recommendations for Director must be sent to Viatris’ Corporate Secretary not later than 120 days prior to the anniversary date of Viatris’ most recent annual meeting of shareholders (which would be January 15, 2027), provided that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, any shareholder recommendations must be sent to Viatris’ Corporate Secretary not later than the 120th day prior to the date of such annual meeting at the following address:
Viatris Inc.
Corporate Secretary
1000 Mylan Boulevard
Canonsburg, PA 15317
Any shareholder nominations must be made according to the procedures set forth in our Bylaws (including via our proxy access bylaw) as described under “What is the deadline to propose actions for consideration at the 2027 annual meeting of shareholders?” above.

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 Appendix A — Questions and Answers
Q:	How do I inspect the list of shareholders entitled to vote at the 2026 Annual Meeting?
A:
A list of shareholders entitled to vote at the 2026 Annual Meeting will be available for inspection during ordinary business hours at the Corporate Address from May 5, 2026 to May 14, 2026. Please contact the Corporate Secretary by sending an email to corporatesecretary@viatris.com if you wish to inspect the list prior to the 2026 Annual Meeting. Please include (i) your name and (ii) if you are a beneficial owner of Viatris common stock, proof of ownership, such as a recent account statement or letter from a brokerage firm, bank nominee or other institution proving ownership on the Record Date. Upon verification of your status as a shareholder, you will receive confirmation of your request and instructions on how to view the list at the Corporate Address.

Q:	What do I need to do now?
A:
Carefully read and consider the information contained in this Proxy Statement and vote your shares either in person or by following the instructions in the Internet Notice or, if you requested to receive printed proxy materials, pursuant to the instructions provided on the proxy card or voting instruction form, as applicable.

Q:	Who can help answer my questions?
A:
If you have questions about the 2026 Annual Meeting, including the items to be voted on at the meeting, need assistance in voting, or if you desire copies of this Proxy Statement or proxy cards, you should contact:

Innisfree M&A Incorporated
501 Madison Avenue
New York, NY 10022
+1 (877) 750-9499 (toll free)
+1 (212) 750-5833 (banks and brokers)

A-8 | 2026 Proxy Statement

Appendix B
Forward-Looking Statements
This Proxy Statement (including the Shareholder Letter) contains “forward-looking statements”. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, statements about the goals or outlooks with respect to the Company’s strategic initiatives and priorities, including but not limited to divestitures, acquisitions, strategic alliances, collaborations, or other potential transactions; the anticipated benefits of such strategic initiatives or priorities or restructuring activities; future opportunities for the Company and its products; the outcomes of clinical trials and research studies; R&D and new product development; and any other statements regarding the Company’s future operations, financial or operating results, capital allocation, dividend policy and payments, share repurchases, debt ratio and covenants, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, imperatives, competitions, commitments, confidence in future results, efforts to create, enhance or otherwise unlock value, and other expectations and targets for future periods. Forward-looking statements may often be identified by the use of words such as “will”, “may”, “could”, “should”, “would”, “project”, “believe”, “anticipate”, “expect”, “plan”, “estimate”, “forecast”, “potential”, “pipeline”, “intend”, “continue”, “target”, “seek” and variations of these words or comparable words. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to:
•	the possibility that the Company may not realize the intended benefits of, or achieve the intended goals or outlooks with respect to, its strategic initiatives and priorities;
•
the possibility that the Company may be unable to achieve the intended or expected benefits of its enterprise-wide strategic review and related cost-saving and restructuring activities within the expected timeframe or at all;

•
the possibility that the Company may be unable to achieve intended or expected benefits, in connection with divestitures, acquisitions, strategic alliances, collaborations, or other transactions, or restructuring programs, within the expected timeframes or at all;

•	goodwill or impairment charges or other losses;
•	success of clinical trials and the Company’s or its partners’ ability to execute on new product opportunities and develop, manufacture and commercialize products;
•
any changes in or difficulties with the Company’s manufacturing facilities, including with respect to short- or long-term shutdowns, inspections, remediation and restructuring activities, supply chain continuity, inventory management, or the ability to meet anticipated demand;

•	the Company’s failure to achieve expected or targeted future financial and operating performance and results;
•	the potential impact of natural or man-made disasters, public health outbreaks, fires, accidents, weather, unrest or other emergencies in regions where we or our partners or suppliers operate;
•	actions and decisions of healthcare and pharmaceutical regulators;
•
changes in relevant laws, regulations and policies and/or the application or implementation thereof, including but not limited to tax, healthcare and pharmaceutical laws, regulations and policies globally;

•	the ability to attract, motivate and retain key personnel;
•	the Company’s liquidity, capital resources and ability to obtain financing;
•	any regulatory, legal or other impediments to the Company’s ability to bring new products to market;
•	products in development that receive regulatory approval may not achieve expected levels of market acceptance, efficacy or safety;
•	longer review, response and approval times as a result of evolving regulatory priorities and reductions in personnel at health agencies;

2026 Proxy Statement | B-1

 Appendix B
•	the scope, timing and outcome of any ongoing legal proceedings, including government inquiries or investigations, and the impact of any such proceedings on the Company;
•	any significant breach of data security or data privacy or disruptions to our IT systems;
•	risks associated with having significant operations globally;
•	the ability to protect intellectual property and preserve intellectual property rights;
•	changes in third-party relationships;
•
the effect of any changes in the Company’s or its partners’ customer and supplier relationships and customer purchasing patterns, including customer loss and business disruption being greater than expected following an adverse regulatory action, acquisition or divestiture;

•	the impacts of competition, including decreases in sales or revenues as a result of the loss of market exclusivity for certain products;
•	changes in the economic and financial conditions of the Company or its partners;
•	uncertainties regarding future demand, pricing and reimbursement for the Company’s products;
•
uncertainties and matters beyond the control of management, including but not limited to general political and economic conditions, potential for adverse impacts from future tariffs and trade restrictions, inflation rates and global exchange rates; and

•
inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements, and the providing of estimates of financial measures, in accordance with U.S. GAAP and related standards or on an adjusted basis.

For more detailed information on the risks and uncertainties associated with Viatris, see the risks described in Part I, Item 1A in the Form 10-K, and our other filings with the SEC.
You can access Viatris’ filings with the SEC through the SEC website at www.sec.gov or through our website, and Viatris strongly encourages you to do so. Viatris routinely posts information that may be important to investors on our website at investor.viatris.com, and we use this website address as a means of disclosing material information to the public in a broad, non-exclusionary manner for purposes of the SEC’s Regulation Fair Disclosure (Reg FD). The contents of our website are not incorporated by reference in this Proxy Statement and shall not be deemed “filed” under the Exchange Act. Viatris undertakes no obligation to update any statements herein for revisions or changes after the filing date of this Proxy Statement other than as required by law.
Non-GAAP Financial Measures
This Proxy Statement (including the Shareholder Letter) includes the presentation and discussion of certain financial information that differs from what is reported under accounting principles generally accepted in the United States (“U.S. GAAP”). These non-GAAP financial measures, including adjusted EBITDA and free cash flow, are presented in order to supplement investors’ and other readers’ understanding and assessment of Viatris’ financial performance. Management uses these measures internally for forecasting, budgeting, measuring its operating performance, and incentive-based awards. Primarily due to acquisitions, divestitures and other significant events which may impact comparability of our periodic operating results, we believe that an evaluation of our ongoing operations (and comparisons of our current operations with historical and future operations) would be difficult if the disclosure of our financial results was limited to financial measures prepared only in accordance with U.S. GAAP. We believe that non-GAAP financial measures are useful supplemental information for our investors and when considered together with our U.S. GAAP financial measures and the reconciliation to the most directly comparable U.S. GAAP financial measure, provide a more complete understanding of the factors and trends affecting our operations. The financial performance of the Company is measured by senior management, in part, using these adjusted metrics, along with other performance metrics. In addition, the Company believes that including EBITDA and supplemental adjustments applied in presenting adjusted EBITDA is appropriate to provide additional information to investors to demonstrate the Company’s ability to comply with financial debt covenants and assess the Company’s ability to incur additional indebtedness. The Company also believes that adjusted EBITDA better focuses

B-2 | 2026 Proxy Statement

 Appendix B
management on the Company’s underlying operational results and true business performance and is used, in part, for management’s incentive compensation. This Appendix B contains reconciliations of such non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures. Investors and other readers are encouraged to review the related U.S. GAAP financial measures and the reconciliations of the non-GAAP measures to their most directly comparable U.S. GAAP measures set forth in this Appendix B, and investors and other readers should consider non-GAAP measures only as supplements to, not as substitutes for or as superior measures to, the measures of financial performance prepared in accordance with U.S. GAAP.
Reconciliations of Non-GAAP Financial Measures (Unaudited)
Adjusted EBITDA
2025 Annual Incentive Program
Adjusted EBITDA for purposes of the 2025 annual compensation awards is derived from Viatris’ financial statements in the same manner as Viatris’ publicly reported adjusted EBITDA for 2025 (“as reported”), except that the calculation for the 2025 annual incentive program (“for 2025 annual incentive compensation”) utilized 2025 budgeted foreign exchange rates (“currency impact”) and further adjusts for acquired in-process R&D (“IPR&D”) costs.

(in millions)	Year Ended December 31, 2025
U.S. GAAP net loss	$(3,515)
Add/ (deduct) adjustments:
Income tax benefit	(150)
Interest expense[a]	471
Depreciation and amortization[b]	2,798
EBITDA	$(395)
Add/ (deduct) adjustments:
Share-based compensation expense	178
Litigation settlements and other contingencies, net	(69)
Loss on divestitures of businesses	101
Impairment of goodwill	2,937
Restructuring, acquisition and divestiture-related and other special items[c]	1,408
Adjusted EBITDA (as reported)	$4,160
Currency impact	(142)
Acquired IPR&D costs	48
Adjusted EBITDA (for 2025 annual incentive compensation)	$4,066

a	Includes amortization of premiums and discounts on long-term debt.
b	Includes purchase accounting related amortization.
c
Includes restructuring-related costs, acquisition and divestiture-related costs (primarily included cost of sales and in selling, general and administrative expense (“SG&A”)), and other special items included in cost of sales, R&D expense, SG&A, and other expense (income), net.

2026 Proxy Statement | B-3

 Appendix B
2024 Annual Incentive Program
Adjusted EBITDA for purposes of the 2024 annual compensation awards was derived from Viatris’ financial statements in the same manner as Viatris’ publicly reported adjusted EBITDA for 2024 (“as reported”), except that the calculation for the 2024 annual incentive program (“for 2024 annual incentive compensation”) utilized 2024 budgeted foreign exchange rates (“currency impact”) and further adjusted for all impacts of the Company’s divestitures following their consummation (“impact of divestitures”), acquired in-process R&D (“IPR&D”) costs, and the impact of divestitures.

(in millions)	Year Ended December 31, 2024
U.S. GAAP net loss	$(634)
Add adjustments:
Income tax provision	11
Interest expense[a]	550
Depreciation and amortization[b]	2,893
EBITDA	$2,820
Add adjustments:
Share-based compensation expense	146
Litigation settlements and other contingencies, net	351
Loss on divestitures of businesses	399
Impairment of goodwill	321
Restructuring, acquisition and divestiture-related and other special items[c]	632
Adjusted EBITDA (as reported)	$4,669
Currency impact	61
Impact of divestitures	205
Acquired IPR&D costs	28
Other	12
Adjusted EBITDA (for 2024 annual incentive compensation)	$4,975

a	Includes amortization of premiums and discounts on long-term debt.
b	Includes purchase accounting related amortization.
c
Includes restructuring-related costs, acquisition and divestiture-related costs (primarily included in selling, general and administrative expense (“SG&A”)), and other special items included in cost of sales, R&D expense, SG&A, and other expense (income), net.

Free Cash Flow
2025 Annual Incentive Program
Free cash flow is derived from Viatris’ audited financial statements in the same manner as Viatris’ publicly reported free cash flow for 2025 (U.S. GAAP net cash provided by operating activities less capital expenditures) (“as reported”), except that the calculation for the 2025 annual incentive program (“for 2025 annual incentive compensation”) utilized 2025 budgeted foreign

B-4 | 2026 Proxy Statement

 Appendix B
exchange rates (“currency impact”) and further adjusts for transaction costs and taxes primarily related to the Company’s acquisitions and divestitures (“transaction costs”), and proceeds from the sale of certain property, plant and equipment and other assets.

(in millions)	Year Ended December 31, 2025
U.S. GAAP net cash provided by operating activities	$2,316
Add / (deduct):
Capital expenditures	(379)
Free cash flow (as reported)	$1,937
Currency impact	(52)
Transaction costs	297
Proceeds from the sale of certain property, plant and equipment and other assets	37
Free cash flow (for 2025 annual incentive compensation)	$2,219

2025 PRSUs
Free cash flow is derived from Viatris’ audited financial statements in the same manner as the calculation for Viatris’ 2025 annual incentive program, except that the calculation for the 2025 PRSUs further adjusts for any of the following, as applicable: material unplanned litigation gains and losses equal or greater than $25 million in the aggregate, material changes in tax laws, unbudgeted restructuring costs, increased R&D expense with respect to M&A activities, and material acquisition costs. Free cash flow for the 2025 PRSUs will be the sum of such free cash flow measure for each of the years ended December 31, 2025, 2026 and 2027 and will utilize budgeted foreign exchange rates for the relevant year.
2023-2025 Three-Year PRSUs
Free cash flow is derived from Viatris’ audited financial statements in the same manner as Viatris’ publicly reported free cash flow (“as reported”), except that the calculation for the 2023-2025 three-year PRSUs (“for 2023-2025 three-year PRSUs”) utilized budgeted foreign exchange rates for the relevant year (“currency impact”) and further adjusts for the following, as applicable: transaction costs and taxes primarily related to the Company’s acquisitions and divestitures (“transaction costs”), material unplanned litigation gains or losses equal to or greater than $25 million in the aggregate (“unplanned litigation”), proceeds from the sale of certain property, plant and equipment, unbudgeted R&D costs, unbudgeted restructuring costs, and the impact of free cash flow from divestitures that closed in 2023 to 2024 (“free cash flow impact of divestitures”). Free cash flow for the 2023-2025 three-year PRSUs is the sum of such free cash flow measure for each of the years ended December 31, 2023, 2024, and 2025.

	Year Ended December 31
(in millions)	2023	2024	2025	Total
U.S. GAAP net cash provided by operating activities	$2,900	$2,303	$2,316
Add / (deduct):
Capital expenditures	(377)	(326)	(379)
Free cash flow (as reported)	$2,523	$1,977	$1,937
Currency impact	144	90	(53)
Transaction costs	235	649	297
Unplanned litigation	—	74	—
Proceeds from the sale of certain property, plant and equipment	14	3	35
Unbudgeted R&D costs	—	47	210
Unbudgeted restructuring costs	—	26	159
Free cash flow impact of divestitures	—	193	234
Free cash flow for 2023-2025 three-year PRSUs	$2,916	$3,059	$2,819	$8,794

2026 Proxy Statement | B-5

 Appendix B
2024 Annual Incentive Program
Free cash flow was derived from Viatris’ audited financial statements in the same manner as Viatris’ publicly reported free cash flow for 2024 (U.S. GAAP net cash provided by operating activities less capital expenditures) (“as reported”), except that the calculation for the 2024 annual incentive program (“for 2024 annual incentive compensation”) utilized 2024 budgeted foreign exchange rates (“currency impact”) and further adjusted for transaction costs and taxes primarily related to the Company’s divestitures (“transaction costs”), all impacts of the Company’s divestitures following their consummation (“impact of divestitures”), proceeds from the sale of property, plant and equipment, and material unplanned litigation gains and losses equal or greater than $25 million in the aggregate (“unplanned litigation”).

(in millions)	Year Ended December 31, 2024
U.S. GAAP net cash provided by operating activities	$2,303
Add / (deduct):
Capital expenditures	(326)
Free cash flow (as reported)	$1,977
Currency impact	91
Transaction costs	649
Impact of divestitures	130
Proceeds from the sale of certain property, plant and equipment	3
Unplanned litigation	74
Free cash flow (for 2024 annual incentive compensation)	$2,924

B-6 | 2026 Proxy Statement

Where Ingenuity
MAKES IMPACT™

VIATRIS™

© 2026 Viatris Inc. All Rights Reserved. VIATRIS, the Viatris Logo and the
Where Ingenuity Makes Impact Logo are trademarks of Mylan Inc., a Viatris Company.

VIATRIS INC.
1000 MYLAN BOULEVARD
CANONSBURG, PA 15317

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
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Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 14, 2026. For shares held in a plan specified on the reverse side, vote by 8:00 a.m. Eastern Time on May 13, 2026. Have your proxy card in hand when you call and then follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V87124-P44451

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VIATRIS INC.

The Viatris Inc. Board of Directors recommends you vote FOR each director nominee and FOR Items 2 and 3:

Company Proposals (Items 1 through 3)

Nominees:

	For	Against	Abstain
1a. W. Don Cornwell	☐	☐	☐
1b. Frank D’Amelio	☐	☐	☐
1c. JoEllen Lyons Dillon	☐	☐	☐
1d. Elisha Finney	☐	☐	☐
1e. Leo Groothuis	☐	☐	☐
1f. Melina Higgins	☐	☐	☐
1g. James M. Kilts	☐	☐	☐
1h. Richard Mark	☐	☐	☐
1i. Mark Parrish	☐	☐	☐
1j. Michael Severino	☐	☐	☐
1k. David Simmons	☐	☐	☐
1l. Scott A. Smith	☐	☐	☐
1m. Rogério Vivaldi Coelho	☐	☐	☐
2. Approval of, on a non-binding advisory basis, the 2025 compensation of the named executive officers of the Company.	☐	☐	☐
3. Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V87125-P44451

VIATRIS INC.
PROXY FOR THE 2026 ANNUAL MEETING OF SHAREHOLDERS
Friday, May 15, 2026 11:00 a.m. Eastern Time
PROXY VOTING DEADLINE: 11:59 p.m. Eastern Time May 14, 2026
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VIATRIS INC.

The undersigned hereby appoints Melina Higgins and Mark Parrish, and each with full power to act without the other, as proxies, with full power of substitution, for and in the name of the undersigned to vote and act with respect to all common stock of Viatris Inc. ("Viatris" or the "Company") which the undersigned is entitled to vote and act at the 2026 Annual Meeting of Shareholders of Viatris to be held on May 15, 2026 at 11:00 a.m. Eastern Time at the Hilton Naples, 5111 Tamiami Trail North, Naples, FL 34103, with all the powers the undersigned would possess if personally present at the meeting or at any postponement or adjournment thereof and particularly, but without limiting the generality of the foregoing:

This proxy, when properly executed, will be voted in the manner directed herein. This proxy will be voted "FOR" EACH DIRECTOR NOMINEE IN ITEM 1 AND "FOR" ITEMS 2 AND 3 if no choice is specified. The proxies are hereby authorized to vote in their discretion upon such other business as may properly come before the meeting and any postponement or adjournment thereof.

For Plan Participants Only: If the undersigned has a beneficial interest in shares held in the Mylan Profit Sharing 401(k) Plan or the Viatris Pharmaceuticals LLC Profit Sharing Employee Savings Plan (formerly the Pfizer Pharmaceuticals LLC Profit Sharing Employee Savings Plan), the undersigned hereby directs Bank of America, N.A., as trustee for the Mylan Profit Sharing 401(k) Plan, and Banco Popular de Puerto Rico, as trustee for the Viatris Pharmaceuticals LLC Profit Sharing Employee Savings Plan (together, the "Trustees"), to appoint Melina Higgins and Mark Parrish, and each with full power to act without the other, as proxies, with full power of substitution, for and in the name of the Trustees to vote and act with respect to all common stock of Viatris credited to the accounts of the undersigned under the above-named plans which the Trustees are entitled to vote and act on behalf of the undersigned at the 2026 Annual Meeting of Shareholders of Viatris, with all the powers the Trustees would possess if personally present at the meeting or any postponement or adjournment thereof, and particularly, but without limiting the generality of the foregoing: **If properly executed and received by the relevant Trustee prior to the Plan Voting Deadline, this voting instruction form will be voted "FOR" EACH DIRECTOR NOMINEE IN ITEM 1 AND "FOR" ITEMS 2 AND 3 unless a contrary vote is indicated, in which case the proxy will be voted as directed. Voting instructions with respect to such plan shares must be provided by 8:00 a.m. Eastern Time on May 13, 2026 (the "Plan Voting Deadline")**.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE